UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Southern Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Southern Company

2019
Notice of Annual Meeting of Stockholders and Proxy Statement

Southern Company at a Glance

Our Strategy

We are one of America’s premier energy companies, delivering clean, safe, reliable and affordable energy to our electric and natural gas customers through our state-regulated utilities.

Our strategy is to maximize long-term value to stockholders through a customer-, community- and relationship-focused business model that is designed to produce sustainable levels of return on energy infrastructure.

See the back cover of this Proxy Statement for our geographic footprint.

Our Customer Centric Business Model

Our Key Financial Objectives
►Superior risk-adjusted total shareholder return
►A high degree of financial integrity and strong investment grade credit ratings
►Strong, sustainable returns on invested capital
►Regular, predictable and sustainable earnings per share (EPS) and dividend growth*
*Future dividends are subject to the approval of the Board of Directors and dependent on earnings, financial condition and other factors

Our Low-Carbon Future

Southern Company is committed to providing clean, safe, reliable and affordable energy, while transitioning to low-to no-carbon operations by 2050. Since 2007, the percentage of energy generated from coal has decreased approximately 61%.

Energy Mix*	GHG Emission Reduction Goals

*	Includes non-affiliate power purchase agreements

Cover: Southern Power Company’s Garland Solar Facility in Kern County, California

Letter to Stockholders

Thomas A. Fanning
Chairman, President and
Chief Executive Officer

The foundation of our business remains strong. Our customer-focused business model, with an emphasis on outstanding reliability, best-in-class customer service and rates well below the national average, continues to be the cornerstone for delivering value to customers and stockholders alike.

Dear Fellow Stockholders:

You are invited to attend the 2019 Annual Meeting of Stockholders at 10:00 a.m., ET, on Wednesday, May 22, 2019, at The Lodge Conference Center at Callaway Gardens, Pine Mountain, Georgia, where we will discuss, among other things, Southern Company’s 2018 performance.

Overview of 2018 Performance

Southern Company made many significant accomplishments in 2018. On an adjusted basis, we exceeded our guidance for the year. We successfully completed more than $11 billion in strategic, value-accretive transactions, including closing on the sale of Gulf Power on January 1, 2019. These actions served to strengthen our balance sheet, substantially reduce our projected equity needs and remove significant risk from our financing plans. We believe these transactions also position us for future growth.

Tax reform was also a significant factor in 2018. We reached timely, innovative and constructive outcomes with regulators in multiple jurisdictions that have paved the way to deliver approximately $1.8 billion in benefits to customers while simultaneously preserving our credit quality and improving earnings per share.

At Georgia Power’s Plant Vogtle, the first new nuclear reactors to be built in the U.S. in three decades are under construction. In 2018, we saw significant progress in the construction of Vogtle units 3 and 4 and we achieved our principal year-end construction targets. Taking into consideration engineering, procurement and the initial test plan, the new Plant Vogtle units are approximately 75% complete.

This past summer, we announced that Southern Nuclear revised the estimated cost to complete the project and recalibrated site production expectations with a site-wide project reset. Since then, we have seen marked improvement in construction productivity at the site. Much hard work remains in order to sustain this momentum, but we are pleased with the project’s progress and remain confident that it will meet the in-service dates approved by regulators.

Valuing and Developing Our People

Diversity and inclusion continued to be key focus areas for us in 2018. Each of our operating companies is focused on cultivating a culture of inclusion that acknowledges and values the uniqueness of its employees. Their multi-pronged approach includes the formation of diversity and inclusion councils, employee resource groups, training and development, education and awareness, inclusive benefits and policies and diverse community partnerships. This great work has been validated by external observers as Southern Company was once again recognized as one of the “Top 50 Companies for Diversity” in 2018 by both DiversityInc and Black Enterprise.

We hope you can join us at the annual meeting. A webcast of the Annual Meeting will be available at investor.southerncompany.com, starting at 10:00 a.m., ET, on Wednesday, May 22, 2019. A replay will be available following the meeting.

Your vote is important. We urge you to vote promptly, even if you plan to attend the annual meeting.

Thank you for your continued support of Southern Company.

Thomas A. Fanning
Chairman, President and Chief Executive Officer
April 5, 2019

investor.southerncompany.com     3

Letter from the Independent Directors

Dear Fellow Stockholders:

As members of the Board of Directors, we want to thank you for your continued investment in Southern Company. As independent Directors, we strive to govern Southern Company in a prudent and transparent manner that helps the Company achieve long-term value for you, its stockholders. We proactively oversee business strategy, corporate governance and executive compensation, among other matters. We are pleased to share with you our progress on specific actions undertaken over the past year.

Oversight of Business Strategy

One of our Board’s key responsibilities is overseeing Southern Company’s strategy of maximizing long-term value to stockholders through a customer-, community- and relationship-focused business model anchored by our premier, state-regulated utilities in order to deliver strong and sustainable risk-adjusted returns over time. By focusing on our long-term outlook, we are best able to support our common goal of creating enduring value for customers, employees and stockholders alike.

At each Board meeting and during our strategy planning sessions, we contribute to management’s strategic plan by engaging senior leadership in robust discussions about overall strategy, business priorities and long-term risk and growth opportunities. In particular, in 2018, we focused considerable time on discussions about the construction of Plant Vogtle Units 3 and 4, strategic transactions, tax reform and the risks and opportunities of a low carbon future. Our Board has been and will continue to be committed to the oversight of long-term strategy for the enterprise.

Corporate Governance

In 2018, we continued our focus on Board governance, Board refreshment and Board succession planning. We have a nationally-recognized search firm engaged to assist our evergreen search for Board candidates with qualifications, attributes, skills and experiences aligned with our strategic imperatives that drive long-term value.

In December 2018, we elected two new independent Directors to our Board, Dr. Janaki Akella and Anthony F. Earley, Jr., effective January 2, 2019. We also had two directors retire in 2018. We remain committed to regular refreshment of our Board over the coming years.

Executive Compensation

Southern Company had an outstanding year in 2018, led by Thomas A. Fanning, the Chairman, President and Chief Executive Officer (CEO). In overseeing executive compensation, it is our responsibility to ensure that the CEO’s 2018 pay is aligned with financial performance and stockholder interests. Also in 2018, we worked to develop a new metric for the CEO’s compensation that is aligned with our greenhouse gas (GHG) emission reduction goals for 2030 and 2050. You can read about these decisions in the Compensation Discussion and Analysis that begins on page 40.

Thank you for the trust you place in us. We value your support, and we encourage you to share your opinions, suggestions and concerns with us. You can do so by writing to us at Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308, Attention: Corporate Secretary. You can also send an email to corpgov@southerncompany.com. The email address can also be accessed from the Corporate Governance webpage at investor.southerncompany.com under the link entitled Governance Inquiries.

We are grateful for the opportunity to serve Southern Company on your behalf.

Sincerely,

Dr. Janaki Akella	Juanita Powell Baranco	Jon A. Boscia	Henry A. Clark III	Anthony F. Earley, Jr.

David J. Grain	Veronica M. Hagen	Donald M. James	John D. Johns	Dr. Dale E. Klein

Dr. Ernest J. Moniz	William G. Smith, Jr.	Dr. Steven R. Specker	Larry D. Thompson	E. Jenner Wood III

4     Southern Company 2019 Proxy Statement

Our Values

For more than a century, Southern Company has been building the future of energy. We deliver the energy resources and solutions our customers and communities need to drive growth and prosperity.

How we do our work is just as important as what we do. Our uncompromising values are key to our sustained success. They guide our behavior and ensure we put the needs of those we serve at the center of all we do.

At Southern Company, Our Values will guide us to make every decision, every day, in the right way.

Safety First

We believe the safety of our employees and customers is paramount. We aim to perform and maintain every job, every day, safely.

►	We demonstrate safety first by meeting and exceeding the requirements of applicable laws and regulations and continually improve by investing in research and cutting-edge safety technologies and processes.
►	Our target is excellence, and to achieve this we pursue and sustain high standards, establish stretch goals, embrace benchmarking and aggressively identify and close gaps in performance.

Superior Performance

We are dedicated to superior performance throughout our business.

Financial Performance in 2018

►	Our adjusted EPS exceeded our guidance range for the year
►	We increased our dividend for the 17th consecutive year, with dividend yield as of year-end 2018 at 5.4%
►	Since 1948, quarterly dividends paid to stockholders have equaled or exceeded the previous quarter

*	For a reconciliation of adjusted EPS to EPS under generally accepted accounting principles (GAAP), see page 93.

investor.southerncompany.com     5

Our Values

Operational Performance in 2018

►	We ranked in the top quartile on the Customer Value Benchmark Survey and were recognized among the most highly rated utilities for customer satisfaction by J.D. Power.
►	We produced top quartile generation availability performance.
►	We continued our commitment to employee safety by concentrating efforts on safety processes, safety culture and risk reduction to prevent injuries.
►	Our employees demonstrated their commitment to serving our communities during and after the multiple severe weather events experienced in 2018.

Unquestionable Trust

Honesty, respect, fairness and integrity drive our behavior. We keep our promises, and ethical behavior is our standard.

Our Code of Ethics can be reviewed at https://www.southerncompany.com/corporate-responsibility/committed-governance/values-and-ethics.html
►	A Code of Ethics guides the behavior of all employees and Board members, and covers subjects including relationships, environmental compliance, financial integrity, competitive practices and other subjects which apply to all employees, officers and Board members of Southern Company
►	A Concerns Program is a resource available to all Southern Company system employees and contractors to report any illegal or unethical behaviors by telephone or email

Total Commitment

We are committed to the success of our employees, our customers, our stockholders and our communities. We fully embrace, respect, and value our differences and diversity.

►	We believe that all our people should feel respected, valued, engaged and included. It's part of why we have been widely recognized as a best place to work, and why we have received several national awards for diversity.
►	We support our ongoing success by engaging a workforce that reflects our service territory's changing population and sustaining a culture of excellence in which every employee is valued, respected, productive and engaged.
►	We believe having an inclusive workplace that leverages the diversity of our people helps us achieve success in an ever-evolving energy landscape.

6     Southern Company 2019 Proxy Statement

Notice of Annual Meeting of Stockholders of Southern Company

Date and Time Wednesday, May 22, 2019 at 10:00 a.m., ET

Place The Lodge Conference Center at Callaway Gardens, 4500 Southern Pine Drive, Pine Mountain, Georgia 31822

Record Date
Stockholders of record at the close of business on March 25, 2019 are entitled to attend and vote at the annual meeting. On that date, there were            shares of common stock of The Southern Company (Southern Company, the Company, we, us or our) outstanding and entitled to vote.

On or about April 5, 2019, these proxy materials and our annual report are being mailed or made available to stockholders.

Items of Business

Stockholders are being asked to vote on the four agenda items described below and to consider any other business properly brought before the 2019 annual meeting and any adjournment or postponement of the meeting.

1	Elect 15 Directors

2	Conduct an advisory vote to approve executive compensation, often referred to as a Say on Pay

3	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019

4	Approve an amendment to the Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote

Every Vote is Important to Southern Company We have created an annual meeting website to make it easy to access our 2019 annual meeting materials.

At the annual meeting website you can find an overview of the items to be voted, the proxy statement and the annual report to read online or to download, as well as a link to vote your shares.

Even if you plan to attend the annual meeting in person, please vote as soon as possible by internet or by telephone or, if you received a paper copy of the proxy form by mail, by signing and returning the proxy form.

Internet www.proxyvote.com 24/7	Telephone 1-800-690-6903 24/7	Vote by Mail If you received a paper copy of the proxy form by mail, you can mark, sign, date and return the proxy form in the enclosed, postage-paid envelope.
Vote by Internet or Telephone Voting by internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By Order of the Board of Directors. April 5, 2019

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to be held on May 22, 2019: The proxy statement and the annual report are available at investor.southerncompany.com.

investor.southerncompany.com     7

Proxy Voting Roadmap

Item 1
Election of 15 Directors
►	The Board, acting upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, has nominated 15 of the Directors currently serving for re-election to the Southern Company Board of Directors.			The Board recommends a vote FOR each nominee for Director See page 22 ►
	►Janaki Akella	►Thomas A. Fanning	►Ernest J. Moniz
	►Juanita Powell Baranco	►David J. Grain	►William G. Smith, Jr.
	►Jon A. Boscia	►Donald M. James	►Steven R. Specker
	►Henry A. Clark Ill	►John D. Johns	►Larry D. Thompson
	►Anthony F. Earley, Jr.	►Dale E. Klein	►E. Jenner Wood Ill
►	Each nominee holds or has held senior executive positions, maintains the highest degree of integrity and ethical standards and complements the needs of the Company and the Board.
►	Through their positions, responsibilities, skills and perspectives, which span various industries and organizations, these nominees represent a Board of Directors that is diverse and possesses appropriate collective qualifications, skills, knowledge and experience.

Item 2	The Board recommends a vote FOR this proposal See page 83 ►
Advisory Vote to Approve Executive Compensation (Say on Pay)
►	We believe our compensation program provides the appropriate mix of fixed and at-risk compensation. Our short- and long-term performance-based compensation program ties pay to Company performance, rewards achievement of financial and operational goals and relative total shareholder return (TSR), encourages individual performance that is in line with our long-term strategy, is aligned with stockholder interests and remains competitive with our industry peers.

Item 3		The Board recommends a vote FOR this proposal See page 85 ►
Ratify the Independent Registered Public Accounting Firm for 2019
►	The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2019.
►	This appointment is being submitted to stockholders for ratification.

Item 4		The Board recommends a vote FOR this proposal See page 88 ►
Approve an Amendment to the Certificate of Incorporation to Reduce the Supermajority Vote Requirement to a Majority Vote
►	A supermajority vote requirement like the one contained in Article Eleventh of the Restated Certificate of Incorporation (Certificate of Incorporation or Certificate) historically has been intended to facilitate corporate governance stability and provide protection against self-interested action by large stockholders by requiring broad stockholder consensus to make certain fundamental changes.
►	As corporate governance standards have evolved, many stockholders and commentators now view a supermajority requirement as limiting the Board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate governance.

8     Southern Company 2019 Proxy Statement

02	Southern Company at a Glance
03	Letter to Stockholders
04	Letter from the Independent Directors
05	Our Values
07	Notice of Annual Meeting of Stockholders of Southern Company
08	Proxy Voting Roadmap
10	Southern Company Board of Directors
12	Board of Directors Qualifications, Attributes, Skills and Experience
13	Biographical Information about our Board of Directors
22	Item 1 Election of 15 Directors
23	Corporate Governance at Southern Company
23	Key Corporate Governance Practices
	23	Recent Governance and Disclosure Highlights
	24	Corporate Governance Website
24	Committees of the Board
27	Board and Governance Structure and Processes
	27	Board Leadership Structure
	29	Board and Committee Self-Evaluation Process
	29	Majority Voting for Directors and Director Resignation Policy
	30	Director Independence Standards
	30	Director Independence Review Process
	31	Diversity of our Board
	31	Board Refreshment
	32	Identifying Nominees for Election to the Board
	32	Stockholder Recommendation of Board Candidates
	33	Board Risk Oversight
	34	Succession Planning and Talent Development
	34	Proxy Access
	34	Political Contributions Policy and Lobbying-Related Oversight and Disclosure
	35	Alignment with Investor Stewardship Group Corporate Governance Principles
	36	Engaging with our Stakeholders
	37	Certain Relationships and Related Transactions
38	Director Compensation
40	Compensation Discussion and Analysis (CD&A)
41	2018 Company Performance Overview
43	Letter from the Compensation and Management Succession Committee
45	Report of the Compensation Committee
46	Stockholder Outreach and Say on Pay Response
47	CEO Pay for Performance Alignment
48	New GHG Reduction Metric for CEO’s 2019 Long-Term Incentive Award

New and Noteworthy in our 2019 Proxy Statement
►	Read about our two new Directors on pages 13 and 15
►	Read about how our governance practices are aligned with the Investor Stewardship Group Corporate Governance Principles on page 35
►	Read about our recent stockholder engagement efforts starting on page 36
►	Read about the new compensation metric for our CEO that is aligned with our GHG emission reduction goals for 2030 and 2050 on page 48

49	Executive Compensation Program
58	Compensation Governance Practices, Beliefs and Oversight
64	Executive Compensation Tables
64	Summary Compensation Table
66	Grants of Plan-Based Awards in 2018
68	Outstanding Equity Awards at 2018 Fiscal Year-End
69	Option Exercises and Stock Vested in 2018
70	Pension Benefits at 2018 Fiscal Year-End
73	Nonqualified Deferred Compensation as of 2018 Fiscal Year-End
75	Potential Payments Upon Termination or Change in Control
80	Equity Compensation Plan Information
81	Pay Ratio Disclosure
81	Our Human Capital Beliefs
83	Say on Pay Proposal
83	Item 2 Advisory Vote to Approve Executive Compensation (Say on Pay)
84	Audit Committee Matters
84	Audit Committee Report
85	Principal Independent Registered Public Accounting Firm Fees
85	Item 3 Ratify the Independent Registered Public Accounting Firm for 2019
86	Stock Ownership Information
88	Amendment to the Certificate of Incorporation
88	Item 4 Approve an Amendment to the Certificate of Incorporation to Reduce the Supermajority Vote Requirement to a Majority Vote
90	FAQs about Voting and the Annual Meeting
93	Reconciliation of Non-GAAP Information
94	Cautionary Note Regarding Forward-Looking Statements

investor.southerncompany.com     9

Southern Company Board of Directors

NEW **Janaki Akella, 58**
Independent
Digital Transformation Leader, Google LLC
Committees: OES, BSS
Tenure: < 1 year
Other Public Boards: 0

Juanita Powell Baranco, 70
Independent
Executive Vice President and Chief Operating Officer, Baranco Automotive Group
Committees: A
Tenure: 13 years
Other Public Boards: 0

Jon A. Boscia, 66
Independent
Founder and President, Boardroom Advisors, LLC (retired)
Committees: NGCR, OES
Tenure: 11 years
Other Public Boards: 0

Henry A. "Hal" Clark III, 69
Independent
Senior Advisor of Evercore Inc. (retired)
Committees: A
Tenure: 9 years
Other Public Boards: 0

Director Diversity
31%
4 ETHNIC MINORITIES
3 WOMEN
1 NON INDEPENDENT
15 INDEPENDENT
Director Independence
94%

Collective Qualifications, Attributes, Skills and Experience

- Audit, Finance and Transactional
- CEO and Senior Executive Leadership
- Corporate Governance and Service on Public Company Boards
- Governmental Affairs, Regulation and Policy
- Relevant Industry Operations
- Major Projects
- Security and Resiliency of Operations
- Technology and New Economy

NEW **Anthony "Tony" F. Earley, Jr., 69**
Independent
President and Chief Executive Officer, PG&E Corporation (retired)
Committees: CMS, OES
Tenure: < 1 year
Other Public Boards: 1

Thomas A. Fanning, 62
Chairman of the Board, President and Chief Executive Officer, Southern Company
Committees: None
Tenure: 8 years
Other Public Boards: 1

David J. Grain, 56
Independent
Chief Executive Officer and Managing Director, Grain Management LLC
Committees: CMS, F
Tenure: 6 years
Other Public Boards: 1

Veronica M. Hagen, 73
Independent
Chief Executive Officer, Polymer Group, Inc. (retired)
Committees: CMS, F
Tenure: 10 years
Other Public Boards: 3

10   Southern Company 2019 Proxy Statement

E. Jenner Wood III, 67
Independent
Corporate Executive Vice President – Wholesale Banking, SunTrust Banks, Inc. (retired)
Committees: A
Tenure: 6 years
Other Public Boards: 2

Larry D. Thompson, 73
Independent
Counsel, Finch McCranie, LLP
Committees: F, [NGCR]
Tenure: 4 years
Other Public Boards: 2

0-4 YEARS 5
5-9 YEARS 5
10-14 YEARS 4
15+ YEARS 1
Average Independent Director Tenure
6.2 years

Steven R. Specker, 73
Lead Independent Director
Chief Executive Officer, TAE Technologies, Inc. (retired)
Committees: CMS, [OES]
Tenure: 8 years
Other Public Boards: 0

William G. Smith, Jr., 65
Independent
Chairman, President and Chief Executive Officer, Capital City Bank Group, Inc.
Committees: [A]
Tenure: 13 years
Other Public Boards: 1

Ernest J. Moniz, 74
Independent
Cecil and Ida Green Professor of Physics and Engineering Systems Emeritus, Special Advisor to the MIT President
Committees: NGCR, OES, [BSS]
Tenure: 1 year
Other Public Boards: 0

Dale E. Klein, 71
Independent
Associate Vice Chancellor of Research, University of Texas System
Committees: CMS, OES, BSS
Tenure: 8 years
Other Public Boards: 2

John D. Johns, 67
Independent
Executive Chairman, Protective Life Corporation
Committees: [CMS], F
Tenure: 4 years
Other Public Boards: 3

Donald M. James, 70
Independent
Chairman and Chief Executive Officer, Vulcan Materials Company (retired)
Committees: CMS, F
Tenure: 19 years
Other Public Boards: 1

Key to Committees

A	Audit
F	Finance
CMS	Compensation and Management Succession
NGCR	Nominating, Governance and Corporate Responsibility
OES	Operations, Environmental and Safety
BSS	Business Security Subcommittee (Subcommittee of Operations, Environmental and Safety Committee)
□	Chair

investor.southerncompany.com   11

Southern Company Board of Directors

Board of Directors Qualifications, Attributes, Skills and Experience

We believe effective oversight comes from a Board that represents a diverse range of experience and perspectives that provides the collective qualifications, attributes, skills and experience necessary for sound governance. The Nominating, Governance and Corporate Responsibility Committee establishes and regularly reviews with the Board the qualifications, attributes, skills and experience that it believes are desirable to be represented on the Board to ensure that they align with the Company’s long-term strategy.

We believe our Directors possess a range and depth of expertise and experience to effectively oversee the Company’s operations, risks and long-term strategy. The most important of these are described below.

Audit, Finance and Transactional
Accurately and transparently reporting our financial performance and overseeing the auditing of our financial statements are important to us. Our Board includes Directors with experience in understanding complex public company financial statements and internal controls.

Effective allocation of capital, including our major capital projects, is a key part of our long-term strategic success. We believe Directors with experience in finance, accounting, banking and risk management are critical to overseeing these matters.

Directors with public company merger, acquisition and disposition experience are particularly important to the creation of stockholder value through the continued integration of the businesses we have acquired, the disposition of our former businesses and the consideration of potential future strategic opportunities.

CEO and Senior Executive Leadership
We believe Directors with relevant Chief Executive Officer or senior executive management experience bring the deep leadership qualifications and skills necessary to execute our strategic imperatives that drive long-term value. These Directors know how organizations work and understand how to effectively motivate and retain individual leaders. They also have the ability to recognize and develop leadership skills in others.

Corporate Governance and Service on Public Company Boards
Our Board includes Directors with significant experience in public company corporate governance matters and service on other public company Boards. These Directors bring knowledge about Board refreshment, independent Board leadership, Board agenda setting and Board and management succession planning that is critical to the governance of our complex business.

Governmental Affairs, Regulation and Policy
Our business is subject to extensive regulation by federal, state and local entities. Directors with experience working effectively with, or having leadership positions within, legislative and executive agencies at the local, state and federal levels, as well as other stakeholders relevant to our industry, are key to our ability to maintain respected regulatory relations and our reputation for doing the right thing.

Directors with a deep understanding of, or experience with, the oversight of environmental policy, regulation, risk and business operation matters permit us successfully to navigate these areas and to provide safe, reliable and responsible operations. In addition, Directors with an in-depth understanding of the risks and opportunities for our Company in a low-carbon future provide valuable insights to our Board.

Relevant Industry Operations
We are focused on providing clean, safe, reliable and affordable energy to customers. Directors with leadership and operational experience in the electric utility industry bring a practical understanding of the technical nature of the business operations as well as oversight in implementing our business plan. Directors who previously served on the Board of Directors of one of our operating companies have operations knowledge and experience about the Company that provide valuable insights to the Board.

We continue to work to advance our country’s capability to generate nuclear power. To do this, we need Directors on our Board with deep knowledge and experience in the development, generation and regulation of nuclear energy.

We acquired Southern Company Gas in 2016, and we continue to evaluate opportunities within the midstream through downstream business in the natural gas industry. We believe it is important to include Directors with natural gas industry and operations experience.

Major Projects
Directors with oversight or management experience for major capital projects aimed at driving long-term value are important in overseeing our commitment of resources, management of risk and timely execution on such projects.

Security and Resiliency of Operations
An understanding of and background and exposure to the asymmetrical cyber and physical threats facing our operations and our industry is critical to ensuring both reliability and resiliency of our services and the safety and satisfaction of our customers and employees. In addition, Directors with active national security clearances enable the Board to provide effective oversight of key security issues for our Company as an important component of U.S.-critical infrastructure.

Technology and New Economy
Our businesses are innovating and changing rapidly, and technological advances play a significant role in these changes. We believe Directors with experience related to relevant technology innovations, including clean energy and storage solutions, provide insights needed for us to continue to be successful. Directors with experience and understanding of the emerging digital economy and other potentially disruptive technologies provide valuable insights to the Board.

12   Southern Company 2019 Proxy Statement

Southern Company Board of Directors

Biographical Information about our Board of Directors

 NEW
Age: 58 Director since: 2019 Board committees: Operations, Environmental and Safety; Business Security Subcommittee Other public company directorships: None
Janaki Akella Independent
Digital Transformation Leader, Google LLC, multinational technology company specializing in internet-related products
Director highlights
Dr. Akella’s qualifications include electrical engineering, global business technology and data analytics analysis expertise. Her experience with technology market disruptions is particularly valuable to the Board as the Southern Company system continues to develop innovative business strategies.
►On December 11, 2018, we announced that the Board elected Dr. Akella as an independent Director, effective January 2, 2019.
►Dr. Akella serves as the Digital Transformation Leader of Google LLC, a position she has held since 2017. At Google, Dr. Akella addresses challenges and complex technical issues arising from new technologies and new business models.
►Prior to joining Google, Dr. Akella held a number of leadership positions during a 17-year career at McKinsey & Company where she most recently served as principal. She led and contributed to over 100 consulting engagements in North America, Europe, Asia and Latin America with multiple project teams and client executives. She began her career with Hewlett-Packard as a member of the system technology technical staff, engineer scientist and technical contributor.
►She previously served on the Board of the Guindy College of Engineering North American Alumni and is active in the Churchill Club.

Age: 70 Director since: 2006 Board committee: Audit Other public company directorships: None (formerly a Director of Cox Radio, Inc., John H. Harland Company and Georgia Power)
Juanita Powell Baranco Independent
Executive Vice President and Chief Operating Officer of Baranco Automotive Group, large retailer of new and used high-end automobiles
Director highlights
Ms. Baranco’s qualifications include senior leadership experience, governmental affairs knowledge and experience and risk management experience, as well as her operations experience as a successful business owner and operator. Her legal experience as a former assistant attorney general for the State of Georgia and her knowledge of our business from almost a decade of service on the Board of Directors of Georgia Power Company (Georgia Power or GPC) are also valuable to the Board.
►Ms. Baranco had a successful legal career, which included serving as Assistant Attorney General for the State of Georgia, before she cofounded the first Baranco automobile dealership in Atlanta in 1978.
►She served as a Director of Georgia Power, the largest subsidiary of the Company, from 1997 to 2006. During her tenure on the Georgia Power Board, she was a member of the Controls and Compliance, Diversity, Executive and Nuclear Operations Overview Committees.
►She served on the Federal Reserve Bank of Atlanta Board for a number of years and also on the Boards of Directors of John H. Harland Company and Cox Radio, Inc.
►An active leader in the Atlanta community, she serves on the Board of the Commerce Club, the Woodruff Arts Center and the Buckhead Coalition. She is past Chair of the Board of Regents for the University System of Georgia and past Board Chair for the Sickle Cell Foundation of Georgia, and she previously served on the Board of Trustees for Clark Atlanta University and on the Advisory Council for the Catholic Foundation of North Georgia.

investor.southerncompany.com   13

Southern Company Board of Directors

Age: 66
Director since: 2007
Board committees: Nominating, Governance and Corporate Responsibility; Operations, Environmental and Safety
Other public company directorships: None (formerly a Director of PHH Corporation, Sun Life Financial Inc., Armstrong World Industries, Lincoln Financial Group, Georgia Pacific Corporation and The Hershey Company)

Jon A. Boscia Independent
Founder and President, Boardroom Advisors, LLC (retired), board governance consulting firm
Director highlights
Mr. Boscia’s qualifications include senior leadership experience, financial expertise, corporate governance expertise, capital allocation knowledge and experience and risk management experience. As a former president and chief executive officer of large companies, he contributes important operations management and strategic planning perspectives.
►Mr. Boscia founded Boardroom Advisors, LLC in 2008. He served as President from 2008 until his retirement in February 2018.
►From September 2008 until March 2011, Mr. Boscia served as President of Sun Life Financial Inc. In this capacity, Mr. Boscia managed a portfolio of the company’s operations with ultimate responsibility for the United States, United Kingdom and Asia business groups and directed the global marketing and investment management functions.
►Previously, Mr. Boscia served as Chairman of the Board and Chief Executive Officer of Lincoln Financial Group, a diversified financial services organization, until his retirement in 2007. Mr. Boscia became the Chief Executive Officer of Lincoln Financial Group in 1998. During his time at Lincoln Financial Group, the company earned a reputation for its stellar performance in making major acquisitions.
►Mr. Boscia is a past member of the Board of PHH Corporation, where he was Chair of the Audit Committee and a member of the Regulatory Oversight Committee, past member of the Board of Sun Life Financial Inc., where he was a member of the Investment Oversight Committee and the Risk Review Committee, and past member of the Board of The Hershey Company, where he chaired the Corporate Governance Committee and served on the Executive Committee.
►In addition, Mr. Boscia has served in leadership positions on other public company Boards as well as not-for-profit and industry Boards.

Age: 69 Director since: 2009 Board committee: Audit Other public company directorships: None
Henry A. “Hal” Clark III Independent
Senior Advisor of Evercore Inc. (retired), global independent investment advisory firm
Director highlights
Mr. Clark’s qualifications include finance and capital allocation knowledge and experience, risk management experience, mergers and acquisitions experience and investment advisory experience specific to the power and utilities industries, which are all valuable to the Board. The skills Mr. Clark developed with his extensive experience in capital markets transactions are particularly valuable to the Board as the Southern Company system continues to finance major capital projects.
►Mr. Clark was a Senior Advisor with Evercore Inc. (formerly Evercore Partners Inc.) from July 2009 until his retirement in December 2016. As a Senior Advisor, Mr. Clark was primarily focused on expanding advisory activities in North America with a particular focus on the power and utilities sectors.
►With more than 30 years of experience in the global financial and the utility industries, Mr. Clark brings a wealth of experience in finance and risk management to his role as a Director.
►Prior to joining Evercore, Mr. Clark was Group Chairman of Global Power and Utilities at Citigroup, Inc. from 2001 to 2009.
►His work experience includes numerous capital markets transactions of debt, equity, bank loans, convertible securities and securitization, as well as advice in connection with mergers and acquisitions. He also has served as policy advisor to numerous clients on capital structure, cost of capital, dividend strategies and various financing strategies.
►He has served as Chair of the Wall Street Advisory Group of the Edison Electric Institute.

14   Southern Company 2019 Proxy Statement

Southern Company Board of Directors

 NEW
Age: 69 Director since: 2019 Board committees: Compensation and Management Succession; Operations, Environmental and Safety Other public company directorships: Ford Motor Company
Anthony F. “Tony” Earley, Jr. Independent
Chairman, President and Chief Executive Officer, PG&E Corporation (retired), public utility holding company providing natural gas and electric services
Director highlights
Mr. Earley’s qualifications include senior leadership experience, energy industry expertise including regulation, nuclear generation, technology, environmental matters and major capital projects. His experience as the president and chief executive officer of energy companies and his involvement in electric industry-wide research and development programs are valuable to the Board.
►On December 11, 2018, we announced that the Board elected Mr. Earley as an independent Director, effective January 2, 2019.
►Mr. Earley served as Chairman, President and Chief Executive Officer of PG&E Corporation from 2011 until February 2017, when he became Executive Chairman. He served as Executive Chairman until his retirement from PG&E in December 2017. On January 29, 2019, PG&E Corporation and its subsidiary Pacific Gas and Electric Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code.
►Before joining PG&E Corporation, he served in several executive leadership roles during 17 years at DTE Energy, including Executive Chairman, President, Chief Executive Officer and Chief Operating Officer. He served in various executive roles at Long Island Lighting Company, including President and Chief Operating Officer. He was also a partner at the Hunton & Williams LLP law firm (now Hunton Andrews Kurth LLP) as a member of the energy and environmental team, where he participated in the licensing of both nuclear and non-nuclear generating plants and represented nuclear utilities in rulemaking actions before the U.S. Nuclear Regulatory Commission.
►Prior to beginning his lengthy career in the utility industry, Mr. Earley earned a degree in physics and served in the U.S. Navy as the chief engineer officer of the nuclear submarine, USS Hawkbill.
►Mr. Earley is a member of the Board of Directors of Ford Motor Company and serves on the Compensation (chairman), the Nominating and Governance and the Sustainability and Innovation Committees.
►He previously served on the executive committees of the Edison Electric Institute and the Nuclear Energy Institute and served on the Board of the Electric Power Research Institute.

Age: 62 Director since: 2010 Board committee: None Other public company directorships: Vulcan Materials Company (formerly a Director of The St. Joe Company)
Thomas A. Fanning
Chairman of the Board, President and Chief Executive Officer of the Company
Director highlights
Mr. Fanning’s qualifications include senior leadership experience, electric and natural gas industry knowledge and experience, nuclear and new technology experience, governmental affairs experience and financial expertise. His deep knowledge of the Company based on more than 30 years of service, as well as his civic participation on a local and national level, are valuable to the Board.
►Mr. Fanning has held numerous leadership positions across the Southern Company system during his more than 30 years with the Company. He served as Executive Vice President and Chief Operating Officer of the Company from 2008 to 2010, leading the Company’s generation and transmission, engineering and construction services, research and environmental affairs, system planning and competitive generation business units. He served as the Company’s Executive Vice President and Chief Financial Officer from 2003 to 2008, where he was responsible for the Company’s accounting, finance, tax, investor relations, treasury and risk management functions. In those roles, he also served as the chief risk officer and had responsibility for corporate strategy.
►He serves as the co-chair of the Electricity Subsector Coordinating Council, which serves as the principal liaison between the federal government and the electric power sector to protect the integrity of the national electric grid.
►Mr. Fanning is a Director of Vulcan Materials Company, serving as a member of the Audit Committee and the Compensation Committee. He served on the Board of Directors of the Federal Reserve Bank of Atlanta from 2012 to 2018 and is a past chairman.
►He also served on the Board of Directors for the St. Joe Company, a real estate developer and asset manager, from 2005 to 2011.

investor.southerncompany.com   15

Southern Company Board of Directors

Age: 56 Director since: 2012 Board committees: Compensation and Management Succession; Finance (Chair) Other public company directorships: New Fortress Energy LLC
David J. Grain Independent
Chief Executive Officer and Managing Director, Grain Management, LLC (Grain Management), private equity firm specializing in the communications industry
Director highlights
Mr. Grain’s qualifications include capital allocation expertise, financial expertise, major capital projects knowledge and experience, technology innovations knowledge and experience and risk management experience. Mr. Grain’s extensive experience managing large and small businesses and raising and managing investor capital, particularly in a regulated industry, is also valuable to the Board.
► Mr. Grain is the founding member and managing director of Grain Management, a private equity firm focused on investments in the media and communications sectors, which he founded in 2006. With offices in Sarasota, Florida and Washington, D.C., the firm manages funds for a number of the country’s leading academic institutions, endowments and public pension funds. Grain Management also builds, owns and operates wireless infrastructure assets across North America.
► Mr. Grain also founded and was Chief Executive Officer of Grain Communications Group, Inc.
► Prior to founding Grain Management, he served as President of Global Signal, Inc., Senior Vice President of AT&T Broadband’s New England Region and Executive Director in the High Yield Finance Department at Morgan Stanley.
► Mr. Grain was appointed by President Obama in 2011 to the National Infrastructure Advisory Council.
► He previously served as Chairman of the Florida State Board of Administration Investment Advisory Council as an appointee of former Governor Charlie Crist, where he provided independent oversight of the state board's funds and major investment responsibilities, including investments for the Florida Retirement System programs.
► Mr. Grain is a Director of New Fortress Energy LLC, serving as a member of the Audit Committee.
► He is currently a member of the Advisory Board of the Amos Tuck School of Business Administration at Dartmouth College and serves on the Investment Committee of the United States Tennis Association.

16   Southern Company 2019 Proxy Statement

Southern Company Board of Directors

Veronica M. Hagen Independent
Chief Executive Officer, Polymer Group, Inc., now known as AVANTIV, Inc. (retired), global manufacturer of specialty materials
Director highlights
Ms. Hagen’s qualifications include senior leadership experience, corporate governance knowledge and experience, environmental matters experience and risk management experience. Ms. Hagen’s experience as the chief executive officer of two global companies allows her to contribute key valuable insights to the Board regarding operations management, customer service and strategic planning.
► From 2007 until her retirement in 2013, Ms. Hagen served as Chief Executive Officer of Polymer Group, Inc. and served from 2007 to 2015 as a Director. Ms. Hagen also served as President of Polymer Group, Inc. from January 2011 until her retirement in 2013. Polymer Group, Inc. is a leading producer and marketer of engineered materials.
► Prior to joining Polymer Group, Inc., Ms. Hagen was the President and Chief Executive Officer of Sappi Fine Paper, a division of Sappi Limited, the South African-based global leader in the pulp and paper industry, from November 2004 until 2007.
► She also served as Vice President and Chief Customer Officer at Alcoa Inc. and owned and operated Metal Sales Associates, a privately-held metal business.
► She serves on the Audit Committee, Compensation Committee and the Nominating/ Corporate Governance Committee of the Board of Directors of American Water Works Company, Inc. Ms. Hagen also serves as the Chair of the Leadership Development and Compensation Committee and a member of the Nominating and Governance Committee of the Board of Directors of Newmont Mining Corporation. She also serves on the Audit Committee of the Board of Directors of Stericycle, Inc.

Age: 73
Director since: 2008
Board committees: Compensation and Management Succession; Finance
Other public company directorships: American Water Works Company, Inc., Newmont Mining Corporation and Stericycle, Inc.

Donald M. James Independent
Chairman of the Board and Chief Executive Officer of Vulcan Materials Company (retired), producer of aggregate and aggregate-based construction materials
Director highlights
Mr. James’ qualifications include senior leadership experience, corporate governance experience, financial expertise, legal experience, risk management experience and environmental matters experience. Mr. James brings important perspectives on management, operations and strategy from his experience as the former chief executive officer of a public company.
► Mr. James joined Vulcan Materials Company in 1992 as Senior Vice President and General Counsel and then became President of the Southern Division, then Senior Vice President of the Construction Materials Group and then President and Chief Executive Officer. Mr. James retired from his position as Chief Executive Officer of Vulcan Materials Company in July 2014 and Executive Chairman in January 2015. He retired in December 2015 as Chairman of the Board of Directors of Vulcan Materials Company.
► Prior to joining Vulcan Materials Company, Mr. James was a partner at the law firm of Bradley, Arant, Rose & White for 10 years.
► Mr. James serves on the Finance, the Governance and Nominating (Chair) and the Human Resources Committees of Wells Fargo & Company’s Board of Directors.
► Mr. James is a Trustee of Children’s of Alabama, where he serves on the Executive Committee and the Compensation Committee.

Age: 70
Director since: 1999
Board committees: Compensation and Management Succession; Finance
Other public company directorships: Wells Fargo & Company (formerly a Director of Vulcan Materials Company and Protective Life Corporation)

investor.southerncompany.com   17

Southern Company Board of Directors

John D. Johns Independent
Executive Chairman of Protective Life Corporation (Protective Life), provider of financial services through insurance and investment products
Director highlights
Mr. Johns’ qualifications include senior leadership experience, financial expertise, capital allocation experience and risk management experience. His legal experience as the former general counsel of a large energy public holding company that included natural gas operations and his prior service for over a decade on the Board of Directors of Alabama Power Company (Alabama Power or APC) are also of significant value to the Board.
► Mr. Johns served as Chairman and Chief Executive Officer of Protective Life from 2002 to 2017 and President from 2002 to January 2016. He joined Protective Life in 1993 as Executive Vice President and Chief Financial Officer.
► Before his tenure at Protective Life, Mr. Johns served as general counsel of Sonat, Inc., a diversified energy company.
► Prior to joining Sonat, Inc., Mr. Johns was a founding partner of the law firm Maynard, Cooper & Gale, P.C.
► He previously served on the Board of Directors of Alabama Power from 2004 to 2015. During his tenure on the Alabama Power Board, he was a member of the Nominating and Executive Committees.
► He is a member of the Board of Directors of Regions Financial Corporation, where he chairs the Risk Committee, and Genuine Parts Company, where he serves as Lead Independent Director and chairs the Compensation, Nominating and Governance Committee and the Executive Committee.
► Mr. Johns has served on the Executive Committee of the Financial Services Roundtable in Washington, D.C. and is a past chairman of the American Council of Life Insurers.
► Mr. Johns has served as the Chairman of the Business Council of Alabama, the Birmingham Business Alliance, the Greater Alabama Council, Boy Scouts of America and Innovation Depot, Alabama’s leading business and technology incubator.

Age: 67
Director since: 2015
Board committees: Compensation and Management Succession (Chair); Finance
Other public company directorships: Genuine Parts Company, Protective Life and Regions Financial Corporation (formerly a Director of Alabama Power)

Dale E. Klein Independent
Associate Vice Chancellor of Research of the University of Texas System and former Commissioner and Chairman, U.S. Nuclear Regulatory Commission, federal agency responsible for regulation of nuclear reactor materials and safety
Director highlights
Dr. Klein’s qualifications include nuclear energy research, regulation, technology and safety knowledge and experience, as well as experience in environmental matters and governmental affairs. His senior leadership experience demonstrated as the Chairman of the U.S. Nuclear Regulatory Commission is also important to the Board.
► Dr. Klein was Commissioner from 2009 to 2010 and Chairman from 2006 through 2009 of the U.S. Nuclear Regulatory Commission. He also served as Assistant to the Secretary of Defense for Nuclear, Chemical and Biological Defense Programs from 2001 through 2006.
► Dr. Klein has more than 40 years of experience in the nuclear energy industry.
► Dr. Klein began his career at the University of Texas in 1977 as a professor of mechanical engineering which included a focus on the university’s nuclear program. He spent 33 years in various teaching and leadership positions including Director of the nuclear engineering teaching laboratory, Associate Dean for research and administration in the College of Engineering and Vice Chancellor for special engineering programs.
► He serves on the Audit and Nuclear and Operating Committees of Pinnacle West Capital Corporation, an Arizona energy company, and is a member of the Board of Pinnacle West Capital Corporation’s principal subsidiary, Arizona Public Service Company.

Age: 71
Director since: 2010
Board committees: Compensation and Management Succession; Operations, Environmental and Safety; Business Security Subcommittee
Other public company directorships: Pinnacle West Capital Corporation, Arizona Public Service Company

18   Southern Company 2019 Proxy Statement

Southern Company Board of Directors

Age: 74
Director since: 2018
Board committees: Nominating, Governance and Corporate Responsibility; Operations, Environmental and Safety; Business Security Subcommittee (Chair)
Other public company directorships: None

Ernest J. Moniz Independent
Cecil and Ida Green Professor of Physics and Engineering Systems Emeritus, Special Advisor to the President of Massachusetts Institute of Technology (MIT) and former U.S. Secretary of Energy
Director highlights
Dr. Moniz’s qualifications include senior leadership experience, energy industry experience, nuclear expertise and environmental matters knowledge. Having served as U.S. Secretary of Energy, Dr. Moniz brings key insights about energy regulation and policy and environmental matters. His current roles in academia and as the leader of non-profit energy industry organizations allow him to contribute up-to-date perspectives on clean energy, climate change and environmental matters.
► Dr. Moniz is an American nuclear physicist and former U.S. Secretary of Energy who served from May 2013 until January 2017. Dr. Moniz engaged regularly with issues related to energy regulation and policy, environmental regulation and policy and GHG emissions.
► He also serves as the President and Chief Executive Officer of The Energy Futures Initiative, Inc. (EFI) and Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, positions he has held since June 2017. EFI is a non-profit organization providing analytically-based, unbiased policy options to advance a cleaner, safer, more affordable and more secure energy future. The Nuclear Threat Initiative is a non-profit, non-partisan organization working to protect lives, livelihoods and the environment from nuclear, biological, radiological, chemical and cyber dangers.
► Dr. Moniz’s involvement in national energy policy began in 1995, when he served as Associate Director for Science in the Office of Science and Technology Policy in the Executive Office of the President.
► He later oversaw the U.S. Department of Energy’s science, energy and security programs as Under Secretary from 1997 to 2001.
► He was a member of the President’s Council of Advisors on Science and Technology from 2009 to 2013 and received the Department of Defense Distinguished Public Service Award in 2016.
► Prior to his appointment as Secretary of Energy, he had a career spanning four decades at MIT, during which he was head of the MIT Department of Physics from 1991 to 1995 and in 1997, and was the Founding Director of the MIT Energy Initiative and Director of the Laboratory for Energy and the Environment. Since January 2017, Dr. Moniz has served as the Cecil and Ida Green Professor of Physics and Engineering Systems Emeritus and Special Advisor to the President of MIT.
► Dr. Moniz is also a non-resident Senior Fellow at the Harvard Belfer Center and the inaugural Distinguished Fellow of the Emerson Collective.
► Dr. Moniz served on the U.S. Department of Defense Threat Reduction Advisory Committee and the Blue Ribbon Commission on America’s Nuclear Future. He also is Chair of the Strategic Advisory Board of the Clean Energy Venture Fund, a member of the Council on Foreign Relations and a fellow of the American Association for the Advancement of Science, the American Academy of Arts and Sciences, the Humboldt Foundation and the American Physical Society.

investor.southerncompany.com   19

Southern Company Board of Directors

Age: 65 Director since: 2006 Board committee: Audit (Chair) Other public company directorships: Capital City Bank Group, Inc.

William G. Smith, Jr. Independent

Chairman of the Board, President and Chief Executive Officer of Capital City Bank Group, Inc., publicly-traded financial holding company providing a full range of banking services
Director highlights
Mr. Smith’s qualifications include senior leadership experience, finance and capital allocation expertise, risk management expertise and audit and financial reporting experience. Mr. Smith contributes valuable perspectives on management, operations and regulatory compliance from his experience as the chief executive officer of a public company in a highly-regulated industry.
►Mr. Smith began his career at Capital City Bank in 1978, where he worked in a number of positions of increasing responsibility before being elected President and Chief Executive Officer of Capital City Bank Group, Inc. in January 1989. He was elected Chairman of the Board of the Capital City Bank Group, Inc. in 2003. He is also the Chairman and Chief Executive Officer of Capital City Bank.
►He previously served on the Board of Directors of the Federal Reserve Bank of Atlanta.
►Mr. Smith is the former Federal Advisory Council Representative for the Sixth District of the Federal Reserve System and past Chair of Tallahassee Memorial HealthCare and the Tallahassee Area Chamber of Commerce.

Age: 73 Director since: 2010 Board committees: Compensation and Management Succession; Operations, Environmental and Safety (Chair) Other public company directorships: None

Steven R. Specker Lead Independent Director

Chief Executive Officer, TAE Technologies, Inc. (retired), research and development company focused on creating new sources of clean energy
Director highlights
Dr. Specker’s qualifications include senior leadership, nuclear generation, regulation, technology and development of nuclear energy, environmental matters and major capital projects. His experience as the president and chief executive officer of a clean energy company and an electric industry-wide research and development program that spanned every aspect of generation, environmental protection, power delivery, retail use and power markets is valuable to our Board.
►Dr. Specker served as Chief Executive Officer of TAE Technologies Inc. from October 2016 until his retirement in 2018. TAE Technologies Inc. is an international private company focusing on clean fusion energy technology.
►Dr. Specker served as President and Chief Executive Officer of the Electric Power Research Institute (EPRI) from 2004 until 2010. EPRI provides thought leadership, industry expertise and collaborative value to help the electricity sector identify issues, technology gaps and broader needs that can be addressed through effective research and development programs.
►Prior to joining EPRI, Dr. Specker founded Specker Consulting, LLC, a private consulting firm, which provided operational and strategic planning services to technology companies serving the global electric power industry.
►Dr. Specker also served in a number of leadership positions during his 30-year career at General Electric Company (GE), including serving as President of GE’s nuclear energy business, President of GE digital energy and Vice President of global marketing.
►He is also a former member of the Boards of Trilliant Incorporated, a leading provider of Smart Grid communication solutions, and TAE Technologies, Inc.

20   Southern Company 2019 Proxy Statement

Southern Company Board of Directors

Age: 73
Director since: 2014 (previously served from 2010 to 2012)
Board committees: Finance; Nominating, Governance and Corporate Responsibility (Chair)
Other public company directorships: Franklin Templeton Series Mutual Funds, Graham Holdings Company (formerly a Director of Cbeyond, Inc.)

Larry D. Thompson

Counsel at Finch McCranie, LLP (law firm) and former Executive Vice President, Government Affairs, General Counsel and Corporate Secretary, PepsiCo Inc., global consumer products company in the food and beverage industry
Director highlights
Mr. Thompson’s qualifications include senior leadership experience, corporate governance knowledge and experience, risk management experience and governmental affairs and regulatory compliance knowledge and experience. His legal skills developed as the former general counsel of a global consumer products public company, as well as his knowledge and experience from his service as a former U.S. Attorney and as a former U.S. Deputy General Counsel, are valuable to the Board.
►Mr. Thompson joined Finch McCranie, LLP as Counsel in 2015. Mr. Thompson has been on the faculty of The University of Georgia School of Law as the John A. Sibley Chair of Corporate and Business Law since 2011. He is currently on a leave of absence until 2020 while he serves as the Independent Corporate Compliance Monitor and Auditor for Volkswagen AG, a position for which he was appointed by the U.S. Department of Justice in 2017.
►From 2012 until his retirement in 2014, Mr. Thompson served as Executive Vice President, Government Affairs, General Counsel and Corporate Secretary for PepsiCo Inc., one of the world’s largest packaged food and beverage companies. From 2004 to 2011, he served as Senior Vice President of Government Affairs, General Counsel and Corporate Secretary of PepsiCo Inc. At PepsiCo Inc., Mr. Thompson was responsible for its worldwide legal function, its government affairs organization and its charitable foundation, where he served on the Board.
►His government career includes serving as Deputy Attorney General in the U.S. Department of Justice and leading the National Security Coordination Council. In 2002, President George W. Bush named Mr. Thompson to head the Department of Justice’s Corporate Fraud Task Force.
►Mr. Thompson is an Independent Trustee of various investment companies in the Franklin Templeton group of mutual funds and a Director and a member of the Compensation Committee of Graham Holdings Company (formerly The Washington Post Company).
►He also serves as an Advisory Director of the Georgia Justice Project.
►Mr. Thompson previously served as a Director of Cbeyond, Inc., a provider of technology and services to small and mid-sized companies, from 2010 to 2012.
►Mr. Thompson served as a Director of Southern Company from 2010 to 2012 and was a member of the Audit Committee.

investor.southerncompany.com   21

Southern Company Board of Directors

Age: 67 Director since: 2012 Board committees: Audit Other public company directorships: Genuine Parts Company, Oxford Industries, Inc. (formerly a Director of Crawford & Company and Georgia Power)

E. Jenner Wood III Independent

Corporate Executive Vice President – Wholesale Banking, SunTrust Banks, Inc. (retired), publicly-traded company providing a full range of financial services
Director highlights
Mr. Wood’s qualifications include senior leadership experience, finance and banking knowledge and experience and risk management experience. From the knowledge and experience he gained from 10 years of service as a former member of the Board of Directors of Georgia Power, he contributes key perspectives on our operations and strategic imperatives.
►Mr. Wood served as Corporate Executive Vice President – Wholesale Banking of SunTrust Banks, Inc. from October 2015 until his retirement in December 2016. Prior to that, he served as Chairman and Chief Executive Officer of the Atlanta Division of SunTrust Bank from 2001 to 2015. He began his career with SunTrust Banks, Inc. in 1975 and advanced through various management positions including Chairman of the Board, President and Chief Executive Officer of the Georgia/North Florida Division and Chairman, President and Chief Executive Officer of SunTrust’s Central Group with responsibility over Georgia and Tennessee.
►He served as a member of the Board of Georgia Power from 2002 until May 2012. During his tenure on the Georgia Power Board, he served as a member of the Compensation, Executive and Finance Committees. He also served as a Director of Crawford & Company, a large independent claims company, from 1997 to 2013.
►Mr. Wood is a Director of Oxford Industries, Inc., where he serves as a member of the Executive Committee, and a Director of Genuine Parts Company, where he serves on the Audit Committee and the Compensation, Nominating and Governance Committee.
►He is active in numerous civic and community organizations, serving as the Chairman of the Metro Atlanta Chamber of Commerce and as a Vice Chairman of the Robert W. Woodruff Foundation, the Joseph B. Whitehead Foundation and the Lettie Pate Evans Foundation. Mr. Wood also serves as a Trustee of the Sartain Lanier Family Foundation, Camp-Younts Foundation and the Jesse Parker Williams Foundation.

Item 1
Election of 15 Directors

►The Board, acting upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, has nominated 15 of the Directors currently serving for re-election to the Southern Company Board of Directors.
The Board recommends a vote FOR each nominee for Director
►Janaki Akella	►Thomas A. Fanning	►Ernest J. Moniz
►Juanita Powell Baranco	►David J. Grain	►William G. Smith, Jr.
►Jon A. Boscia	►Donald M. James	►Steven R. Specker
►Henry A. Clark Ill	►John D. Johns	►Larry D. Thompson
►Anthony F. Earley, Jr.	►Dale E. Klein	►E. Jenner Wood Ill
►Each nominee, if elected, will serve until the 2020 annual meeting of stockholders.
►The proxies named on the proxy form will vote each properly executed proxy form for the election of the 15 Director nominees, unless otherwise instructed. If any named nominee becomes unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form.
►Ms. Hagen will retire from our Board at the end of her term on the date of the annual meeting of stockholders. We sincerely thank Ms. Hagen for her many years of service on our Board, including serving as Lead Independent Director and as Chair of the Compensation and Management Succession and Nominating, Governance and Corporate Responsibility Committees.

22   Southern Company 2019 Proxy Statement

Corporate Governance at
Southern Company

Key Corporate Governance Practices

We seek to establish corporate governance standards and practices that create long-term value for our stockholders and positive influences on the governance of the Company. Our key corporate governance practices include:

22	Annual election of Directors
24	All Board committees are comprised of independent Directors
27	Annual review of Board leadership structure
28	Strong Lead Independent Director with clearly defined powers
28	Independent Directors meet in executive session at each regular Board meeting
29	Annual Board and committee self-evaluations
29	Majority voting for Directors, with a Director resignation policy
31	15 of 16 Directors are independent, with an average tenure of independent Directors of 6.2 years
31	Over 30% of our Directors are gender and ethnically diverse
31	Regular Board refreshment
34	Annual long-term and emergency management succession planning review
34	Proxy access bylaw provision
36	Proactive year-round stockholder engagement
59	Clawback policy for incentive awards
62	Anti-hedging and anti-pledging provisions
63	Strong stock ownership guidelines
10% threshold for stockholders to request a special meeting

Recent Governance and Disclosure Highlights

We are committed to enhancing our governance practices each year. Recent governance and disclosure highlights include:

►	Continued our stockholder engagement efforts with significant focus on institutional investor and environmental stakeholder outreach
►	Enhanced focus on evergreen Board refreshment and Board succession planning
►	Since March 2018, have added three new Directors to the Board and, as of the annual meeting, will have had three Directors retire over the same period

investor.southerncompany.com   23

Corporate Governance at Southern Company

Corporate Governance Website

Information relating to our corporate governance is available on our website at investor.southerncompany.com under the link entitled Corporate Governance.

►	Board of Directors — Background and Experience
►	Composition of Board Committees
►	Board Committee Charters
►	Corporate Governance Guidelines
►	Link for on-line communication with Board of Directors
►	Management Council — Background and Experience
►	Executive Stock Ownership Requirements
►	Code of Ethics
►	Restated Certificate of Incorporation
►	By-Laws
►	Securities and Exchange Commission (SEC) Filings
►	Policies and Practices for Political Spending and Lobbying-Related Activities
►	Anti-Hedging and Anti-Pledging Provision

These documents also may be obtained by requesting a copy from the Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.

Committees of the Board

Charters for each of the Board’s five standing committees can be found on our website at investor.southerncompany.com under the link entitled Corporate Governance. All members of the Board’s standing committees are independent Directors.

Audit Committee

Members	Meetings in 2018	Attendance	Report
William G. Smith, Jr., Chair Juanita Powell Baranco Henry A. Clark III E. Jenner Wood III	10		Page 84
The Audit Committee’s duties and responsibilities include the following:
►Oversee the Company’s financial reporting, audit process, internal controls and legal, regulatory and ethical compliance.
►Appoint the Company’s independent registered public accounting firm, approve its services and fees and establish and review the scope and timing of its audits.
►Review and discuss the Company’s financial statements with management, the internal auditors and the independent registered public accounting firm, including critical accounting policies and practices, material alternative financial treatments within GAAP, proposed adjustments, control recommendations, significant management judgments and accounting estimates, new accounting policies, changes in accounting principles, any disagreements with management and other material written communications between the internal auditors and/or the independent registered public accounting firm and management.
►Recommend the filing of the Company’s and its registrant subsidiaries’ annual financial statements with the SEC.
The Board has determined that all members of the Audit Committee are independent as defined by the New York Stock Exchange (NYSE) corporate governance rules within its listing standards and rules of the SEC promulgated pursuant to the Sarbanes-Oxley Act of 2002.
The Board has determined that all members of the Audit Committee are financially literate under NYSE corporate governance rules and that William G. Smith, Jr. qualifies as an audit committee financial expert as defined by the SEC.

24   Southern Company 2019 Proxy Statement

Corporate Governance at Southern Company

Compensation and Management Succession Committee

Members	Meetings in 2018	Attendance	Letter and Report
John D. Johns, Chair Anthony F. Earley, Jr. David J. Grain Veronica M. Hagen Donald M. James Dale E. Klein Steven R. Specker	10		Page 43
The Compensation and Management Succession Committee’s duties and responsibilities include the following:
►Evaluate the performance of the CEO at least annually, review the evaluation with the independent Directors of the Board and approve the compensation level of the CEO for ratification by the independent Directors of the Board based on this evaluation.
►Oversee the evaluation and review and approve the compensation level of the other executive officers.
►Review and approve compensation plans and programs, including performance-based compensation, equity-based compensation programs and perquisites.
►Review CEO and other management succession plans with the CEO and the full Board, including succession of the CEO in the event of an emergency.
►Review risks and associated risk management activities related to workforce issues.
►Review the assessment of risk associated with employee compensation policies and practices, particularly performance-based compensation, as they relate to risk management practices and/or risk-taking incentives.
►Review and discuss with management the Compensation Discussion and Analysis (CD&A).
The Board has determined that all members of the Compensation and Management Succession Committee are independent as defined by the NYSE corporate governance rules within its listing standards.
The Compensation and Management Succession Committee engaged Pay Governance LLC (Pay Governance) to provide an independent assessment of the current executive compensation program and any management-recommended changes to that program and to work with management to ensure that the executive compensation program is designed and administered consistent with the Compensation and Management Succession Committee’s requirements. Pay Governance also advises the Compensation and Management Succession Committee on executive compensation and related corporate governance trends.
Pay Governance is engaged directly by the Compensation and Management Succession Committee and does not provide any services to management unless authorized to do so by the Compensation and Management Succession Committee. The Compensation and Management Succession Committee reviewed Pay Governance’s independence and determined that Pay Governance is independent and the engagement did not present any conflicts of interest. Pay Governance also determined that it was independent from management, which was confirmed in a written statement delivered to the Compensation and Management Succession Committee.

investor.southerncompany.com   25

Corporate Governance at Southern Company

Finance Committee

Members	Meetings in 2018	Attendance
David J. Grain, Chair Veronica M. Hagen Donald M. James John D. Johns Larry D. Thompson	7
The Finance Committee’s duties and responsibilities include the following:
►Review the Company’s financial matters and recommend actions to the Board such as dividend philosophy and financial plan approval.
►Provide input regarding the Company’s financial plan and associated financial goals.
►Review the financial strategy of and the strategic deployment of capital by the Company.
►Provide input to the Compensation and Management Succession Committee on financial goals and metrics for the Company’s annual and long-term incentive compensation programs.
The Board has determined that each member of the Finance Committee is independent.

Nominating, Governance and Corporate Responsibility Committee

Members	Meetings in 2018	Attendance
Larry D. Thompson, Chair Jon A. Boscia Ernest J. Moniz	7
The Nominating, Governance and Corporate Responsibility Committee’s duties and responsibilities include the following:
►Recommend Board size and membership criteria and identify, evaluate and recommend Director candidates.
►Oversee and make recommendations regarding the composition of the Board and its committees.
►Review and make recommendations regarding total compensation for non-employee Directors.
►Periodically review and recommend updates to the Corporate Governance Guidelines and Board committee charters.
►Coordinate the performance evaluations of the Board and its committees.
►Oversee the Company’s practices and positions to advance its corporate citizenship, including environmental, sustainability and corporate social responsibility initiatives.
►Oversee the Company’s stockholder engagement program.
The Board has determined that each member of the Nominating, Governance and Corporate Responsibility Committee is independent.

26   Southern Company 2019 Proxy Statement

Corporate Governance at Southern Company

Operations, Environmental and Safety Committee

Members	Meetings in 2018	Attendance
Steven R. Specker, Chair Janaki Akella Jon A. Boscia Anthony F. Earley, Jr. Dale E. Klein Ernest J. Moniz	5
The Operations, Environmental and Safety Committee’s duties and responsibilities include the following:
►Oversee information, activities and events relative to significant operations of the Southern Company system including nuclear and other power generation facilities, electric transmission and distribution, natural gas distribution and storage, fuel and information technology initiatives.
►Oversee significant environmental and safety regulation, policy and operational matters.
►Oversee the Southern Company system’s management of significant construction projects.
►Provide input to the Compensation and Management Succession Committee on the key operational goals and metrics for the annual short-term incentive compensation program.
The Board has determined that each member of the Operations, Environmental and Safety Committee is independent.
Business Security Subcommittee (Cyber and Physical Resiliency)
In 2014, the Board established a Business Security Subcommittee of the Operations, Environmental and Safety Committee, currently comprised of Ernest J. Moniz, Chair, Janaki Akella and Dale E. Klein. The subcommittee held four meetings in 2018, and attendance was 100%.
The Business Security Subcommittee’s responsibilities include the following:
►Oversee management’s efforts to establish and continuously improve enterprise-wide security policies, programs, standards and controls, including those related to cyber and physical security.
►Oversee management’s efforts to monitor significant security events and operational and compliance activities.

Board and Governance Structure and Processes

Board Leadership Structure

Our Governance Guidelines allow the independent Directors flexibility to split or combine the Chairman and CEO responsibilities, and the independent Directors annually review our leadership structure to determine the structure that is in the best interest of Southern Company and its stockholders.

The Board continues to believe that its current leadership structure, which has a combined role of Chairman and CEO counterbalanced by a strong independent Board led by a Lead Independent Director and independent Directors chairing each of the Board committees, is most suitable for us at this time and is in the best interest of stockholders because it provides the optimal balance between independent oversight of management and unified leadership.

►	The combined role of Chairman and CEO is held by Tom Fanning, who is the Director most familiar with our business and industry, including the regulatory structure and other industry-specific matters, as well as being most capable of effectively identifying strategic priorities and leading discussion and execution of strategy.
►	Independent Directors and management have different perspectives and roles in strategy development. The CEO brings Company-specific experience and expertise, while our independent Directors bring experience, oversight and expertise from outside the Company and its industry.
►	The Board believes that the combined role of Chairman and CEO promotes the development and execution of our strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance.

investor.southerncompany.com   27

Corporate Governance at Southern Company

Role of the Lead Independent Director

The Lead Independent Director is elected by the independent Directors of the Board. At the 2018 annual meeting, Dr. Specker was elected by the independent Directors to serve as Lead Independent Director effective May 23, 2018.

The Lead Independent Director has the following key powers and responsibilities:

►Approving the agenda (with the ability to add agenda items) and schedule for Board meetings and information sent to the Board;
►Calling and chairing executive sessions of the non-management Directors;
►Chairing Board meetings in the absence of the Chairman;
►Meeting regularly with the Chairman;
►Acting as the principal liaison between the Chairman and the non-management Directors (although every Director has direct and complete access to the Chairman at any time);
►Serving as the primary contact Director for stockholders and other interested parties; and
►Communicating any sensitive issues to the Directors.
Dr. Steven R. Specker Our Board is committed to overseeing Southern Company’s long-term strategy on behalf of all stockholders.

Meetings of Non-Management Directors

Non-management Directors (our independent Directors) meet in executive session without any members of the Company’s management present at each regularly-scheduled Board meeting. These executive sessions promote an open discussion of matters in a manner that is independent of the Chairman and CEO. The Lead Independent Director chairs each of these executive sessions.

Meetings and Attendance

The Board met 14 times in 2018. Our Directors are engaged, as demonstrated by the average Director attendance at all applicable Board and committee meetings in 2018 of 94%. All of our Directors attended at least 75% of applicable meetings in 2018.

All Director nominees are expected to attend the annual meeting of stockholders. All nominees for Director at the 2018 annual meeting attended the annual meeting in 2018.

Engaged Directors 2018 Board and Committee Meeting Attendance

Communicating with the Board

We encourage stockholders or interested parties to communicate directly with the Board, the independent Directors or the individual Directors, including the Lead Independent Director.

►	Communications may be sent to the Board as a whole, to the independent Directors or to specified Directors, including the Lead Independent Director, by regular mail or electronic mail.
►	Regular mail should be sent to our principal executive offices, to the attention of the Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.
►	Electronic mail should be directed to corpgov@southerncompany.com. The electronic mail address also can be accessed from the Corporate Governance webpage located under Corporate Governance on our website at investor.southerncompany.com under the link entitled Governance Inquiries.

With the exception of commercial solicitations, all communications directed to the Board or to specified Directors will be relayed to them.

28   Southern Company 2019 Proxy Statement

Corporate Governance at Southern Company

Board and Committee Self-Evaluation Process

Our Board and each of its committees have a robust annual self-evaluation process. The Nominating, Governance and Corporate Responsibility Committee oversees the annual self-assessment process on behalf of the Board. To facilitate a robust self-evaluation process, the Board engaged the services of an independent third party to facilitate its annual self-assessment. The process involves an interview of each Director and a facilitated discussion with the full Board detailing the interviews and any follow up items. The objective is to allow the Directors to share their perspectives and consider necessary adjustments, if any, in response to the collective feedback.

Board Governance Enhancements from Recent Self-Evaluation Process
►	Restructured meeting schedules to allow more time at many committee meetings throughout the year
►	Evaluated Board materials to ensure an appropriate quantity of materials to facilitate a robust discussion
►	Reviewed and updated agenda items to be considered at each meeting to use the Directors’ time more effectively

Majority Voting for Directors and Director Resignation Policy

We have a majority vote standard for Director elections, which requires that a nominee for Director in an uncontested election receive a majority of the votes cast at a stockholder meeting in order to be elected to the Board. The Board believes that the majority vote standard in uncontested Director elections strengthens the Director nomination process and enhances Director accountability.

We also have a Director resignation policy, which requires any nominee for election as a Director to submit an irrevocable letter of resignation as a condition to being named as such nominee, which would be tendered in the event that nominee fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders. Such resignation would be considered by the Board, and the Board would be required to either accept or reject such resignation within 90 days from the certification of the election results.

investor.southerncompany.com   29

Corporate Governance at Southern Company

Director Independence Standards

No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. The Board has adopted categorical guidelines which provide that a Director will not be deemed to be independent if within the preceding three years:

►	The Director was employed by the Company or the Director’s immediate family member was an executive officer of the Company.
►	The Director has received, or the Director’s immediate family member has received, during any 12-month period, direct compensation from the Company of more than $120,000, other than Director and committee fees. (Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered.)
►	The Director was affiliated with or employed by, or the Director’s immediate family member was affiliated with or employed in a professional capacity by, a present or former external auditor of the Company and personally worked on the Company’s audit.
►	The Director was employed, or the Director’s immediate family member was employed, as an executive officer of a company where any of the Company’s present executive officers at the same time served on that company’s compensation committee.
►	The Director is a current employee, or the Director’s immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any year, exceeds the greater of $1,000,000 or 2% of that company’s consolidated gross revenues.
►	The Director or the Director’s spouse serves as an executive officer of a charitable organization to which the Company made discretionary contributions which, in any year, exceeds the greater of $1,000,000 or 2% of the organization’s consolidated gross revenues.

These guidelines are in compliance with the NYSE corporate governance rules within its listing standards.

Director Independence Review Process

At least annually, the Board receives a report on all commercial, consulting, legal, accounting, charitable or other business relationships that a Director or the Director’s immediate family members have with the Company and its subsidiaries. This report includes all ordinary course transactions with entities with which the Directors are associated.

►	The Board determined that the Company and its subsidiaries followed our procurement policies and procedures, that the amounts reported were well under the thresholds contained in the Director independence requirements and that no Director had a direct or indirect material interest in the transactions included in the report.
►	The Board reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the Directors are associated. The Board determined that the contributions were consistent with other contributions by the Company and its subsidiaries to charitable organizations and none were approved outside the Company’s normal procedures.
►	In determining Director independence, the Board considers transactions, if any, identified in the report discussed above that affect Director independence, including any transactions in which the amounts reported were above the threshold contained in the Director independence requirements and in which a Director had a direct or indirect material interest. No such transactions were identified and, as a result, no such transactions were considered by the Board.
►	The Board also considered that, in the ordinary course of the Southern Company system’s business, electricity and natural gas are provided to some Directors and entities with which the Directors are associated on the same terms and conditions as provided to other customers of the Southern Company system.

30   Southern Company 2019 Proxy Statement

Corporate Governance at Southern Company

As a result of its review process, the Board affirmatively determined that 15 of its 16 Directors are independent. The only member of the Board that is not independent is Thomas A. Fanning, Chairman, President and CEO of the Company.

►Janaki Akella
►Juanita Powell Baranco
►Jon A. Boscia
►Henry A. Clark III
►Anthony F. Earley, Jr.
►David J. Grain
►Veronica M. Hagen
►Donald M. James
►John D. Johns
►Dale E. Klein
►Ernest J. Moniz
►William G. Smith, Jr.
►Steven R. Specker
►Larry D. Thompson
►E. Jenner Wood III

Director Independence All Directors are independent except the CEO
Diversity of our Board
While our Corporate Governance Guidelines do not prescribe diversity standards, the Guidelines mandate that the Board as a whole should be diverse. Our Board believes that diversity is important, as a variety of points of view contributes to a more effective decision-making process.

►The Nominating, Governance and Corporate Responsibility Committee regularly evaluates the expertise and needs of the Board to determine the Board’s proper membership and size.
►As part of this evaluation, the Nominating, Governance and Corporate Responsibility Committee considers aspects of diversity, such as diversity of race, gender and ethnicity.
►The Nominating, Governance and Corporate Responsibility Committee also considers diversity of age, education, industry, business background and experience in the selection of candidates to serve on the Board.

The Nominating, Governance and Corporate Responsibility Committee assesses the effectiveness of its efforts at pursuing diversity through its evaluations of the Board’s composition.
Director Diversity
Board Refreshment

The Nominating, Governance and Corporate Responsibility Committee regularly considers the long-term makeup of our Board and how the members of our Board will change over time, including frequent consideration of potential Board candidates. The Board aims to strike a balance between the knowledge that comes from longer-term service on the Board and the new experience and ideas that can come from adding Directors to the Board.

In 2018, the Nominating, Governance and Corporate Responsibility Committee continued its focus on Board refreshment to ensure alignment of the Board’s long-term composition with the Company’s long-term strategy and to effect meaningful Board succession planning. The Nominating, Governance and Corporate Responsibility Committee has an evergreen Board search process in place and has engaged a nationally-recognized Board search firm to assist in the search.

Independent Director Tenure Years of consecutive service

investor.southerncompany.com   31

Corporate Governance at Southern Company

►	In 2018, Dr. Moniz joined the Board and two Directors retired.
►	In January 2019, Dr. Akella and Mr. Earley joined the Board.
►	Effective at the annual meeting, Ms. Hagen will retire from the Board.

The Board is committed to continuing its refreshment over the coming years.

The Board believes the average tenure for the independent Directors of approximately 6.2 years reflects the balance the Board seeks between different perspectives brought by longer-serving Directors and new Directors.

Identifying Nominees for Election to the Board

The Nominating, Governance and Corporate Responsibility Committee, comprised entirely of independent Directors, is responsible for identifying, evaluating and recommending nominees for election to the Board. Final selection of the nominees for election to the Board is within the sole discretion of the Board.

The Board believes that, as a whole, it should have collective qualifications, skills, knowledge and experience beneficial to our Company and in line with our long-term strategic plans.

►	The Nominating, Governance and Corporate Responsibility Committee only considers candidates with the highest degree of integrity and ethical standards.
►	The Nominating, Governance and Corporate Responsibility Committee evaluates a candidate’s independence from management, ability to provide sound and informed judgment, history of achievement reflecting superior standards, willingness to commit sufficient time, financial literacy, number of other Board memberships, genuine interest in the Company and a recognition that, as a member of the Board, one is accountable to the stockholders of the Company, not to any particular interest group.
►	The Nominating, Governance and Corporate Responsibility Committee solicits recommendations for candidates for consideration from its current Directors and is authorized to engage third-party advisers to assist in the identification and evaluation of candidates for consideration.
►	In 2018, the Board engaged the services of a nationally-recognized Board search firm to assist with an evergreen candidate search based on a talent framework consistent with our leadership mission and aligned with our strategic imperatives that drive long-term value.

We recently added two new independent Directors to our Board. In December 2018, Dr. Akella and Mr. Earley were recommended by the Nominating, Governance and Corporate Responsibility Committee for election as independent Directors and were elected to the Board effective January 2, 2019. Dr. Akella was identified by the search firm engaged by the Nominating, Governance and Corporate Responsibility Committee. Mr. Earley was identified jointly by the Chairman, President and CEO and a stockholder.

Stockholder Recommendation of Board Candidates

►	Any stockholder may make recommendations for candidates for consideration by the Nominating, Governance and Corporate Responsibility Committee by sending a written statement describing the candidate’s qualifications, relevant biographical information and signed consent to serve.
►	These materials should be submitted in writing to our Corporate Secretary and received by December 7, 2019 for consideration by the Nominating, Governance and Corporate Responsibility Committee as a nominee for election at the 2020 annual meeting.
►	A stockholder recommendation is reviewed in the same manner as candidates identified by the Nominating, Governance and Corporate Responsibility Committee or recommended to the Nominating, Governance and Corporate Responsibility Committee.

32   Southern Company 2019 Proxy Statement

Corporate Governance at Southern Company

Board Risk Oversight

The Board and its committees have both general and specific risk oversight responsibilities. The Board has broad responsibility to provide oversight of significant risks primarily through direct engagement with management and through delegation of ongoing risk oversight responsibilities to the committees. Any risk oversight that is not allocated to a committee remains with the Board.

At least annually, the Board reviews our risk profile to ensure that oversight of each risk is properly designated to an appropriate committee or the full Board. The charters of the committees and the checklist of agenda items for each committee define the areas of risk for which each committee is responsible for providing ongoing oversight.

Audit Committee
►Reviews risks and associated risk management activities related to financial reporting and ethics- and compliance-related matters.
►Reviews the adequacy of the risk oversight process and documentation that appropriate enterprise risk management and oversight are occurring. The documentation includes a report that tracks which significant risk reviews have occurred and the committee(s) reviewing such risks. In addition, an overview is provided at least annually of the risk assessment and profile process conducted by Company management.
►Receives regular updates from Internal Auditing and quarterly updates as part of the disclosure controls process.

Compensation and Management Succession Committee
►Reviews risks and associated risk management activities related to workforce issues.
►Reviews the assessment of risks associated with the Company’s employee compensation policies and practices, particularly performance-based compensation, as they relate to risk management practices and/or risk-taking incentives. The review is conducted at least annually and whenever significant changes to any business unit’s compensation practices are under consideration.

Finance Committee
►Reviews risks and associated risk management activities related to financial matters of the Company such as financial integrity, major capital investments, dividend policy, financing programs and financial and capital allocation strategies.

Nominating, Governance and Corporate Responsibility Committee
►Reviews risks and associated risk management activities related to state and federal regulatory and legislative environment, stockholder activism and environmental, sustainability and corporate social responsibility.

Operations, Environmental and Safety Committee
►Reviews risks and associated risk management activities related to significant operations of the Southern Company system such as safety, system reliability, nuclear, gas and other operations, environmental regulation and policy, fuel cost and availability.

Business Security Subcommittee
►Business Security Subcommittee of the Operations, Environmental and Safety Committee focuses on business strategies designed to prevent or address catastrophic business interruption due to physical or cyber attacks or natural disasters.

Each committee provides ongoing oversight for each of our most significant risks designated to it, reports to the Board on their oversight activities and elevates review of risk issues to the Board as appropriate. Each committee has a designated member of executive management as the primary responsible officer for providing information and updates related to the significant risks for that committee. These officers ensure that all significant risks identified in the risk profile we develop are regularly reviewed with the Board and/or the appropriate committee(s).

Southern Company has a robust enterprise risk management program that facilitates identification, communication and management of the most significant risks throughout the Company within a formalized framework in which risk governance and oversight are largely embedded in existing organizational and control structures. As a part of the governance structure, the Chief Financial Officer (CFO) serves as the Chief Risk Officer and is accountable to the CEO and the Board for ensuring that enterprise risk oversight and management processes are established and operating effectively.

All Directors are actively involved in the risk oversight function, and we believe that our leadership structure supports the Board’s risk oversight responsibility. Each committee is chaired by an independent Director, and the Chairman and CEO does not serve on any committee. There is regular, open communication between management and the Directors.

investor.southerncompany.com   33

Corporate Governance at Southern Company

Succession Planning and Talent Development

Valuing and developing our people is a strategic priority for our Company. To support this priority, we engage in detailed discussions around succession planning and talent development at all levels within our organization to achieve business results. We have robust discussions and actions that are ongoing throughout the year. The Board meets potential leaders at many levels across the organization through formal presentations and informal events throughout the year.

The Compensation and Management Succession Committee oversees the development and implementation of succession plans for senior leadership positions. The process starts with management undertaking a full internal review of performance and development of leaders across the organization. Management presents and discusses with the Compensation and Management Succession Committee its evaluation and recommendations for senior leadership succession regularly throughout the year. The Compensation and Management Succession Committee updates the Board on these discussions. The Compensation and Management Succession Committee is also regularly updated on key talent indicators for the overall workforce, including diversity and inclusion, recruiting and development programs.

The Board annually reviews succession plans for senior management and the CEO, including both a long-term succession plan and an emergency succession plan. To assist the Board, the CEO annually provides his assessment of senior leaders and their potential to succeed at key senior management positions. The evaluation is done in the context of the business strategy with a focus on risk management.

For a discussion of our human capital beliefs, see page 81.

Proxy Access

Proxy access generally refers to the right of stockholders who meet certain ownership thresholds to nominate one or more Directors to the Board and have the nominees included in the Company’s proxy materials and on the Company’s proxy card.

At the 2016 annual meeting, the Board proposed for stockholder vote a proxy access amendment to our By-Laws. The proposed amendment received overwhelming support (over 95%) from our stockholders and was adopted in May 2016. The following are the key terms of our proxy access By-Law.

Political Contributions Policy and Lobbying-Related Oversight and Disclosure

We believe that we have a responsibility to customers and stockholders to participate in the political process and, where appropriate, to make political contributions or expenditures (as defined by applicable law). The Company and its subsidiaries comply with all laws governing the use of corporate funds in connection with elections for public office. All political contributions or independent expenditures must be approved in advance.

Engagement in legislative and regulatory proceedings at the federal, state and local levels of government is crucial to our success, and we devote substantial attention and resources to interaction with government officials as public policy is debated and laws and regulations are developed. We also work with trade associations and industry coalitions as part of our government relations activities.

34   Southern Company 2019 Proxy Statement

Corporate Governance at Southern Company

The Company’s political expenditures are reviewed at least annually by the full Board.

We provide on our website an overview of our policies and practices for political spending and annually disclose our political contributions. We also provide on our website an overview of our policies and practices for lobbying-related activities and annually disclose the trade associations and coalitions engaged in lobbying to which we make yearly contributions of $50,000 or more.

Alignment with Investor Stewardship Group Corporate Governance Principles

Below we identify each of the Investor Stewardship Group’s corporate governance principles and note how our specific actions, practices and beliefs are aligned with these principles.

Principle Boards are accountable to stockholders
►All Directors stand for stockholder election annually
►Majority voting standard in uncontested Director elections, and Directors not receiving majority support must tender their resignation for consideration by the Board
►Adopted market-standard proxy access for stockholders
►Fully disclose our corporate governance practices

Principle Stockholders should be entitled to voting rights in proportion to their economic interest
►One class of common stock, with each share carrying equal voting rights (a “one-share, one-vote” standard)
Principle Boards should be responsive to stockholders and be proactive in order to understand their perspectives
►Process in place for stockholders and interested parties to communicate with Lead Independent Director or other independent Directors
►Proactive year-round stockholder outreach efforts that include participation of independent Directors, with feedback provided to the Board
►Responded to a stockholder proposal that received significant support at the 2017 annual meeting by posting our Planning for a Low-Carbon Future report in April 2018 and setting GHG emission reduction goals for 2030 and 2050

Principle Boards should have a strong, independent leadership structure
►Annual public disclosure of the Board’s reasoning underlying its leadership structure and affirmation that the current leadership structure is appropriate
►Independent chairs of all Board committees
►Strong Lead Independent Director with clearly defined duties that are disclosed to stockholders

Principle Boards should adopt structures and practices that enhance their effectiveness
►15 of 16 Directors, or 94%, are independent
►Directors reflect a diverse mix of qualifications, skills and experience relevant to our businesses and strategies
►3 of our Directors are women and 4 of our Directors are ethnically diverse
►All Board committees are fully independent
►Annual Board and committee self-assessment
►Board has full and free access to officers and employees
►During 2018, each of the incumbent Directors attended 94% of the total of all meetings of the Board and its committees and each of the 15 nominees for election at the 2018 annual stockholder meeting attended the meeting
►Active Board refreshment with 3 new Directors since March 2018

Principle Boards should develop management incentive structures that are aligned with the long-term strategy of the company
►Say on Pay vote received 95% stockholder support at 2018 annual meeting
►Responsive to stockholder feedback in considering adjustments to earnings and holding key members of management accountable
►Addition of new GHG reduction metric to CEO’s incentive compensation in 2019

investor.southerncompany.com   35

Corporate Governance at Southern Company

Engaging with our Stakeholders

We place great importance on consistent dialogue with all our stakeholders, including stockholders, employees, customers, and members of the communities that we serve. We regularly engage in discussions with, and provide comprehensive information for, constituents interested in Southern Company's governance, citizenship, stewardship and environmental compliance. We are receptive to stakeholder input, and we are committed to transparency and proactive interactions.

Stockholder Engagement

Our Board places great importance on regularly communicating with our stockholders to better understand their viewpoints and gather feedback regarding matters of investor interest. The Nominating, Governance and Corporate Responsibility Committee oversees our stockholder engagement efforts on behalf of the Board.

The graphic below represents elements of our ongoing stockholder engagement efforts, as well as certain items that take place before, during and after our annual meeting.

2018 and 2019 Stockholder Outreach

In 2018 and early 2019, we reached out to our 100 largest stockholders representing more than 50% of our outstanding shares and offered to engage on ESG and executive compensation topics, as well as any other topics of interest. We also reached out to stockholders that are not among our 100 largest but expressed an interest in engaging with us.

We received positive responses from, and had more than 60 engagements with, 40 stockholders or stockholder advisors representing 35% of our outstanding shares. We engaged with a broad range of stockholders, including index funds, union and public pension funds, actively-managed funds and socially-responsible investment funds, as well as stockholder advisory firms.

Key topics for stockholder engagement included environmental matters, cybersecurity, executive compensation, leadership development, human capital management, corporate culture, Board leadership structure, on-boarding of new Directors and Board risk oversight, and how these topics tie to our long-term strategic thinking.

60+ engagements 40+ stockholders 35% outstanding stock

36   Southern Company 2019 Proxy Statement

Corporate Governance at Southern Company

Participants in various calls and meetings with our stockholders include:

►Independent Directors (Lead Independent Director, Chair of our Nominating, Governance and Corporate Responsibility Committee, Chair of our Compensation and Management Succession Committee and Chair of our Operations, Environmental and Safety Committee)
►Chairman and CEO (only when the engagement did not include a discussion of his compensation)

►CFO
►Chief Legal Officer
►Senior Vice President of Environmental and System Planning
►Senior Vice President of Human Resources/Total Rewards
►Vice President, Corporate Governance
►Director, Investor Relations

Stockholder feedback is communicated to our Board and its committees throughout the year.

In addition, our investor relations group leads our management team in hundreds of investor meetings throughout the year to discuss our business, our strategy and our financial results. These meetings include in-person, telephone and webcast conferences.

Environmental Stakeholder Engagement

Since 2011, we have held regular environmental stakeholder forums, webinars, calls and meetings covering a range of topics, including regulatory and policy issues, system risk and planning related to renewables, energy efficiency and GHG matters. Members of senior management participate in these events.

►	At the annual environmental stakeholder forum in May 2018, topics included carbon reduction strategies, understanding global sustainability goals and advancing energy policy.
►	Webinars that followed the annual stakeholder meeting included one discussing natural gas in which the Southern Company Gas environmental team and the research and development team from the National Carbon Capture Center participated, and one discussing our CDP Climate Disclosure for 2018.

Certain Relationships and Related Transactions

We have a robust system for identifying potential related person transactions.

►	Our Audit Committee is responsible for overseeing our Code of Ethics, which includes policies relating to conflicts of interest. The Code of Ethics requires that all employees, officers and Directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of the Company as a whole.
►	We conduct a review of our financial systems to identify potential conflicts of interest and related person transactions.
►	At least annually, each Director and executive officer completes a detailed questionnaire that asks about any business relationship that may give rise to a conflict of interest and all transactions in which the Company or one of its subsidiaries is involved and in which the executive officer, a Director or a related person has a direct or indirect material interest.
►	We have a Contract Manual and other formal written procurement policies and procedures that guide the purchase of goods and services, including requiring competitive bids for most transactions above $10,000 or approval based on documented business needs for sole sourcing arrangements.

investor.southerncompany.com   37

Corporate Governance at Southern Company

The approval and ratification of any related person transaction would be subject to these written policies and procedures which include:

►	a determination of the need for the goods and services;
►	preparation and evaluation of requests for proposals by supply chain management;
►	the writing of contracts;
►	controls and guidance regarding the evaluation of the proposals; and
►	negotiation of contract terms and conditions.

As appropriate, these contracts are also reviewed by individuals in the legal, accounting and/or risk management services departments prior to being approved by the responsible individual. The responsible individual will vary depending on the department requiring the goods and services, the dollar amount of the contract and the appropriate individual within that department who has the authority to approve a contract of the applicable dollar amount.

We do not have a written policy pertaining solely to the approval or ratification of related person transactions.

In 2018, Ms. Alexia B. Borden, the daughter of Paul Bowers, an executive officer of the Company, was employed by Alabama Power as senior vice president and general counsel and received total compensation of $755,430.

We do not have any other related person transactions that meet the requirements for disclosure in this proxy statement.

In the ordinary course of the Southern Company system’s business, electricity and natural gas are provided to some Directors and entities with which the Directors are associated on the same terms and conditions as provided to other customers of the Southern Company system.

Director Compensation

Only non-employee Directors of the Company are compensated for service on the Board.

In October 2017, the Nominating, Governance and Corporate Responsibility Committee engaged Pay Governance to provide an independent assessment of the non-employee director compensation program to ensure continued alignment with comparable companies and sound governance practices. Pay Governance reported that the Company’s program provides total direct compensation (retainer plus equity) between the 50th and 75th percentile of utility peers and below the 50th percentile of a broad group of general industry companies. Based on this assessment, the Nominating, Governance and Corporate Responsibility Committee did not recommend any changes to the program for 2018.

For 2018, the pay components for non-employee Directors were:

Annual cash retainers
Cash retainer	$110,000
Additional cash retainer if serving as the Lead Independent Director of the Board	$30,000
Additional cash retainer if serving as a chair of a committee of the Board	$20,000
Additional cash retainer if serving on the Business Security Subcommittee of the Operations,	$12,500
Environmental and Safety Committee
Annual equity grant
In deferred common stock units until Board membership ends	$140,000
Meeting fees
Meeting fees are not paid for participation in a meeting of the Board	—
Meeting fees are not paid for participation in a meeting of a committee or subcommittee of the Board	—

38   Southern Company 2019 Proxy Statement

Corporate Governance at Southern Company

Director Compensation Table

The following table reports compensation to the non-employee Directors during 2018. Mr. Hood retired from our Board in May 2018 and Ms. Hudson retired from our Board in July 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Juanita Powell Baranco	110,000	140,000	0	250,000
Jon A. Boscia	110,000	140,000	0	250,000
Henry A. Clark III	120,000	140,000	0	260,000
David J. Grain	130,000	140,000	0	270,000
Veronica M. Hagen	120,000	140,000	0	260,000
Warren A. Hood, Jr.	45,833	58,333	0	104,166
Linda P. Hudson	61,250	70,000	0	131,250
Donald M. James	110,000	140,000	0	250,000
John D. Johns	130,000	140,000	0	270,000
Dale E. Klein	122,500	140,000	0	262,500
Ernest J. Moniz	102,084	116,667	0	218,751
William G. Smith, Jr.	120,000	140,000	0	260,000
Steven R. Specker	145,000	140,000	0	285,000
Larry D. Thompson	135,000	140,000	0	275,000
E. Jenner Wood III	110,000	140,000	0	250,000
(1)	Includes amounts voluntarily deferred in the Director Deferred Compensation Plan.
(2)	Represents the grant date fair market value of deferred common stock units.
(3)	No non-employee Director of the Company received perquisites in an amount above the reporting threshold.

Director Stock Ownership Guidelines

Under our Corporate Governance Guidelines, non-employee Directors are required to beneficially own, within five years of their initial election to the Board, common stock of the Company equal to at least five times the annual cash retainer. The annual equity grant for non-employee Directors is required to be deferred until Board membership ends. All non-employee Directors either meet the stock ownership guideline or are expected to meet the guideline within the allowed timeframe.

Director Deferred Compensation Plan

The annual equity grant to the independent Directors is required to be deferred in shares of common stock. The shares are not distributed until membership on the Board ends. The deferral is made under the Deferred Compensation Plan for Outside Directors of The Southern Company, as amended and restated effective January 1, 2008 (Director Deferred Compensation Plan), and invested in common stock units which earn dividends as if invested in common stock. Earnings are reinvested in additional stock units. Upon leaving the Board, distributions are made in common stock or cash.

In addition, Directors may elect to defer up to 100% of their remaining compensation in the Director Deferred Compensation Plan until membership on the Board ends. Such deferred compensation may be invested as follows, at the Director’s election:

►	in common stock units which earn dividends as if invested in common stock and are distributed in shares of common stock or cash upon leaving the Board; or
►	at the prime interest rate which is paid in cash upon leaving the Board.

All investments and earnings in the Director Deferred Compensation Plan are fully vested and, at the election of the Director, may be distributed in a lump-sum payment, or in up to 10 annual distributions after leaving the Board. We have established a grantor trust that primarily holds common stock that funds the common stock units that are distributed in shares of common stock. Directors have voting rights in the shares held in the trust attributable to these units.

investor.southerncompany.com   39

Compensation Discussion and
Analysis (CD&A)

What you will find in this CD&A:
41	2018 Company Performance Overview
We start with an overview of our strong 2018 business performance
43	Letter from the Compensation and Management Succession Committee
The Compensation and Management Succession Committee (Compensation Committee or Committee), in its letter, describes its key focus areas for 2018, its performance review of the CEO and its key decisions with respect to payouts for the year
45	Report of the Compensation Committee
46	Stockholder Outreach and Say on Pay Response
We describe what we heard from investors on executive compensation topics from our outreach efforts and how the Committee responded to the input
47	CEO Pay for Performance Alignment
We demonstrate how CEO pay is aligned with our performance and stockholder interests
48	New GHG Reduction Metric
We describe the new metric that is aligned with our GHG emission reduction goals and part of the CEO’s long-term incentive award for 2019
49	Executive Compensation Program
We describe the details of our executive compensation program, including base salary, short- and long-term incentive awards and benefits
58	Compensation Governance Practices, Beliefs and Oversight
We describe our key compensation beliefs, the active compensation governance oversight by the Committee and the Board, peer groups and other compensation policies and practices

This CD&A focuses on the compensation for our CEO, CFO and retired CFO as well as our three other most highly compensated executive officers serving at the end of 2018. Collectively, these officers are referred to as the NEOs.

Name	Title
Tom Fanning	Chairman of the Board, President and CEO of the Company
Andrew Evans	Executive Vice President and CFO of the Company, effective June 1, 2018; previously served as Chairman, President and CEO of Southern Company Gas
Art Beattie	Retired Executive Vice President and CFO of the Company (retired effective June 1, 2018)
Paul Bowers	Chairman, President and CEO of Georgia Power (Georgia Power CEO)
Mark Crosswhite	Chairman, President and CEO of Alabama Power (Alabama Power CEO)
Stephen Kuczynski	Chairman, President and CEO of Southern Nuclear Operating Company (Southern Nuclear CEO)

40   Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

2018 Company Performance Overview

We are one of America’s premier energy companies, delivering clean, safe, reliable and affordable energy to our electric and natural gas customers through our state regulated utilities. Our strategy is to maximize long-term value to stockholders through a customer-, community- and relationship-focused business model that is designed to produce sustainable levels of return on energy infrastructure.

Delivered Strong Financial Results and Created Value for Stockholders
►	We reported adjusted EPS above the top end of our original guidance range for 2018 (adjusted EPS results were about 7% greater than the mid-point of the original guidance range).
►	We increased our dividend for the 17th consecutive year, with dividend yield as of year-end 2018 at 5.4%.

Earnings Per Share	Dividends Paid

*   For a reconciliation of adjusted EPS to EPS under GAAP, see page 93.

Investor-Friendly Funding (Planning for the Future)
►	We focused on investor-friendly transactions to efficiently raise capital and strengthen our credit profile. Recent divestiture activities strengthened our ability to drive value for stockholders by being a more effective source of funding than issuing new common shares (offsetting 6 cents of dilution compared to issuing new common shares in 2018).
►	We have demonstrated discipline as both a buyer and seller of assets. The Southern Company Gas and Southern Natural Gas transactions in 2016 delivered value for stockholders. Our recent divested entities represented a small percentage of our earnings, and we remain a company whose value proposition is rooted in state-regulated utilities.

Excelled at the Fundamentals
►	We ranked in the top quartile on the Customer Value Benchmark Survey and were recognized among the most highly rated utilities for customer satisfaction by J.D. Power.
►	We produced top quartile generation availability performance.
►	We continued our commitment to employee safety by concentrating efforts on safety processes, safety culture and risk reduction to prevent injuries.
►	Our employees demonstrated their commitment to serving our communities during and after the multiple severe weather events experienced in 2018.

Significant Progress at Plant Vogtle Units 3 and 4
►	We achieved our principal year-end construction targets for 2018.
►	We achieved more direct construction earned hours at the site in 2018 than any previous single year to date.

investor.southerncompany.com   41

Compensation Discussion and Analysis (CD&A)

►	Despite significant progress at the site, we announced a $1.1 billion charge against earnings associated with the construction at Plant Vogtle Units 3 and 4. As part of the process to continually review and assess cost and schedule, and to reflect the learnings gained over the first year of managing the project, we announced that Southern Nuclear revised its estimate of the project cost. The new estimate, which included no change in the project’s expected in-service dates (November 2021 for Unit 3 and November 2022 for Unit 4), reflects an increase in Georgia Power’s projected share of the total cost, with a base capital cost of about $700 million and a new construction contingency estimate of approximately $400 million. We determined that seeking recovery of the additional base capital costs from customers was not appropriate. Georgia Power may request the Georgia Public Service Commission to evaluate costs currently included in the construction contingency estimate for rate recovery as and when they are appropriately included in the base capital cost forecast.

Commitment to Low- to No-Carbon Emissions by 2050
►	Our energy strategy includes the continued development of a diverse portfolio of energy resources to reliably and affordably serve customers and communities with a focus on reducing GHG emissions, including a 2030 goal of reducing carbon emissions by 50% as compared to 2007 and a goal of low- to no-carbon emissions by 2050.
►	Since 2007, the percentage of energy generated from coal has decreased by approximately 61%, while the energy from our renewables and natural gas resources has almost quadrupled (from 16% to 58% of our energy portfolio).
►	We continue to invest in robust proprietary research and development. This commitment is evidenced by our leadership of the international carbon capture research center and the only research and development center engaged in minimizing water use for electric generation.

Successful Regulatory Outcomes for Customers and Stockholders
►	We executed a tax law strategy which improved our credit profile, increased earnings potential and generated savings for customers.
►	We demonstrated the constructive nature of our state and federal regulatory environments as we worked throughout the year to deliver significant benefits to our customers from federal tax reform. In the process, many regulators also acknowledged the impacts of tax reform on the Company by allowing our utilities to adjust their rates and/or capital structures to mitigate these impacts and preserve the financial integrity of our utilities and pipeline investments.

Significant Recognition for our Accomplishments
►	From innovating our industry to making strides in sustainable energy, cybersecurity, human capital management and corporate culture, we are recognized as a leader by customers, partners, investors, employees and the broader business, science and technology communities.
2018 America’s Best Employers by Forbes Magazine, ranked 17th for the second year in a row	Top military employer, named by G.I. Jobs magazine for the 12th consecutive year
Ranked among the top utilities in Fortune’s annual World’s Most Admired Electric and Gas Utility	Among the Top 50 Companies for Diversity, listed by DiversityInc and Black Enterprise

Total Shareholder Return

Our goal is to deliver long-term value to our stockholders with appropriate risk-adjusted TSR. We have performed well compared to our peers and other key indices in 2019 and on a long-term basis of 25 years. However, our TSR has underperformed these indices in recent years. We believe performance relative to the Philadelphia Utility Index in recent years is largely attributable to investor sentiment regarding our major construction projects.

Total Shareholder Return (Annualized)

	2019 YTD	1-Year	3-Year	5-Year	25-Year
Southern Company	19.5%	(3.8%)	2.7%	6.3%	10.2%
Philadelphia Utility Index	11.6%	3.5%	11.1%	10.6%	8.2%
S&P 500 Index	13.1%	(4.4%)	9.2%	8.5%	9.1%
Dow Jones Industrial Average	11.5%	(3.5%)	12.9%	9.7%	10.1%

*    Source: Bloomberg using quarterly compounding. 2019 year-to-date TSR is as of March 15, 2019. All other data as of December 31, 2018.

42 Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

Letter from the Compensation and Management Succession Committee

To our Fellow Stockholders:

We are pleased to report to you on our continued focus on ensuring that our compensation programs are designed and implemented to drive long-term value creation for our stockholders and reflect feedback from our ongoing stockholder engagement program.

Compensation Committee Oversight and Engagement

We are actively engaged in our oversight responsibilities for executive compensation, leadership development and management succession planning. We met 10 times in 2018, with average Director attendance of 96%. The seven independent Directors serving on the Compensation Committee bring a diverse range of qualifications, attributes, skills, experiences and perspectives to our decision-making. We are committed to aligning pay with performance each year, hiring, developing and retaining top talent and ensuring alignment of our compensation program with the Company’s long-term strategy.

Throughout 2018 and into 2019, we continued our robust stockholder outreach program, which includes involvement by several of our Committee members in key engagements. In addition to direct participation, Directors receive regular updates from management on stockholder engagement and feedback. Our Committee also retained an independent compensation consultant to provide analysis on market practices, stockholder feedback and governance for the compensation programs.

Key Focus Areas

An overview of the key focus areas for our Committee over the past year are described below. Many of these were driven by the stockholder feedback process.

CEO Performance
►	Reviewed and approved the CEO’s performance goals for 2018 and engaged in ongoing performance assessment dialogue throughout the year
►	Engaged a third party to facilitate a review of CEO performance by the independent members of the Board

Human Capital Engagement
►	Gained insight at each regular Committee meeting about key talent at the local business unit/operating company level, including their specific human resources initiatives and actions on diversity and inclusion, culture and employee attraction, engagement and retention

Motivating and Retaining Key Talent and Thoughtful Succession Planning
►	Identified strategies and tools to motivate and retain key talent
►	Actively engaged in the identification and review of key talent throughout the organization
►	Conducted multiple detailed review sessions for CEO and senior management succession planning with the support of external consulting expertise

Goal Setting and Earnings Adjustments
►	Reviewed and continued our practice of setting financial goals consistent with earnings guidance and our financial plan
►	Remained actively engaged in reviewing any EPS adjustment by considering (1) management’s control over the earnings adjustment, (2) whether the item was contemplated in the financial plan, (3) alignment of pay outcome with stockholder impact and (4) alignment of pay outcome with management accountability

Compensation Goal for 2019 Aligned with GHG Reduction Efforts
►	Designed new compensation metric that links a portion of the CEO’s 2019 incentive pay to the Company’s GHG emission reduction goals for 2030 and 2050

Compensation Plan Design/Implementation and Alignment with Business Strategy and Stockholder Interests
►	Evaluated whether our incentive plan design is appropriate and strikes the right balance between short- and long-term results
►	Evaluated our plan design to ensure alignment with the business strategy and key financial objectives of superior risk-adjusted total shareholder return and regular, predictable, sustainable EPS and dividend growth, while maintaining financial integrity
►	Ensured our plan design is aligned with stockholder interests

investor.southerncompany.com     43

Compensation Discussion and Analysis (CD&A)

CEO Performance

The CEO’s performance throughout 2018 drove and delivered the strong results described at the beginning of the CD&A. Our Board believes that Mr. Fanning is among the best CEOs in the energy industry. Below are highlights of the CEO’s performance.

Industry Leadership and Credibility Created Long-Term Value for Stockholders

►

Industry leadership demonstrated through various roles and engagements on cyber and resiliency matters (e.g., Electricity Subsector Coordinating Council co-Chair, Tri-Sector Executive Working Group, expert Congressional testimony)

►	Leadership creating positive outcomes for stockholders, such as the extension of production tax credits for advanced nuclear and a premier position on cyber and physical security

Construction Oversight at Plant Vogtle Units 3 and 4

►	Critical involvement and engagement with co-owners, regulators and project’s oversight and governance committees
►	Successful attraction and retention of skilled craft labor, coupled with productivity improvements at the site, resulted in achievement of our principal year-end construction targets

Strategy for Long-Term GHG Reductions

►	Implementing long-term strategy to migrate generation fleet and power delivery infrastructure from “Big Iron” (i.e., traditional delivery model) to diversified infrastructure
►	Advancing ongoing engagement with stockholders and environmental stakeholder groups

Created Value and Mitigated Risks Through Accretive Transactions

►	Demonstrated deal discipline and industry credibility on M&A executions
►	Transactions created value for stockholders by offsetting over $5 billion of equity issuances and enhancing credit metrics
►	Expected equity needs through 2022 reduced from $7.0 billion to $2.4 billion
►

We believe that the transactions represent one of the highest valuation multiples for regulated electric and gas distribution transactions (creating 10 cents of EPS accretion, more than offsetting EPS dilution of 5 cents related to the revised estimate to complete the construction at Plant Vogtle Units 3 and 4, and also enhancing credit quality)

Successfully Executed Strategy in Response to Federal Tax Law Changes

►	Improved our credit profile, increased earnings potential and created savings for customers
►	Successfully raised equity ratios at operating companies to preserve credit quality of state-regulated subsidiaries
►	All three rating agencies removed negative watches and affirmed ratings with negative outlook
►	Delivered significant benefits to customers resulting from tax reform, while at the same time maintaining the credit metrics of our state-regulated businesses

Corporate Governance Enhancements

►	As Chairman of the Board, facilitated the Board’s commitment to regular Board refreshment (three new Directors added since March 2018)
►	Encouraged robust stockholder outreach efforts and participated in key stockholder engagements (except when discussing CEO pay)

Culture and Human Capital

►	Strong emphasis and engagement in culture, diversity and inclusion, equality and human capital matters
►	Continued to advance the workforce and Company culture through focus on safety, compensation and benefits, diversity and inclusion, succession planning and development for all employees

Notable Accolades

►	2018 Global Energy CEO of the year
►	Edison Electric Institute's Distinguished Leadership Award
►	CEO Coach of the Year (American Football Coaches Foundation) – past winners include CEOs from other well-respected companies such as AT&T, Honeywell, Hewlett-Packard and FedEx Corporation

44   Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

Pay Decisions

Our Committee believes that the compensation programs are appropriate and effectively align executive pay with the Company performance by:

►	Placing the majority of the CEO’s total compensation at risk (89% of pay is at risk)
►	Striking the right balance between short- and long-term incentives (significantly weighted to long-term with 74% of target incentives)
►

Appropriate use of performance metrics (e.g., market-based measures such as relative TSR and long-term value creation metrics such as EPS and return on equity (ROE) growth as well as safety, culture and operational goals)

►	Active evaluation of any adjustments to EPS or other goal performance

Every year, the Committee follows a robust and rigorous review process to ensure that the compensation programs as implemented are producing the desired outcomes that are aligned with stockholders’ long-term interests and overall Company performance.

2018 Incentive Compensation Pay Decisions

Despite the significant financial, operational and strategic successes of 2018 and the outstanding CEO performance and leadership, the Committee determined the charge against earnings related to the Vogtle construction project of 77 cents per share should be accounted for in the CEO incentive compensation payouts for 2018. We reduced the calculated 2018 CEO incentive payouts by approximately 52% ($6.1 million), which is equivalent to paying on GAAP for this item, resulting in the following reductions in the CEO’s annual and long-term incentive payouts:

►	2018 annual incentive award (PPP) was reduced 53% ($1.7 million)
►	2016-2018 long-term incentive award (PSP) was reduced 51% ($4.4 million).

We also reduced the calculated 2018 PPP payouts to other members of senior management who had accountability for the Vogtle project.

Our Board conducts an annual assessment of the CEO’s performance. The outcome of this year’s survey highlighted the CEO’s exemplary work and leadership in achieving outstanding financial and operational results. Furthermore, our Board strongly believes that our CEO and senior management team are the best leadership team in our industry. We believe Mr. Fanning’s leadership will continue to set Southern Company apart in creating significant value for stockholders for years to come. We intend to ensure that his pay is commensurate with his outstanding performance, depth of experience and his pivotal role in the industry on an ongoing basis.

Other Executive Pay Decisions

To ensure that we effectively motivate and retain key talent and critical leadership to successfully complete the construction of Plant Vogtle Units 3 and 4 in a timely and cost-effective manner, our Committee approved a special equity incentive award for Mr. Kuczynski, Southern Nuclear CEO, in early 2018. The award is designed to motivate and retain Mr. Kuczynski and link his compensation to the successful completion of the Plant Vogtle Units 3 and 4 construction project in accordance with the schedule approved by the Georgia Public Service Commission.

Based on feedback from stockholders during 2018 regarding retention of key talent to ensure successful implementation of our long-term business strategy, the Committee will continue to focus on motivating, retaining and compensating key talent in 2019.

Report of the Compensation Committee

We met with management to review and discuss the CD&A. Based on that review and discussion, we recommended to the Board that the CD&A be included in this proxy statement.

John D. Johns Chair	Anthony F. Earley, Jr.	David J. Grain	Veronica M. Hagen	Donald M. James	Dale E. Klein	Steven R. Specker

investor.southerncompany.com   45

Compensation Discussion and Analysis (CD&A)

Stockholder Outreach and Say on Pay Response

We are committed to engaging with our stockholders year-round. Feedback from our stockholders has resulted in changes to our executive compensation program over time.

At our 2018 annual meeting, we received 95% support of the votes cast on the Say-on-Pay vote, up from 62% in the prior year. Though our Say on Pay results for 2018 were very strong, we continued our stockholder outreach efforts in 2018 and early 2019, reaching out to the holders of 50% of our stock. Since January 2018, we have had over 60 engagements with 40 stockholders or stockholder advisors, representing 35% of our stock. An overview of what we heard from the engagements and how we have responded with respect to executive compensation matters is described below.

What We Heard	What We Did
Alignment between CEO pay and financial performance
Consistent with the 95% support for the 2018 Say on Pay vote, stockholders have expressed the following:
► Satisfaction with the 2017 payout decisions
► Support of the overall pay program designs
► A better understanding of the process used by the Committee for the evaluation of EPS adjustments and final determination of incentive compensation payouts
► Trust that the Committee will act to ensure pay for performance alignment

✓ Committee continued to evaluate plan design to ensure that the programs are producing outcomes that are aligned with stockholders’ interests and overall Company performance
✓ Committee continued to review all adjustments to earnings, whether positive or negative, to determine their appropriateness based on management control, materiality and overall impact to investors
✓ After thoughtful consideration by the Committee and consultation with the independent compensation consultant, the Committee reduced the CEO’s 2018 incentive payouts by $6.1 million, reflecting a 52% reduction as compared to the calculated incentive award amounts
✓ Reduction reflects the 2018 charge against earnings for the Vogtle construction project and is equivalent to paying on GAAP for this item

Linking CEO pay with GHG reduction goals ► Stockholders applauded the GHG reduction goals we set in April 2018 ► Stockholders expressed interest in the Company linking GHG reduction goals with CEO pay
✓ Committee added a new compensation metric for 2019 CEO compensation
✓ Meaningful portion of CEO’s 2019 long-term equity incentive award is aligned with the Company’s GHG reduction goals, including quantitative measures consistent with our 2030 goal and qualitative measures to help us reach our 2050 goal

Motivate and retain key talent
► Based on the Committee’s decision to reduce executive management’s 2017 incentive payouts, stockholders asked whether the Committee is concerned with being able to appropriately motivate, reward and retain key talent

✓ Board believes that Mr. Fanning’s leadership is critical to the long-term success of the Company and the Committee will continue to ensure that his pay is commensurate with his contribution to the enterprise
✓ Committee established a long-term incentive and retention program for Mr. Kuczynski, Southern Nuclear CEO, in early 2018 that links vesting of the award to successful completion of the Vogtle construction project on time with his continued leadership throughout construction and start-up
✓ Committee will continue to focus on engaging, motivating, rewarding and retaining key talent in 2019

As we described last year, in response to stockholder engagement and feedback during 2017 and early 2018, the Committee reduced incentive compensation payouts for the CEO and other senior executives for 2017. The Committee also eliminated EPS as a financial performance measure in the 2018 long-term incentive award program, so that EPS is not duplicated as a financial performance measure in the annual and long-term incentive programs. Further, the Committee reduced the weighting of the CEO’s individual performance component in the 2018 annual incentive program from 30% to 25%.

46   Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

CEO Pay for Performance Alignment

2018 CEO Incentive Payouts Demonstrate Pay for Performance Alignment

CEO Target Pay

We have strong alignment between CEO pay and performance based on three factors:
► We place the majority of the CEO’s total compensation at risk
► We have the appropriate metrics in place to align pay with long-term value creation for stockholders
► We actively review earnings adjustments to ensure pay outcome is consistent with stockholder interests

Despite the significant financial, operational and strategic successes of 2018 and the CEO's outstanding performance and leadership, the Committee determined the 77 cents charge against earnings related to the Vogtle construction project should be accounted for in the CEO’s 2018 incentive payouts to ensure that the outcome is consistent with stockholder returns.

The chart below demonstrates the impact of the reduction to the 2018 CEO’s incentive pay for short- and long-term performance awards of $6.1 million or 52%.

2018 CEO Incentive Pay ($ millions)
$6.1 million total reduction on 2018 incentive payouts		Calculation Details
	Target ■	Represents the 2018 target PPP and the target value at grant of the 2016-2018 PSP award as approved by the Committee
	Calculated ■	Represents the payout earned based on our goal performance, including adjusted EPS, prior to reductions
	Actual ■	Represents the actual payout approved by the Committee after reducing calculated payout

The chart to the right compares CEO target incentive pay to actual incentive payouts for the five-year period from 2014 to 2018. Over these five years, actual payouts were 55% lower than target, demonstrating that actual CEO pay is aligned with stock price performance and stockholder interests and is consistent with our relative TSR performance as compared to our peers over the same time period.
Five Year CEO Incentive Pay (as a % of Target Pay)
55% reduction in Incentive Pay versus Target
Calculation Details
Target ■	Represents the target PPP and the target value at grant of the PSP awards for the 5-year period as approved by the Committee
Actual ■	Represents the actual payouts approved by the Committee after reducing calculated payouts

investor.southerncompany.com   47

Compensation Discussion and Analysis (CD&A)

New GHG Reduction Metric for CEO’s 2019 Long-Term Incentive Award

Our energy strategy includes the continued development of a diverse portfolio of energy resources to reliably and affordably serve customers and communities with a focus on reducing GHG emissions, including a 2030 goal of reducing carbon emissions by 50% as compared to 2007 and a goal of low- to no-carbon emissions by 2050.

To demonstrate our commitment to the GHG reduction goals, the Compensation Committee added a new metric to the CEO’s 2019 long-term equity incentive award. A meaningful portion of the CEO’s 2019 PSP award (10% or up to $2 million) is aligned with our GHG reduction goals.

The Compensation Committee worked closely with the Operations, Environmental and Safety Committee to design the new metric. The Committees shared a desire to implement a measurable, quantitative component that is aligned with our 2030 goal of 50% reduction in GHG emissions, as well as a qualitative component that incentivizes behaviors to get us to our goal of low- to no-carbon emissions by 2050.

Quantitative Metric: Performance over the period from 2019 through 2021 is aligned with our goal to achieve 50% GHG emission reductions by 2030 and is defined in terms of net megawatt change, which includes:

►	Adding zero-carbon megawatts
►	Placing coal in retirement status or inactive reserve (which means no longer available for routine economic commitment and dispatch but available for resiliency and reliability)

Net MW Change(1)	Payout % of Target	Estimated % Complete by 2021 of 50% GHG Emission Reduction Goal for 2030
< 2,204 MW	0%	42% of 50% GHG Emission Reduction Goal
2,641 MW	50%	43% of 50% GHG Emission Reduction Goal
3,080 MW	100%	44% of 50% GHG Emission Reduction Goal
3,518 MW	150%	45% of 50% GHG Emission Reduction Goal
(1)	Goal is expressed in net megawatt change. Not all megawatts have the same GHG emissions.

Qualitative Metric: Creates incentives to achieve our goal of low- to no-carbon emissions by 2050 through a qualitative assessment by the Compensation Committee and the Board of the CEO’s leadership in advancing the energy portfolio of the future. The payout modifier, which is applied to the payout determined under the quantitative metric, is up to 30%.

►	Leadership in energy policy, nationally and within the industry
►	Research and development (R&D) investment, such as Electric Power Research Institute and Southern proprietary R&D
►	Investments, such as corporate venture capital spend and Energy Impact Partners
►	New business development, through Southern Power, PowerSecure, Sequent and liquefied natural gas (e.g., renewables, distributed generation, distributed infrastructure, Bloom Energy, Greener State)

Achievement	Modifier
Fails to meet	0%
Meets	+15%
Exceeds	+30%

48   Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

Executive Compensation Program

Overview of Key Compensation Components

Base Salary

►	The CEO recommends base salary adjustments for each of the other executive officers for the Compensation Committee’s review and approval. The recommendations take into account competitive market data provided by the Committee’s independent compensation consultant, the need to retain an experienced team, internal equity, time in position, recent base salary adjustments and individual performance. Individual performance includes, among other things, the individual’s relative contributions to the achievement of financial and operational goals in prior years.
►	Base salary adjustments are effective as of March 1 each year.
►	The Compensation Committee determines the CEO’s base salary based on its comprehensive review of his individual performance and taking into account competitive market data provided by the independent compensation consultant.

Name	March 1, 2017 Base Salary ($)	March 1, 2018 Base Salary ($)
Tom Fanning	1,350,000	1,350,000
Andrew Evans	800,000	800,000
Art Beattie	760,000	798,000
Paul Bowers	864,522	890,458
Mark Crosswhite	775,000	806,000
Stephen Kuczynski	751,644	774,193

investor.southerncompany.com   49

Compensation Discussion and Analysis (CD&A)

Annual Incentive Compensation (At Risk)

2018 Performance Pay Program (PPP)

►	PPP is an annual cash incentive award program that provides the opportunity to receive an annual cash award based on the achievement of predetermined financial, operational and individual goals.
►	The formula for computing PPP payouts is as follows:

Base Salary	x	Target Award Percentage (% of Base Salary; varies by pay grade)	x	Performance Goal Achievement (% of target level; payout ranges from 0% to 200%)	=	PPP Award Earned (ranges from 0% to 200%)

►	The Committee establishes the financial goals of EPS and net income based on the Company’s financial plan and value proposition, focusing on providing regular, predictable and sustainable EPS and dividend growth and strong returns on capital. Each year, the financial plan is revised to reflect the current economic and regulatory environment and expectations for investment opportunities. The Committee establishes threshold, target and stretch targets for the Company following review of the financial plan scenarios, industry comparisons and growth expectations from the prior year.
►	Our practice is to set the EPS target at the midpoint of our publicly announced EPS guidance range each year. For 2018, the EPS guidance range was $2.80 to $2.95 and the EPS target for PPP was set at $2.875. The 2018 guidance range reflected many changes from the prior year, including the December 2017 receipt of $1.7 billion in parent guarantee proceeds for Plant Vogtle Units 3 and 4 that was used to reduce costs for customers, changes in tax law that were effective in 2018 and the write-off of the Kemper IGCC gasifier during 2017. The result of these changes was that the 2018 guidance range and the 2018 EPS target for PPP were lower than the 2017 guidance range, the 2017 EPS target for PPP and the adjusted EPS result we reported for 2017. The 2018 guidance range and the impact of these changes on the guidance range were described to our investors during the earnings conference call in February 2018.
►	The Committee establishes operational goals that are primarily based on industry benchmarks, with an objective of delivering top quartile results compared to industry peers. For goals that do not have a comparable industry benchmark, the Committee sets stretch targets to motivate continuous improvement.
►	As part of its goal-setting process, the Committee reviews previous goals and performance along with input from the Finance Committee on financial goals (EPS and net income) and the Operations, Environmental and Safety Committee on operational goals to appropriately align the target and maximum goals with expected Company performance.
►	No payout can be made if events occur that impact the Company’s financial ability to fund the common stock dividends.

2018 PPP Goal Weighting

CEO and CFO

Other NEOs

For operational goals, weighting is generally 20% safety, 20% culture and 60% customer satisfaction, availability, reliability, nuclear plant operations, Plant Vogtle Units 3 and 4 and gas operations.

50   Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

2018 PPP Goal Details

Below is a summary of the PPP goals for 2018. Weighting varies based on position and business unit. Since Mr. Evans was the CEO of Southern Company Gas prior to assuming the role of CFO in June 2018, his PPP goals also include goals for Southern Company Gas.

Performance Measures and Weighting	Description of Measure and Goal Setting	Purpose/Objective of Measure
EPS

The Company’s net income from ongoing business activities divided by average shares outstanding during the year

EPS target is consistent with our business plan and aligned with the midpoint of our publicly-announced guidance range for the year

Supports commitment to provide stockholders solid, risk-adjusted returns and to support and grow the dividend
Business Unit Net Income

Net income after dividends on preferred and preference stock, if any

Overall corporate financial performance determined by the equity-weighted average of the business unit net income goal payouts

Target is consistent with our 2018 business plan

Supports delivery of stockholder value and contributes to the Company’s sound financial policies and stable credit ratings
Safety

Focuses the entire Company on continuous improvement in striving for a safe work environment

Specific metrics include critical risk controls, corrective actions, safety management framework, safety processes and procedures and serious injury occurrences

A safe work environment across all work locations is essential for the protection of employees, customers and communities
Culture

Seeks to improve the inclusive workplace, including measures for diversity and employee satisfaction

Target achievement requires top quartile diversity ranking, majority employee participation in wellness initiatives, spend with diverse suppliers and improvement in workforce representation

Company culture supports workforce development efforts and helps assure diversity of suppliers
Customer Satisfaction

Surveys used to evaluate performance for each traditional electric operating company and provide a ranking for each customer segment (residential, commercial and industrial); for gas operations, goals focus on call center service levels and appointment attainment

Target set at top quartile performance based on customer benchmark surveys or similar

Performance of all goals affects customer satisfaction
Availability

Measures peak season equivalent forced outage rate (EFOR) and indicates efficient operation of generation fleet during high-demand periods

Target peak season EFOR goal requires top quartile performance

Availability of sufficient power during peak season fulfills the obligation to serve and provide customers with power while effectively managing generation resources
Reliability	Measures transmission and distribution system reliability by frequency and duration of outages Target set based on improving historical performance	Reliably delivering power is essential to operations

investor.southerncompany.com   51

Compensation Discussion and Analysis (CD&A)

Performance Measures and Weighting	Description of Measure and Goal Setting	Purpose/Objective of Measure
Nuclear Plant Operations	Measures nuclear safety, reliability and availability of the nuclear fleet Targets set utilizing nationally-recognized nuclear ratings to maintain nuclear safety and reliability	Safe and efficient operation of the nuclear fleet is important for delivering clean energy at a reasonable price
Plant Vogtle Units 3 and 4

A combination of objective and subjective measures is considered in assessing the degree of achievement by an executive review committee for the Vogtle project

Annual targets are established that are designed to achieve long-term project completion

Long-term construction projects are accomplished through achievement of annual targets over the life cycle of the project
Gas Operations

Measures pipeline safety and reliability, including miles of pipeline replaced and leak response time; added total damage ratio, which measures excavation damages

Targets for damage ratio and leak response set to maintain safety and reliability

Safe and reliable delivery of gas is essential to operations
Individual Factors	Focus on overall business performance as well as factors including leadership development, succession planning and fostering the culture and diversity of the organization	Individual goals provide the Compensation Committee the ability to balance quantitative results with qualitative inputs by focusing on both business performance and behavioral aspects of leadership that are designed to lead to sustainable long-term growth

2018 Financial Performance

Financial Goal Achievement for 2018 PPP

We exceeded the financial goals for the year set by the Compensation Committee.

Financial Goals	Threshold ($)	Target ($)	Maximum ($)	Result ($)	Calculated Achievement (%)
EPS*	2.725	2.875	3.025	3.07	200
Alabama Power Net Income* (millions)	827	871	916	926	200
Georgia Power Net Income* (millions)	1,305	1,405	1,505	1,529	200
Southern Company Gas Net Income* (millions)	420	450	470	475	200
*	In determining EPS and net income for compensation goal achievement purposes, the Compensation Committee excluded acquisition, disposition and integration impacts, earnings from the Wholesale Gas Services business of Southern Company Gas, charges and an income tax credit related to plants under construction, additional net tax benefits as a result of implementing federal tax reform and settlement proceeds of Mississippi Power Company's claim for lost revenue resulting from the 2010 Deepwater Horizon oil spill in the Gulf of Mexico. For a reconciliation of EPS, as adjusted, to EPS under GAAP, see page 93.

The Southern Nuclear net income goal result is based 50% on the Alabama Power net income goal result and 50% on the Georgia Power net income goal result. For 2018, the calculated achievement of the Southern Nuclear net income financial goal was 200%.

The corporate net income business unit financial goal payout is determined by the equity-weighted average payout of the Alabama Power, Georgia Power, Gulf Power Company (Gulf Power), Mississippi Power Company (Mississippi Power), Southern Power and Southern Company Gas net income goals. For 2018, the calculated achievement of the corporate net income financial goal was 197%.

52   Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

2018 Operational Performance

Operational Goal Achievement for 2018 PPP

Operating performance was strong across the Southern Company system for 2018.

Operational Goals	Alabama Power Result	Georgia Power Result	Southern Company Gas Result	Southern Nuclear Result	Corporate Result
Safety	130%	140%	200%	140%	120%
Culture	135%	121%	134%	107%	122%
Operations(1)	193%	131%	145%	88%	154%
Achievement %	169%	132%	154%	100%	141%
(1)	Operations includes customer satisfaction, availability, reliability, nuclear plant operations, Plant Vogtle Units 3 and 4 and gas operations.

2018 Individual Performance

Individual Performance Results for 2018 PPP

2018 was a year of strong overall performance and many strategic advances for the Company, led by our team of executive officers. The Committee firmly believes that the overall individual performance for the executive officer team well exceeded target for the year, given the significant financial, operational and strategic successes.

Individual performance for executive officers was differentiated based on a review of actual achievement. The following areas were considered for assessing the executive team performance (each individual's performance was assessed separately):

►	Provided leadership to exceed financial targets, on an adjusted basis, and operational targets resulting in consistently paid stockholder dividends
►	Executed tax law strategy which improved our credit profile, increased earnings potential and generated savings for customers
►	Continuously excelled at the fundamentals of our business by achieving high customer satisfaction ratings relative to peers and internal customer satisfaction metrics
►	Strategic execution of transactions that support long-term stockholder returns, including investor-friendly transactions to efficiently raise capital and strengthen our credit profile
►	Made strides on expanding solar, wind and gas platforms as part of our commitment to reduce GHG emissions
►	Led extraordinary efforts and commitment to serve our communities during and after the multiple severe weather events experienced during 2018
►	Maintained pivotal national leadership roles in energy, economic and security advisory roles
►	Continued to advance the workforce and Company culture through focus on safety, compensation and benefits, diversity and inclusion, performance management, succession planning and development for all employees
►	Despite the $1.1 billion charge against earnings, we saw significant progress in the construction of Vogtle Units 3 and 4 and we achieved our principal year-end construction targets; the Committee determined the charge against earnings should be taken into account for members of senior management who had accountability for the project

investor.southerncompany.com   53

Compensation Discussion and Analysis (CD&A)

2018 Actual PPP Payouts

Based on the feedback from stockholder engagement, thoughtful consideration by the Compensation Committee and consultation with its independent compensation consultant, the Compensation Committee reduced the calculated 2018 PPP payout to the CEO and certain other members of senior management.

Name	Target 2018 PPP Opportunity (% of salary)	Target 2018 PPP Opportunity ($)	Total Performance Factor (%)(1)	Calculated 2018 PPP Payout ($)	Reduction to Payout (%)	Actual 2018 PPP Payout ($)
Tom Fanning	135%	1,822,500	176%	3,213,068	(53%)	1,522,699
Andrew Evans	80%	640,000	184%	1,177,078	—	1,177,078
Art Beattie(2)	85%	678,300	176%	679,504	—	679,504
Paul Bowers	80%	712,366	168%	1,196,776	(30%)	837,743
Mark Crosswhite	80%	644,800	190%	1,222,541	—	1,222,541
Stephen Kuczynski	75%	580,645	155%	902,322	(30%)	631,625
(1)	Shown as rounded numbers.
(2)	Payout for Mr. Beattie is prorated for the time that he was employed during 2018.

Long-Term Equity Incentive Compensation (At Risk)

Evolution of Long-Term Equity Incentive Program Over Time

Our long-term equity incentive program has evolved in response to stockholder feedback and our ongoing evaluation of best practices.

2018 Long-Term Equity Incentive Grants

►	Long-term performance-based awards are intended to promote long-term success and increase stockholder value by directly tying a substantial portion of the NEOs’ total compensation to the interests of stockholders.
►	70% of the long-term equity incentive award is in performance share units that are earned solely based on achievement of pre-established performance goals of relative TSR and consolidated ROE over a three-year performance period from 2018 to 2020. Payouts can range from 0% to 200% of target, based on actual level goal achievement.
►	30% of the long-term equity incentive award is in PRSUs that are earned only if a pre-established performance goal of cash from operations is met. If the goal is not met, all PRSUs are forfeited. If the goal is met, the PRSUs vest one-third per year over a three-year period.
►	If earned, awards are paid in common stock. Accrued dividend equivalent units (DEUs) are received only if the underlying award is earned.

54   Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

2018-2020 Performance Share Program Award

The PSP award includes financial and market-based performance goals over the three-year performance period from 2018 to 2020 and is further subject to a credit quality threshold requirement.

Goal	What it Measures	Why it’s Important
Relative TSR	TSR relative to a utility peer group of companies that are believed to be most similar to the Company in both business model and investors. It measures investment gains arising from stock price appreciation and dividends received from that investment. The peer group is described on page 61 and is subject to change based on merger and acquisition activity.	Aligns pay with investor returns relative to peers
Consolidated ROE	Consolidated Southern Company ROE of the traditional electric operating companies, Southern Company Gas and Southern Power	Aligns pay with Southern Company’s ability to maximize return on capital invested

The financial goals are also subject to a credit quality threshold requirement that encourages the maintenance of adequate credit ratings to provide an attractive return to investors. If the primary credit rating falls below investment grade at the end of the three-year performance period, the payout for the ROE goal will be reduced to zero.

For each of the performance measures, a threshold, target and maximum goal was set at the beginning of 2018.

	Relative TSR Performance	Consolidated ROE Performance	Payout
Maximum	90th percentile or higher	13.0%	200%
Target	50th percentile	11.0%	100%
Threshold	10th percentile	9.5%	0%

2018 Performance Restricted Stock Units Award

►	The PRSU award includes a financial performance goal of cash from operations that must be met after the first year for any PRSUs to vest during the three-year period.
►	The Compensation Committee believes that allocating a portion of the long-term equity incentive program to PRSUs with a one-year performance goal related to our ability to pay regular dividends continues to provide alignment with stockholders and enhance retention.
►	PRSUs are earned only if Southern Company’s cash from operations in 2018 exceeds $2.3 billion, the amount of dividends paid in 2017. If earned, the PRSUs vest one-third each year over a three-year period.

2018 Long-Term Equity Incentive Grants

	Target as Percent of Base Salary		PSP – Relative TSR (40%)	PSP – Consolidated ROE (30%)	PRSUs – Cash From Operations (30%)	Total Long-Term Grant (100%)
Tom Fanning	675%		$3,645,018	2,733,766	2,733,766	9,112,550
		# of units	83,563	62,990	62,990
Andrew Evans	275%		$879,990	659,984	659,984	2,199,958
		# of units	20,174	15,207	15,207
Art Beattie	275%		$877,809	658,335	658,335	2,194,479
		# of units	20,124	15,169	15,169
Paul Bowers	275%		$979,487	734,632	734,632	2,448,751
		# of units	22,455	16,927	16,927
Mark Crosswhite	275%		$886,620	664,931	664,931	2,216,483
		# of units	20,326	15,321	15,321
Stephen Kuczynski	200%		$619,360	464,510	464,510	1,548,380
		# of units	14,199	10,703	10,703

investor.southerncompany.com   55

Compensation Discussion and Analysis (CD&A)

2016-2018 Performance Share Program Actual Payout

The calculated payout for the 2016-2018 PSP awards was 95% of target. Based on the feedback from stockholder engagement, thoughtful consideration by the Compensation Committee and consultation with its independent compensation consultant, the Compensation Committee reduced the calculated PSP payout to the CEO.

	Grant Date Target Value of PSUs Granted ($)	Calculated Value of PSUs Earned ($)(1)	Reduction to Payout (%)	Value of Actual PSU Payout ($)(1)
Tom Fanning	7,800,022	8,684,410	(51%)	4,236,610
Art Beattie	1,984,033	2,208,956	—	2,208,956
Paul Bowers	2,308,212	2,569,885	—	2,569,885
Mark Crosswhite	1,905,557	2,121,604	—	2,121,604
Steve Kuczynski	1,240,585	1,381,280	—	1,381,280
(1)	Based on the closing stock price of $49.24 on the date the Compensation Committee made its decisions. Includes accrued DEUs.

Mr. Evans was not an employee of the Southern Company system when the 2016-2018 PSP award was granted.

Payout Results for 2015 through 2018 Performance Share Program Awards

The chart below summarizes calculated payouts for the four most recent PSP award three-year performance cycles, including the recently completed 2016-2018 performance cycle. The chart does not reflect reductions, if any, determined by the Committee.

			PSUs Earned Based on Performance to Date
Performance Period	Performance Measures	Weight	2013	2014	2015	2016	2017	2018	Total Calculated Payout
2016-2018	Relative TSR - Custom Peer Group	50%					23%
PSUs	Cumulative EPS*	25%					160%		95%
	Equity-weighted ROE*	25%					173%
2015-2017	Relative TSR - Custom Peer Group	50%				63%
PSUs	Cumulative EPS	25%				158%			113%
	Equity-weighted ROE	25%				167%
2014-2016 PSUs	Relative TSR - Custom Peer Group	100%			0%				0%
2013-2015	Relative TSR - Custom Peer Group	50%		0%					28%
PSUs	Relative TSR - Philadelphia Utility Index	50%		55%
*	In determining EPS and ROE for compensation goal achievement purposes for the 2016-2018 performance period, the Compensation Committee excluded acquisition, disposition and integration impacts (2016-2018), earnings from Southern Company Gas (2016), earnings from the Wholesale Gas Services business of Southern Company Gas (2017 and 2018), charges and an income tax credit related to plants under construction, including additional equity return related to the Kemper IGCC in 2016 and 2017 (2016-2018), the 2018 earnings impact of the Toshiba parent guarantee proceeds paid in 2017 (2018), charges for a write-down of Gulf Power's ownership of Plant Scherer Unit 3 (2017), settlement proceeds of Mississippi Power's claim for lost revenue resulting from the 2010 Deepwater Horizon oil spill in the Gulf of Mexico (2018) and additional net tax benefits as a result of implementing federal tax reform (2017 and 2018).

The equity-weighted ROE goal measured the returns of our traditional electric operating companies as well as the percentage of the capital structure that is financed with equity. The target is aligned with top quartile performance, and the maximum represents industry-leading performance, compared to electric operating company peers. The aggregate payout reflects above target performance by Alabama Power, Georgia Power and Gulf Power and zero payout contribution by Mississippi Power. The following table describes the results for each of the traditional electric operating companies.

	Return on Equity (A)	Equity ratio (B)	Equity-weighted ROE (A x B)	Weight	Weighted payout
Alabama Power	13.1%	46.3%	6.1%	29%	58%
Georgia Power	11.9%	51.5%	6.1%	54%	107%
Gulf Power	9.9%	51.7%	5.1%	7%	8%
Mississippi Power	6.5%	47.4%	3.0%	10%	0%
Total payout				100%	173%

56    Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

Incentive and Retention Award to Mr. Kuczynski

In limited situations, special equity awards are granted to address specific needs, including motivating and retaining key talent. These awards are designed to further align the recipient’s interests with those of the Company’s stockholders.

In 2018, the Compensation Committee approved an equity award to Mr. Kuczynski in order to retain his critical leadership and expertise throughout the successful completion of the construction project at Plant Vogtle Units 3 and 4 in accordance with the schedule approved by the Georgia Public Service Commission in December 2017. With over 30 years in the nuclear industry, Mr. Kuczynski has been an active participant in the nation’s nuclear development. He has served on numerous academic, advisory and technical boards and committees, including the Nuclear Energy Institute, the Institute of Nuclear Operations National Nuclear Accrediting Board and the advisory boards of the Georgia Institute of Technology’s Nuclear and Radiological Engineering Program. Mr. Kuczynski received the Special Achievement Award from the U.S. Nuclear Infrastructure Council and the Presidential Citation from the American Nuclear Society. He currently oversees nuclear operations for the entire Southern Company system, including Southern Company’s six nuclear reactors and the construction of the two new reactors at Plant Vogtle.

The award, effective May 23, 2018, consists of two parts totaling $3 million.

►	40% of the award consists of performance share units contingent upon the successful receipt of the fuel load authorization from the U.S. Nuclear Regulatory Commission for Plant Vogtle Unit 3 (50%) by December 31, 2021 and Unit 4 (50%) by December 31, 2022. Failure to meet the deadline for each unit will result in forfeiture of the award connected to that deadline, and the Compensation Committee must certify receipt of each fuel load authorization prior to vesting of the award.
►	60% of the award consists of time-based restricted stock units that vest 20% each year for five years on December 31 of each year, with the first tranche vesting on December 31, 2018. Vesting will be accelerated if the fuel load authorizations for Plant Vogtle Units 3 and 4 are received from the U.S. Nuclear Regulatory Commission before December 31, 2022.

In addition, the Compensation Committee reserved the right to modify, terminate or accelerate the performance-based award prior to vesting in the event of, but not limited to, the case of abandonment of the Vogtle project after an amendment to or revocation, withdrawal or cancellation of the Vogtle Certificate of Public Convenience and Necessity by the Georgia Public Service Commission.

See the Summary Compensation Table, Grants of Plan-Based Awards Table, the Outstanding Equity at Fiscal Year End Table and accompanying information for more information on this award.

Consulting Agreement for Mr. Beattie

On May 23, 2018, the Company entered into a consulting agreement with Mr. Beattie, effective as of August 1, 2018. Mr. Beattie retired from the Company effective June 1, 2018, and the Company requested that Mr. Beattie assist with an orderly transition of knowledge and expertise in the role after his retirement. The term of the agreement ended December 31, 2018. All amounts associated with the consulting agreement are disclosed in the Summary Compensation Table.

Benefits

Retirement Benefits

►	Employee Savings Plan: Substantially all employees are eligible to participate in the Employee Savings Plan (ESP), our 401(k) plan. The NEOs are also eligible to participate in the Supplemental Benefit Plan (SBP), which is a nonqualified deferred compensation plan where we can make contributions that are prohibited to be made under the ESP due to limits prescribed for 401(k) plans under the Internal Revenue Code of 1986, as amended (tax code).
►	Pension Benefits: Substantially all employees participate in a funded Pension Plan. Normal retirement benefits become payable when participants attain age 65. These benefits vest after the employee completes five years of vesting service. The Company also provides unfunded benefits to certain employees, including the NEOs, under two nonqualified plans: the Supplemental Benefit Plan (Pension-Related) (SBP-P) and the Supplemental Executive Retirement Plan (SERP). The SBP-P and the SERP provide additional benefits the Pension Plan cannot pay due to limits applicable to the Pension Plan.

investor.southerncompany.com   57

Compensation Discussion and Analysis (CD&A)

►	Deferred Compensation Benefits: We offer a Deferred Compensation Plan (DCP), which is an unfunded plan that permits participants to defer income as well as certain federal, state and local taxes until a specified date or their retirement, disability, death or other separation from service.

Change-in-Control Protections

►	We believe that change-in-control protections allow management to focus on potential transactions that are in the best interest of our stockholders.
►	Change-in-control protections include severance pay and, in some situations, vesting or payment of incentive awards.
►	We provide certain severance payments if there is a change in control of the Company and a termination of the executive’s employment (either involuntary termination not for cause or voluntary termination for good reason), often called a “double trigger”.
►	Severance payment for the CEO is three times salary plus target PPP opportunity. For the other NEOs, severance is two times salary plus target PPP opportunity. No excise tax gross-up would be provided.

Perquisites

►	We provide limited perquisites to our executive officers, consistent with the Company’s goal of providing market-based compensation and benefits.
►	The Compensation Committee recognizes that permitting limited personal use of system aircraft for certain executives allows them to continue to perform their duties in a safe, secure environment and promotes safe and effective use of their time. For 2018, the Compensation Committee approved personal use of system aircraft for Mr. Fanning and Mr. Kuczynski. Amounts for the personal use of system aircraft for Mr. Fanning and Mr. Kuczynski are included in the Summary Compensation Table.
►	The personal safety and security of employees at home, at work and while traveling is of utmost importance to the Company. Given Mr. Fanning’s profile and high visibility, we believe that the costs of his security program are appropriate and a necessary business expense and that we can benefit from the added security measures for him. Costs reported in the Summary Compensation Table reflect the ongoing security services provided during 2018.
►	No tax assistance is provided on perquisites to executive officers of the Company, except on certain relocation-related benefits that are generally available to all employees.

Compensation Governance Practices, Beliefs and Oversight

Executive Compensation Best Practices

What We Do
►	The Compensation Committee ensures that actual payouts align with performance and stockholder interest
►	100% of short- and long-term incentive awards are performance-based
►	Independent compensation consultant retained by the Compensation Committee
►	Policy against hedging and pledging of stock by Directors and executive officers
►	Executive officers receive limited ongoing perquisites that make up a small portion of total compensation
►	Strong stock ownership requirements for Directors and executive officers
►	Change-in-control severance payouts require double-trigger of change in control and termination of employment
►	Clawback provision for incentive compensation awards
►	89% of CEO target pay is at risk based on achievement of performance goals
►	Engagement in year-round stockholder outreach efforts
►	Dividends on stock awards received only if underlying award is earned

What We Don’t Do
►	No tax gross ups for executive officers (except on certain relocation-related expenses)
►	No employment agreements with our executive officers
►	No stock option repricing without stockholder approval
►	No excise tax gross-ups on change-in-control severance arrangements

58   Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

Key Compensation Beliefs and How They are Applied

We design our compensation program to:

►	Attract, engage, competitively compensate and retain our employees
►	Implement our pay for performance philosophy

We target the total direct compensation for our executives at market median and place a very significant portion of that target compensation at risk — subject to achieving both short-term and long-term performance goals. In fact, only the base salary portion of executive compensation is fixed.

Our Compensation Program is Designed to Further Our Long-Term Strategy

Operating premier state-regulated utilities and investing in energy infrastructure under long-term contracts are the focus of our customer-centric business model, which is designed to support regular, predictable and sustainable long-term earnings and dividend growth. We believe in several overarching principles in designing the compensation program to tie to our long-term strategy.

Alignment with Strategy ►Metrics support long-term business strategy of superior risk-adjusted returns ►Annual financial goals are aligned with investor guidance
Pay for Performance
►Ensure a strong pay-for-performance relationship exists between business results, stockholder returns and payouts
►Where appropriate, use individual performance metrics to enhance pay-for-performance relationship
►Ensure appropriate pay mix (i.e., the % of total pay derived from annual and long-term incentives) accurately reflects the scope of responsibility of the role
►The Compensation Committee exercises discretion when necessary to ensure actual payouts are appropriately aligned with business performance and stockholder returns

Balance and Sustainability
►Designs balance achievement of short-term goals and long-term value creation
►Designs balance operational goals and financial objectives (leading and lagging indicators)
►Ensure programs reward behaviors that drive long-term sustainability for customers, stockholders, employees and the communities we serve

Clawback of Awards

We grant all incentive awards to our executive officers under our Omnibus Incentive Compensation Plan (Omnibus Plan). The Omnibus Plan includes a clawback provision that applies to annual and long-term incentive awards granted under the Omnibus Plan.

If we are required to prepare an accounting restatement due to material noncompliance as a result of misconduct, and an executive officer of the Company knowingly or grossly negligently engaged in or failed to prevent the misconduct or is subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, the executive officer must repay us the amount of any payment in settlement of awards earned or accrued during the 12-month period following the first public issuance or filing that was restated.

investor.southerncompany.com   59

Compensation Discussion and Analysis (CD&A)

Compensation Governance Oversight by the Board and its Committees

The Board and its committees are actively engaged in the compensation process to ensure appropriate compensation governance oversight.

Principle	Description	Application
Collaboration	►Obtain review and input into financial and operational goals from applicable Board committees
►The Finance Committee reviews the Company’s financial plan and the proposed compensation program financial goals to ensure that the goals are aligned with the financial plan and are rigorous and provides its input to the Compensation Committee.
►The Operations, Environmental and Safety Committee reviews the proposed operational goals compared to industry benchmarks and prior year results and provides its input to the Compensation Committee.

Alignment	►The Compensation Committee ensures alignment of financial targets for compensation programs with financial plan and EPS guidance	►The Compensation Committee approves an EPS goal that is aligned with the EPS guidance range established at the beginning of the year.
Analysis and Discretion	►Active involvement by the Compensation Committee in ensuring alignment between calculated performance results and payouts under incentive compensation programs
►The Compensation Committee receives updates on financial and operational progress against goals at each regular meeting and engages in regular dialogue regarding progress towards goals and impacts to at-risk compensation.
►The CEO, assisted by Human Resources staff, reviews the individual performance results for the other executive officers with the Compensation Committee.
►The Compensation Committee carefully considers all adjustments to financial goals in light of overall Company performance and retains discretion to adjust payouts up or down to ensure appropriate alignment between rewarding performance and holding management accountable for decisions that impact stockholders.
►No decisions are made by the Compensation Committee with respect to payouts for the Company’s executive officers until after the end of the performance period.

Engagement	►Ensure Board engagement in key compensation decisions
►At every Board meeting, the Chair of the Compensation Committee reports to the full Board the key items discussed and any actions taken at each Compensation Committee meeting.
►All independent Directors are engaged in setting the CEO’s annual individual performance goals and reviewing the performance of the CEO each year.
►The Compensation Committee reviews all decisions about CEO compensation with the independent Directors for ratification by the independent Directors.

60   Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

Peer Groups and Establishing Market-Based Compensation Levels

We strive for consistency in developing our peer groups while recognizing differences when appropriate.

Peer Group for 2018 Compensation Decisions

Used to determine the total direct compensation for our executives

Includes more companies than the peer group we use for relative TSR metric since we compete with a broader range of large utilities for top talent

►We target the total direct compensation for our executives at market median of a peer group of publicly-traded utility companies.
►Pay Governance, in conjunction with the Compensation Committee, uses market-based compensation levels from the Willis Towers Watson Energy Services Survey (Survey) focusing on regulated utilities with revenues above $6 billion and aligned with the scope of our business (one of the largest utility holding companies in the United States based on revenues and market capitalization).
►The peer group stayed relatively the same from 2017 to 2018. Five new companies participated in the Survey, met the revenue guideline and were added to the group (AVANGRID, Berkshire Hathaway Energy, Eversource Energy, TransCanada and WEC Energy Group, Inc.). Three companies that were in the peer group in 2017 were eliminated in 2018 because they did not meet the revenue guideline or did not participate in the updated Survey (DTE Energy Company, GE Energy and UGI).

Peer Group for Relative TSR Metric for 2018-2020 Performance Period

Used to measure our relative TSR performance, which is one of the performance measures for the long-term incentive award

►We identify companies that are believed to be most similar to Southern Company in both business model and investors.
►Several companies in the relative TSR peer group do not meet the size requirement to be included in the compensation peer group (+$6 billion in revenues), and one company did not participate in the Survey from which the data for the compensation peer group is derived.

Peer Group for 2018 Compensation Decisions		Peer Group for Relative TSR Metric for 2018-2020 Performance Period

Unique Peers:
AVANGRID
Berkshire Hathaway
Energy
Calpine Corporation
Direct Energy, LP
Dominion
     Energy, Inc.
Energy Transfer
     Partners, L.P.
Exelon Corporation
FirstEnergy Corp.
Kinder Morgan, Inc.
National Grid plc
NextEra Energy, Inc.
NRG Energy, Inc. ONEOK, Inc. Public Service Enterprise Group Incorporated Sempra Energy Tennessee Valley Authority TransCanada Corporation The AES Corporation The Williams Companies, Inc.
Common Peers:
Ameren Corporation
American Electric Power Company, Inc.
CenterPoint Energy, Inc.
CMS Energy Corporation
Duke Energy Corporation
Edison International
Entergy Corporation
Eversource Energy
PG&E Corporation
PPL Corporation
WEC Energy Group, Inc.
Xcel Energy Inc.
Unique Peers: Alliant Energy Corporation Consolidated Edison, Inc. DTE Energy Company Great Plains Energy Incorporated OGE Energy Corp. Pinnacle West Capital Corporation

For 2019, we have taken further steps to align our peer groups and improve consistency between the peer groups.
Changes to Peer Group for 2019 Compensation Decisions	+	Additions		Changes to Peer Group for Relative TSR Metric for 2019-2021 Performance Period	+	Additions
		DTE Energy Company				Evergy, Inc.
(formerly Westar)
	-	Deletions				FirstEnergy Corp.
		Calpine Corporation	TransCanada			Fortis Energy Services
		Direct Energy, LP	Corporation			Sempra Energy
		Kinder Morgan, Inc.	The AES Corporation
		NRG Energy, Inc.	The Williams		-	Deletions
		ONEOK, Inc.	Companies, Inc.			PG&E Corporation
Tennessee Valley Authority

investor.southerncompany.com   61

Compensation Discussion and Analysis (CD&A)

Other Compensation and Governance Inputs, Policies and Practices

Role of the Compensation Committee
►	The Compensation Committee is responsible for overseeing the development and administration of our compensation and benefits policies and programs as well as the review and approval of all aspects of our executive compensation programs.
►	The Compensation Committee is supported in its work by the HR Department, the Finance Committee (financial goals), the Operations, Environmental and Safety Committee (operational goals) and the Compensation Committee’s independent compensation consultant.

Role of the CEO
►	The CEO makes recommendations to the Compensation Committee regarding other executive officers with respect to (1) base salary adjustments, (2) PPP targets and individual performance achievement payouts and (3) long-term incentive compensation program targets. These recommendations are based upon market data provided by the independent compensation consultant, the CEO’s assessment of each executive officer’s performance, the performance of the individual’s respective business or function and employee retention considerations.
►	The Compensation Committee considers the CEO’s recommendations in approving the compensation for the other executive officers. However, the Compensation Committee makes the final decisions with respect to compensation decisions for the executive officers.
►	The CEO does not play any role with respect to decisions impacting his own compensation.

Role of the Independent Compensation Consultant
►	The Compensation Committee has retained Pay Governance as its independent executive compensation consultant. Pay Governance reports directly to the Compensation Committee. A representative of Pay Governance attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chair between meetings.
►	Pay Governance provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services include advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to the executive’s performance.
►	In 2018, Pay Governance provided an annual competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution and fair value expense. Additionally, the Compensation Committee relies on Pay Governance to provide information and advice on executive compensation and related corporate governance trends throughout the year. Pay Governance provided no services to Company management during 2018.
►	The Compensation Committee retains authority to hire Pay Governance directly, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement. The Compensation Committee has assessed the independence of Pay Governance pursuant to the listing standards of the NYSE and SEC rules and concluded that Pay Governance is independent and that no conflict of interest exists that would prevent Pay Governance from serving as an independent consultant to the Compensation Committee.

Prohibition on Hedging and Pledging of Common Stock

Our insider trading policy includes an “anti-hedging” provision that prohibits Directors and employees (including officers) and certain of their related persons (such as certain of their family members and entities they control) form purchasing or selling, or making any offer to purchase or sell, derivative securities relating to securities of the Company or its subsidiaries. The policy specifies examples of covered derivative securities, including exchange-traded options to purchase or sell securities of the Company or its subsidiaries (so-called “puts” and “calls”) or financial instruments that are designed to hedge or offset any decrease in the market value of securities of the Company or its subsidiaries (including but not limited to prepaid variable forward contracts, equity swaps, collars and exchange funds).

Our insider trading policy also includes a “no pledging” provision that prohibits pledging of our stock for all Southern Company executive officers and Directors.

62   Southern Company 2019 Proxy Statement

Compensation Discussion and Analysis (CD&A)

Stock Ownership Requirements

We believe ownership requirements align the interest of officers and stockholders by promoting a long-term focus and long-term share ownership. All of our executive officers are subject to stock ownership requirements, expressed as a multiple of base salary. All of the NEOs are meeting their applicable ownership requirements.

	Multiple of Salary without Counting Stock Options	Multiple of Salary Counting Portion of Vested Stock Options
CEO	5 Times	10 Times
Other NEOs	3 Times	6 Times

Because Mr. Beattie retired in 2018, he Is no longer subject to the stock ownership requirements.

Ownership arrangements counted toward the requirements include shares owned outright, those held in Company-sponsored plans and common stock accounts in the DCP and the SBP. A portion of vested stock options may be counted, but then the ownership requirement is doubled.

Newly-elected and newly-promoted officers have approximately six years from the date of their election or promotion to meet the applicable ownership requirement. Under our stock ownership guidelines, the ownership requirement is reduced by one-half at age 60.

Impact of Section 162(m) of the Tax Code on Compensation

Historically, Section 162(m) of the tax code limited the tax deductibility of the compensation of certain executive officers that exceeded $1 million per year unless the compensation was paid under a performance-based plan that has been approved by stockholders. However, due to the elimination of the performance-based compensation exception under Section 162(m) of the tax code as a result of the recent enactment of the Tax Cuts and Jobs Act of 2017, it is likely that some compensation paid after 2017 will no longer satisfy the requirements for tax deductibility under Section 162(m). Our compensation program historically was designed with the intention that compensation paid in various forms may be eligible to qualify for deductibility under Section 162(m) of the tax code, but there have been and may be other exceptions for administrative or other reasons, and the Compensation Committee retains the discretion to award compensation that may not be tax deductible.

Despite the changes to Section 162(m) of the tax code, the Compensation Committee continues to believe that a significant portion of our executive officers’ compensation should be performance based and tied to pre-approved performance measures.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is made up of independent Directors of the Company who have never served as executive officers of the Company. During 2018, none of the Company’s executive officers served on the Board of Directors of any entities whose executive officers serve on the Compensation Committee.

investor.southerncompany.com   63

Executive Compensation Tables

Summary Compensation Table

Name (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Thomas A. Fanning Chairman, President and Chief Executive Officer	2018	1,350,000	9,112,500	1,522,699	880,693	231,749	13,097,691
	2017	1,340,000	8,774,953	1,298,700	4,174,657	113,918	15,702,228
	2016	1,290,192	7,800,022	2,725,125	3,894,646	119,667	15,829,652
Andrew W. Evans Executive Vice President and Chief Financial Officer	2018	800,000	2,199,958	1,177,078	105,985	104,703	4,387,724
	2017	784,615	2,399,974	1,286,400	474,941	122,839	5,068,770
	2016	399,231	4,390,418	569,207	404,923	135,450	5,899,228
Art P. Beattie Former Executive Vice President and Chief Financial Officer	2018	480,262	2,194,479	679,504	3,264,522	560,651	7,179,418
	2017	752,290	2,089,986	1,039,608	2,209,080	46,804	6,137,768
	2016	717,329	1,984,033	1,065,186	1,624,332	42,028	5,432,908
W. Paul Bowers Chairman, President and Chief Executive Officer, Georgia Power	2018	885,171	2,448,751	837,743	1,153,981	51,642	5,377,288
	2017	859,486	2,377,403	1,135,359	2,103,914	53,783	6,529,945
	2016	834,547	2,308,212	1,133,448	1,527,952	51,057	5,855,216

Mark A. Crosswhite Chairman, President and Chief Executive Officer, Alabama Power	2018	799,681	2,216,483	1,222,541	672,043	50,538	4,961,286
	2017	758,588	2,131,235	996,588	1,328,591	46,466	5,261,468
	2016	682,870	1,905,557	934,635	1,279,197	46,058	4,848,317

Stephen E. Kuczynski Chairman, President and Chief Executive Officer, Southern Nuclear	2018	769,564	4,548,410	631,625	280,287	227,196	6,457,083

Column (a)

Compensation for Mr. Evans in 2016 reflects compensation paid on or after July 1, 2016 (subsequent to the completion of the merger of Southern Company Gas and Southern Company) through December 31, 2016.

Mr. Kuczynski was not an NEO in 2016 or 2017.

Column (d)

This column does not reflect the value of stock awards that were actually earned or received in 2018. Rather, as required by applicable rules of the SEC, this column reports the aggregate grant date fair value of performance shares and PRSUs granted in 2018.

The value reported for the performance shares is based on the probable outcome of the performance conditions as of the grant date, using a Monte Carlo simulation model (approximately 57% of the performance share grant value) and the closing price of common stock on the grant date (approximately 43% of the performance share grant value). No amounts will be earned until the end of the three-year performance period on December 31, 2020. The value then can be earned based on performance ranging from 0% to 200%, as established by the Compensation Committee.

The aggregate grant date fair value of the performance shares granted in 2018 assuming that the highest level of performance is achieved is as follows: Fanning — $12,757,568; Evans - $3,079,947; Beattie — $3,072,287; Bowers — $3,428,238; Crosswhite — $3,103,103; and Kuczynski — $2,167,741.

The amounts in column (d) also reflect the grant date fair value of PRSUs granted to all of the NEOs in 2018 as described in the CD&A. The aggregate grant date fair value of the PRSUs granted in 2018 and reported in column (d) is as follows: Fanning — $2,733,766; Evans — $659,984; Beattie — $658,335; Bowers — $734,632; Crosswhite — $664,931; and Kuczynski — $464,510.

The amount in column (d) also reflects the grant date fair value of the performance share units ($1,199,959, assuming the highest level of performance is achieved) and restricted stock

64   Southern Company 2019 Proxy Statement

Executive Compensation Tables

units ($1,800,071) granted to Mr. Kuczynski on May 23, 2018 as described in the CD&A, based on the closing price of common stock on the grant date.

See Note 12 to the financial statements included in the 2018 annual report for a discussion of the assumptions used in calculating these amounts.

Column (e)

The amounts in this column reflect actual payouts under the annual PPP. The amount reported for 2018 is for the one-year performance period that ended on December 31, 2018.

Column (f)

This column reports the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the applicable Pension Plan and supplemental pension plans (collectively, Pension Benefits) as of December 31 of the applicable year.

The Pension Benefits as of each measurement date are based on the NEO’s age, pay and service accruals and the plan provisions applicable as of the measurement date. The actuarial present values as of each measurement date reflect the assumptions the Company selected for cost purposes as of that measurement date; however, the NEOs were assumed to remain employed at any Company subsidiary until their benefits commence at the pension plans’ stated normal retirement date, generally age 65.

Pension values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, annual earnings and the assumptions used to determine the present value, such as the discount rate. For 2018, the discount rate assumption used to determine the actuarial present value of accumulated pension benefits, as required by SEC rules, was higher than in 2017. For Mr. Fanning, this higher discount rate assumption offset the increase in pension value due to passage of time (i.e., one more year of service and one more year closer to normal retirement as defined under the term of the plan).

This column also reports any above-market earnings on deferred compensation under the DCP. However, there were no above-market earnings on deferred compensation in the years reported.

The values reported in this column are calculated pursuant to SEC requirements and are based on assumptions used in preparing the Company’s audited financial statements for the applicable fiscal years. The plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that an NEO will actually accrue or receive under the plans during any given year.

Column (g)

The amounts reported in this column for 2018 are itemized below.

	Perquisites ($)	Tax Reimbursements ($)	Consulting Agreement ($)	Company Contribution to 401(k) Plan ($)	Company Contribution to Supplemental Retirement Plan ($)	Total ($)
Tom Fanning	162,894	0	0	14,025	54,830	231,749
Andrew Evans	12,842	0	0	12,513	79,349	104,703
Art Beattie	38,007	0	500,000	12,170	10,474	560,651
Paul Bowers	6,820	0	0	13,704	31,119	51,642
Mark Crosswhite	10,025	0	0	13,754	26,759	50,538
Stephen Kuczynski	191,293	708	0	9,972	25,223	227,196

Perquisites includes financial planning, personal use of corporate aircraft and other miscellaneous perquisites.

►	Financial planning is provided for most officers of the Company, including all of the NEOs. The Company provides an annual subsidy of up to $8,200 to be used for financial planning, tax preparation fees and estate planning. In the initial year, the allowed amount is $13,200.
►	The Southern Company system has aircraft that are used to facilitate business travel. All flights on these aircraft must have a business purpose, except limited personal use that is associated with business travel is permitted. The amount reported for such personal use is the incremental cost of providing the benefit, primarily fuel costs and airport costs as well as any incidental costs for the crew. Also, if seating is available, the Company permits a spouse or other family member to accompany an employee on a flight. However, because in such cases the aircraft is being used for a business purpose, there is no incremental cost associated with the family travel, and no amounts are included for such travel. Any additional expenses incurred that are related to family travel are included.

investor.southerncompany.com   65

Executive Compensation Tables

►	The Compensation Committee recognizes that permitting limited personal use of system aircraft for certain executives allows the them to continue to perform their duties in a safe, secure environment and promotes safe and effective use of their time. For 2018, the Compensation Committee approved personal use of system air for Mr. Fanning and Mr. Kuczynski. The amount included for Mr. Fanning and Mr. Kuczynski includes $129,277 and $49,565, respectively, in approved personal use of corporate aircraft.
►	The personal safety and security of employees at home, at work and while traveling is of utmost importance to us. The amount reported for Mr. Fanning includes $20,577 related to personal security expenses. Given Mr. Fanning’s profile and high visibility, we believe that the costs of his security program are appropriate and a necessary business expense and that we can benefit from the added security measures for him. Costs reported reflect the ongoing security services provided during 2018.
►	Relocation benefits are provided to cover the costs associated with geographic relocation. In 2018, Mr. Kuczynski received relocation-related benefits in the amount of $123,091 in connection with his relocation from Birmingham, Alabama to be nearer to the Plant Vogtle 3 and 4 construction site. This amount was for the shipment of household goods, incidental expenses related to the move and home sale and home repurchase assistance. Also, as provided in the Company’s relocation policy, tax assistance is provided on the taxable relocation benefits.
►	Other miscellaneous perquisites include the full cost to the Company of providing the following items: personal use of Company-provided tickets for sporting and other entertainment events, spousal expenses related to business travel and gifts distributed to and activities provided to attendees at Company-sponsored events.

As described in the CD&A, the Company entered into a consulting agreement with Mr. Beattie on May 23, 2018. Amounts in this column included the amounts paid out under the agreement to Mr. Beattie during 2018. The term of the agreement expired December 31, 2018.

Grants of Plan-Based Awards in 2018

This table provides information on short-term and long-term incentive compensation awards made in 2018.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (j)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Tom Fanning		18,225	1,822,500	3,645,000
	2/27/2018				1,466	146,553	293,106		6,378,784
	2/27/2018					62,990			2,733,766
Andrew Evans		6,400	640,000	1,280,000
	2/27/2018				354	35,381	70,762		1,539,974
	2/27/2018					15,207			659,984
Art Beattie		6,783	678,300	1,356,600
	2/27/2018				353	35,293	70,586		1,536,143
	2/27/2018					15,169			658,335
Paul Bowers		7,124	712,366	1,424,733
	2/27/2018				394	39,382	78,764		1,714,119
	2/27/2018					16,927			734,632
Mark Crosswhite		6,448	644,800	1,289,600
	2/27/2018				356	35,647	71,294		1,551,552
	2/27/2018					15,321			664,931
Stephen Kuczynski		5,806	580,645	1,161,290
	2/27/2018				249	24,902	49,804		1,083,871
	2/27/2018					10,703			464,510
	5/23/2018					27,278			1,199,959
	5/23/2018							40,920	1,800,071

66   Southern Company 2019 Proxy Statement

Executive Compensation Tables

Columns (c), (d) and (e)

These columns reflect the annual PPP opportunity for the NEOs. The information shown as “Threshold,” “Target” and “Maximum” reflects the range of potential payouts established by the Compensation Committee. The actual amounts earned for 2018 are included in column (e) of the Summary Compensation Table.

Columns (f), (g) and (h)

These columns reflect the long-term PSP performance shares and PRSUs granted to the NEOs in 2018. The information shown as “Threshold,” “Target” and “Maximum” reflects the range of potential shares that can be earned as established by the Compensation Committee for the performance shares, while the information shown as “Target” for the PRSUs reflects the number of potential shares that can be earned if the performance condition is met. Earned performance shares and accrued DEUs will be paid out in common stock following the end of the 2018–2020 performance period, based on the extent to which the performance goals are achieved. Any shares not earned are forfeited. PRSUs vest 1/3 each year only if the performance goal is met for 2018. If the performance goal is met, PRSUs are paid out in common stock after vesting; accrued DEUs are received only if the underlying award is earned. If the performance goal is not met, then all PRSUs are forfeited.

Column (i)

Column (i) reflects the number of RSUs granted to Mr. Kuczynski on the grant date as described in the CD&A.

Column (j)

This column reflects the aggregate grant date fair value of the PSP performance shares, PRSUs and RSUs granted in 2018.

►	For the PSP performance shares, approximately 57% of the value of the performance shares is based on the probable outcome of the performance conditions as of the grant date using a Monte Carlo simulation model ($43.62), while the other approximately 43% is based on the closing price of common stock on the grant date ($43.40).
►	The value of the PRSUs is based on the closing price of common stock on the grant date ($43.40). The assumptions used in calculating these amounts are discussed in Note 12 to the financial statements included in the 2018 annual report.

investor.southerncompany.com   67

Executive Compensation Tables

Outstanding Equity Awards at 2018 Fiscal Year-End

This table provides information about stock options and stock awards (performance shares, PRSUs and RSUs) as of December 31, 2018.

	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Option Exercise Price ($) (c)	Option Expiration Date (d)	Number of Units of Stock That Have Not Vested (#) (e)	Market Value of Units of Stock That Have Not Vested ($) (f)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#) (g)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($) (h)
Tom Fanning	597,345	44.42	2/13/2022
	714,297	44.06	2/11/2023
	1,025,454	41.28	2/10/2024
						39,255	1,724,080
						65,543	2,878,649
						137,433	6,036,057
						152,493	6,697,493
Andrew Evans	—	—	—
						10,737	471,569
						15,823	694,946
						37,588	1,650,865
						36,815	1,616,915
						47,900	2,103,768
Art Beattie	152,082	44.42	2/13/2022
	121,239	44.06	2/11/2023
						9,349	410,608
						15,784	693,233
						32,733	1,437,633
						36,724	1,612,918
Paul Bowers	90,942	31.39	2/16/2019
	233,477	31.17	2/15/2020
	164,377	37.97	2/14/2021
	197,412	44.42	2/13/2022
	235,604	44.06	2/11/2023
	329,250	41.28	2/10/2024
						10,636	467,133
						17,613	733,563
						37,235	1,635,361
						40,978	1,799,754
Mark Crosswhite	63,125	44.42	2/13/2022
	120,681	44.06	2/11/2023
	83,636	41.28	2/10/2024
						9,534	418,733
						15,942	700,173
						33,379	1,466,006
						37,092	1,629,081
Stephen Kuczynski	121,533	44.42	2/13/2022
	145,046	44.06	2/11/2023
				33,593	1,475,405
						6,725	295,362
						11,137	489,137
						23,544	1,034,052
						25,912	1,138,055
						27,992	1,229,409

68   Southern Company 2019 Proxy Statement

Executive Compensation Tables

Columns (b), (c) and (d)

Stock options have not been granted since 2014. Stock options vest one-third per year on the anniversary of the grant date. Options granted from 2009 through 2014 with expiration dates from 2019 through 2024 were fully vested as of December 31, 2017.

Options also fully vest upon death, total disability or retirement and expire three years following death or total disability or five years following retirement, or on the original expiration date if earlier.

Columns (e) and (f)

These columns reflect the number of RSUs held by Mr. Kuczynski as of December 31, 2018, including associated DEUs. As previously described in the CD&A, Mr. Kuczynski was granted RSUs in 2018. The outstanding RSUs reflected in the table vest in equal installments on December 31, 2019, 2020, 2021 and 2022. Vesting will be accelerated if the fuel load authorizations for Plant Vogtle Units 3 and 4 are received from the U.S. Nuclear Regulatory Commission before December 31, 2022.

The value in column (f) is based on the common stock closing price on December 31, 2018 ($43.92).

Columns (g) and (h)

These columns reflect the remaining 2/3 of the PRSUs, including DEUs, granted to the NEOs in 2017. The achievement of the performance goal for these shares was certified by the Compensation Committee on February 12, 2018, and the PRSUs that vested, including the DEUs, are reflected in the Option Exercises and Stock Vested in 2018 table. The remaining PRSUs granted in 2017 will vest on the second and third anniversaries of the grant date.

These columns also reflect the full number and value of PRSUs granted to the NEOs in February 2018 that vest 1/3 each year for a three-year period subject to the achievement of a one-year financial performance goal (Southern Company’s 2018 cash from operations exceeds the amount paid in dividends in 2017) and associated DEUs on the PRSUs. DEUs only pay out if the underlying shares vest. The Compensation Committee certified the achievement of this goal on February 11, 2019, and the first 1/3 vested upon that certification. The remaining 2/3 will vest equally on the second and third anniversaries of the grant date.

Column (g) also reflects the target number of performance shares granted under the PSP that can be earned at the end of each three-year performance period (January 1, 2017 through December 31, 2019 and January 1, 2018 through December 31, 2020). The number of shares reflected in column (g) also reflects the DEUs on the target number of performance shares. DEUs are credited over the performance period but are only received at the end of the performance period if the underlying performance shares are earned.

The performance shares granted for the January 1, 2016 through December 31, 2018 performance period that vested as of December 31, 2018 are reported in the Option Exercises and Stock Vested in 2018 table.

For Mr. Evans, column (g) also reflects unvested shares from a grant of performance share units in September 2016. A portion vests on each of the first three anniversaries of July 1, 2016, the completion of the merger of Southern Company and Southern Company Gas. The remainder may be earned solely based on achievement of a cumulative net income goal for Southern Company Gas over a three-year performance period. The number of shares reflected in column (g) also reflects the DEUs based on the remaining target number of performance share units.

The value in column (h) is derived by multiplying the number of shares in column (g) by the common stock closing price on December 31, 2018 ($43.92). The ultimate number of shares earned, if any, will be based on the actual performance results at the end of each respective performance period.

Option Exercises and Stock Vested in 2018

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Tom Fanning	—	—	104,684	4,611,891
Andrew Evans	—	—	74,054	3,311,058
Art Beattie	—	—	49,303	2,168,764
Paul Bowers	—	—	57,243	2,517,952
Mark Crosswhite	—	—	47,615	2,094,692
Stephen Kuczynski	—	—	39,645	1,743,636

investor.southerncompany.com   69

Executive Compensation Tables

Columns (b) and (c)

Column (b) reflects the number of shares acquired upon the exercise of stock options during 2018 and column (c) reflects the value realized. The value realized is the difference in the market price over the exercise price on the exercise date. None of the NEOs exercised stock options during 2018.

Columns (d) and (e)

Performance share grants made in 2016 were subject to a three-year performance period that ended on December 31, 2018. The award was earned at 95% of target; however, the Compensation Committee exercised discretion to reduce Mr. Fanning's final payout by 51% as discussed in the CD&A. Column (d) includes the performance shares that were earned and associated DEUs, while column (e) reflects the value of the performance shares and associated DEUs, which is derived by multiplying the number of shares that vested by the market value of the underlying shares on December 31, 2018 ($43.92). The value shown in column (e) differs from the amounts shown in the CD&A, which reflects the market value on the date the Compensation Committee made its decisions about PSP payouts (February 11, 2019). Mr. Evans was not an employee at the time of the 2016 grants; thus the amounts shown in this column do not include performance shares from this grant.

These columns also reflect the value of the PRSUs that vested in 2018, including associated DEUs. The value of the PRSUs is derived by multiplying the number of shares that vested by the market value of the underlying shares on the vesting date ($44.68).

For Mr. Evans, column (d) represents vested Gas PSUs that were assumed and converted into time-vesting RSUs. 46,055 RSUs vested on December 31, 2018. The value realized included in column (e) is the number of RSUs that vested multiplied by the closing price on the vesting date ($43.92). For Mr. Evans, column (d) also represents vested performance share units that were granted in September 2016. 22,900 performance share units vested on July 1, 2018. The value realized included in column (e) is the number of performance share units that vested multiplied by the closing price on the vesting date ($46.31).

For Mr. Kuczynski, column (d) represents 8,399 RSUs that were granted on May 23, 2018 and vested on December 31, 2018, including associated DEUs. The value realized in column (e) is the number of RSUs that vested multiplied by the closing price on the vesting date ($43.92).

Pension Benefits at 2018 Fiscal Year-End

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Tom Fanning	Pension Plan	37.00	1,757,435	—
	Supplemental Benefit Plan (Pension-Related)	37.00	18,811,723	—
	Supplemental Executive Retirement Plan	37.00	5,996,599	—
Andrew Evans	Pension Plan	17.00	501,279	—
	Supplemental Benefit Plan (Pension-Related)	17.00	1,529,840	—
Art Beattie	Pension Plan	41.58	2,223,392	58,681
	Supplemental Benefit Plan (Pension-Related)	41.58	11,159,046	0
	Supplemental Executive Retirement Plan	41.58	3,551,730	0
Paul Bowers	Pension Plan	38.67	1,860,333	—
	Supplemental Benefit Plan (Pension-Related)	38.67	9,582,296	—
	Supplemental Executive Retirement Plan	38.67	2,962,740	—
Mark Crosswhite	Pension Plan	13.92	519,387	—
	Supplemental Benefit Plan (Pension-Related)	13.92	2,204,890	—
	Supplemental Executive Retirement Plan	13.92	692,207	—
	Supplemental Retirement Agreement	15.00	3,784,654	—
Stephen Kuczynski	Pension Plan	6.58	251,733	—
	Supplemental Benefit Plan (Pension-Related)	6.58	1,047,800	—
	Supplemental Executive Retirement Plan	6.58	333,971	—

70   Southern Company 2019 Proxy Statement

Executive Compensation Tables

Below is a description of Pension Benefits for persons employed by the Southern Company system other than PowerSecure.

Pension Plan

The Pension Plan is a tax-qualified, funded plan. It is the Company’s primary retirement plan. Substantially all Southern Company system employees participate in this plan after one year of service. Normal retirement benefits become payable when participants attain age 65 and complete five years of participation. Pension benefits are determined using various formulas based on date of hire. Benefits are limited to a statutory maximum. The statutory limit restricts eligible compensation under the pension plan; the limit for 2018 was $275,000.

Final Average Pay Formula – The description below applies to Mr. Fanning, Mr. Beattie, Mr. Bowers, Mr. Crosswhite and Mr. Kuczynski

►	The plan benefit equals the greater of amounts computed using a 1.7% offset formula and a 1.25% formula. The highest three rates of pay out of a participant’s last ten calendar years of service are averaged to derive a final average pay.
►	The 1.7% offset formula amount equals 1.7% of final average pay times years of credited service less an offset related to Social Security benefits. The offset equals a service ratio times 50% of the anticipated Social Security benefits in excess of $4,200. The service ratio adjusts the offset for the portion of a full career that a participant has worked.
►	The 1.25% formula amount equals 1.25% of final average pay times years of credited service. For this formula, the final average pay computation is the same as above, but annual performance-based compensation earned each year is added to the base salary rates.
►	Early retirement benefits become payable once plan participants have, during employment, attained age 50 and completed 10 years of credited service. Participants who retire early from active service receive benefits equal to the amounts computed using the same formulas employed at normal retirement. However, a 0.3% reduction applies for each month (3.6% for each year) prior to normal retirement that participants elect to have their benefit payments commence. For example, 64% of the formula benefits are payable starting at age 55. As of December 31, 2018, all of the NEOs employed on that date and covered under the Final Average Pay Formula were retirement-eligible except Mr. Kuczynski.
►	For NEOs covered under the Final Average Pay formula, the number of years of credited service is one year less than the number of years of employment.

Career Average Pay Formula: The description below applies to Mr. Evans.

►	The plan benefit equals 1% of career average pay plus 0.5% of career average pay in excess of 50% of the Social Security Taxable Wage Base. Eligible compensation includes base pay and annual performance-based compensation.
►	Early retirement benefits become payable once plan participants have, during employment, attained age 55 and completed five years of vesting service. Participants who retire early from active service receive reduced benefits. However, the reduced amount is subsidized so that the reduction from the normal retirement benefit is less severe than a full actuarial reduction. Employees who retire after age 62 with at least 25 years of service are eligible for an unreduced early retirement benefit.
►	As of December 31, 2018, Mr. Evans was not retirement-eligible.

The Pension Plan’s benefit formulas produce amounts payable monthly over a participant’s post-retirement lifetime. At retirement, plan participants can choose to receive their benefits from various forms of payment. All forms pay benefits monthly over the lifetime of the retiree or the joint lifetimes of the retiree and a beneficiary. A reduction applies if a retiring participant chooses a payment form other than a single life annuity. The reduction makes the value of the benefits paid in the form chosen comparable to what it would have been if benefits were paid as a single life annuity over the retiree’s life.

Participants vest in the Pension Plan after completing five years of vesting service. As of December 31, 2018, all of the NEOs were vested in their Pension Plan benefits. Participants who terminate employment after vesting can elect to have their pension benefits commence prior to age 65 provided they met the applicable early retirement age and service provisions. If such an election is made, the early retirement reductions that apply are actuarially determined factors.

If a participant dies while actively employed and is vested in the Pension Plan as of the date of death, the participant’s beneficiary is entitled to survivor benefits.

If participants become totally disabled, periods that Social Security or employer-provided disability income benefits are paid will count as service for benefit calculation purposes. The crediting of this additional service ceases at the point a disabled participant elects to (a) commence retirement payments under the Final Average Pay Formula or (b) qualifies for unreduced benefits under the Career Average Pay Formula. Outside of this extra service crediting, the normal Pension Plan provisions apply to disabled participants.

investor.southerncompany.com   71

Executive Compensation Tables

SBP-P

The SBP-P is an unfunded retirement plan that is not tax qualified. This plan provides highly-paid employees any benefits that the Pension Plan cannot pay due to statutory pay/benefit limits. The SBP-P’s vesting and early retirement provisions mirror those of the Pension Plan. Its disability provisions mirror those of the Pension Plan but cease upon a participant’s separation from service.

Final Average Pay Formula: For participants under the Final Average Pay Formula, the amounts paid by the SBP-P are based on the additional monthly benefit that the Pension Plan would pay if the statutory limits and pay deferrals were ignored. When an SBP-P participant separates from service, vested monthly benefits provided by the benefit formulas are converted into a single sum value. It equals the present value of what would have been paid monthly for an actuarially determined average post-retirement lifetime. The discount rate used in the calculation is based on the 30-year U.S. Treasury yields for the September preceding the calendar year of separation, but not more than six percent.

Vested participants terminating prior to becoming eligible to retire will be paid their single sum value as of September 1 following the calendar year of separation. If the terminating participant is retirement-eligible, the single sum value will be paid in 10 annual installments starting shortly after separation. The unpaid balance of a retiree’s single sum will be credited with interest at the prime rate published in The Wall Street Journal. If the separating participant is a “key man” under Section 409A of the tax code, the first installment will be delayed for six months after the date of separation.

If an SBP-P participant who is subject to the Final Average Pay Formula dies while active after becoming vested in the Pension Plan, the beneficiary of the deceased participant will receive the single sum value in installments as soon as possible following death. The single sum value is calculated as if the participant had survived to age 50 and discounted back to the payment date (if earlier). Spouse beneficiaries receive 100% and non-spouse beneficiaries receive 50% of the single sum value.

Career Average Pay Formula: Vested monthly benefits earned prior to January 1, 2018 are paid in the same forms of payments available under the Pension Plan and are distributed at the later of separation of service of age 62. Vested monthly benefits earned on or after January 1, 2018 are converted into a single sum value similar to the provisions described above.

The SBP-P value shown for Mr. Evans includes $1,259,550, which is the accumulated value earned prior to January 1, 2018 under the AGL Excess Benefit Plan. The AGL Excess Benefit Plan was merged into the SBP-P effective January 1, 2018, but benefits earned under the AGL Excess Benefit Plan still have separate payment features.

If an SBP-P participant who is subject to the Career Average Pay Formula dies while active after becoming vested in the Pension Plan, the beneficiary of the deceased participant is entitled to a survivor benefit. The survivor benefit earned prior to January 1, 2018 is equal to the benefit payable under the 50% Joint and Survivor annuity option and distributed at the later of age 62 or date of death. The survivor benefit earned on or after January 1, 2018 is equal to 50% of the single sum value and is payable following death.

SERP

The SERP is also an unfunded retirement plan that is not tax qualified. This plan provides highly-paid employees covered under the Final Average Pay Formula additional benefits that the Pension Plan and the SBP-P would pay if the 1.7% offset formula calculations reflected a portion of annual performance based compensation. To derive the SERP benefits, a final average pay is determined reflecting participants’ base rates of pay and their annual performance-based compensation amounts, whether or not deferred, to the extent they exceed 15% of those base rates (ignoring statutory limits). This final average pay is used in the 1.7% offset formula to derive a gross benefit. The Pension Plan and the SBP-P benefits are subtracted from the gross benefit to calculate the SERP benefit.

The SERP’s early retirement, survivor benefit and disability provisions mirror the SBP-P’s provisions. SERP benefits do not vest until participants become eligible to retire, so no benefits are paid if a participant terminates prior to becoming retirement-eligible. More information about vesting and payment of SERP benefits following a change in control is included under Potential Payments upon Termination or Change in Control. Effective January 1, 2016, participation in the SERP was closed to new hires and future promotions.

Supplemental Retirement Agreements (SRA)

The Company also provides supplemental retirement benefits to certain employees that were first employed by an affiliate of the Company in the middle of their careers. These SRAs provide for additional retirement benefits by giving credit for years of employment prior to employment with the Company or one of its affiliates. These agreements provide a benefit which recognizes the expertise brought to the Southern Company system, and they provide a strong retention incentive to remain with the Company, or one of its affiliates, for the vesting period and beyond. These supplemental retirement benefits are also unfunded and not tax-qualified.

The Company has an SRA with Mr. Crosswhite. Prior to his employment with the Southern Company system, Mr. Crosswhite provided legal services to Southern Company’s subsidiaries. His agreement provides an additional fifteen years of benefits. Mr. Crosswhite was vested in his benefits as of December 31, 2015.

72   Southern Company 2019 Proxy Statement

Executive Compensation Tables

Pension Benefit Assumptions

The following assumptions were used in the present value calculations for all pension benefits:

►	Discount rate — 4.51% Pension Plan and 4.18% supplemental plans (SBP-P, SERP and SRA) as of December 31, 2018
►	Retirement date — Earliest unreduced retirement age (age 62 for Mr. Evans and age 65 for all other NEOs)
►	Mortality after normal retirement — adjusted RP-2014 mortality tables with generational projections (MP-2018)
►	Mortality, withdrawal, disability and retirement rates prior to normal retirement — None
►	Annual performance-based compensation earned but unpaid as of the measurement date – 100% of target opportunity percentages times base rate of pay for year amount is earned
►	Form of payment for pension benefits
►	Final Average Pay Formula:
►	Pension Plan
►	Male retirees: 25% single life annuity; 25% level income annuity; 25% joint and 50% survivor annuity; and 25% joint and 100% survivor annuity
►	Female retirees: 50% single life annuity; 30% level income annuity; 15% joint and 50% survivor annuity; and 5% joint and 100% survivor annuity
►	Spouse ages – Wives two years younger than their husbands
►	SBP-P, SERP and SRA
►	100% installment
►	Installment determination — 3.75% discount rate for single sum calculation and 4.75% prime rate during installment payment period
►	Career Average Pay Formula:
►	Pension Plan
►	60% life annuity; 40% join and 50% survivor annuity
►	Spouse ages – Wives three years younger than their husbands
►	SBP-P
►	Pre-2018 accruals – 100% single life annuity
►	2018 and beyond accruals – 100% installment
►	Installment determination – 2018 417(e) interest rates and mortality for single sum calculation and 4.75% prime rate during installment payment period

Nonqualified Deferred Compensation as of 2018 Fiscal Year-End

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Tom Fanning	394,745	54,830	136,455	0	6,080,481
Andrew Evans(1)	102,912	79,349	(112,589)	0	2,043,626
Art Beattie	152,343	10,474	26,331	25,393	1,121,612
Paul Bowers	567,680	31,119	(15,367)	0	7,059,829
Mark Crosswhite	249,147	26,759	4,555	0	843,835
Stephen Kuczynski	0	25,223	(6,255)	0	174,278
(1)	The amounts shown for Mr. Evans include a 12/31/2018 balance of $2,020,132 under the AGL NSP, described below.

The Company provides the DCP (excluding PowerSecure employees), which is designed to permit participants to defer income as well as certain federal, state and local taxes until a specified date or their retirement or other separation from service. Up to 50% of base salary and up to 100% of performance-based non-equity compensation may be deferred at the election of eligible employees. As of January 1, 2018, all of the NEOs were eligible to participate in the DCP. Prior to January 1, 2018, Mr. Evans was a participant in the AGL NSP, described below.

Under the DCP, participants make an annual election to choose how much compensation to defer, when those deferrals will be paid and how distributions will be paid (in one to ten annual installments).

DCP participants have various deemed investment options -the stock equivalent account, the prime equivalent account and three equivalent index fund accounts. Under the terms of the DCP participants are permitted to transfer between investments at any time.

The amounts deferred in the stock equivalent account are treated as if invested at an equivalent rate of return to that of an actual investment in common stock, including the crediting of dividend equivalents as such are paid by Southern Company from time to time. It provides participants with an equivalent opportunity for the capital appreciation (or loss) and income of that of a Company stockholder. During 2018, the rate of return in the stock equivalent account was -3.75%.

investor.southerncompany.com   73

Executive Compensation Tables

Participants may also elect to have their deferred compensation deemed invested in the prime equivalent account, which is treated as if invested at a prime interest rate compounded monthly, as published in The Wall Street Journal as the base rate on corporate loans posted as of the last business day of each month by at least 75% of the United States’ largest banks. The interest rate earned on amounts deferred during 2018 in the prime equivalent account was 5.08%.

Participants may also elect to have their deferred compensation deemed invested in three index fund options. A deemed investment means the account is treated as if it is invested in a particular option, even though no investment is actually made. During 2018, the rate of returns under the equivalent index fund accounts were as follows:

►	Equivalent Vanguard institutional 500 Index Fund: -4.41%
►	Equivalent BlackRock Russell 2000 Index Fund: -10.87%
►	Equivalent BlackRock EAFE Equity Index Fund: -13.48%

Under the AGL NSP, each participant has an account which represents a bookkeeping entry reflecting contributions and earnings/losses on the actual performance of the participant’s notional investments. The notional investment options under the AGL NSP mirror the investment options offered under the DCP. Participants are 100% vested in their own contributions and vest in employer-matching contributions over a three-year period according to a vesting schedule. Mr. Evans has met the vesting requirements under the AGL NSP.

Distributions under the AGL NSP occur in the year following the year of termination of employment. Participants have the option of taking distributions, following termination of employment, in the following forms: a single lump sum cash payment; a lump sum cash payment of a portion of the participant’s account with the remainder distributed in up to 10 equal annual installments; or between one to 10 equal annual installments.

Column (b)

This column reports the actual amounts of compensation deferred under the DCP by each NEO in 2018. The amount of salary deferred by the NEOs, if any, is included in the Salary column in the Summary Compensation Table. The amounts of performance-based compensation deferred in 2018 were the amounts that were earned as of December 31, 2017 but were not payable until the first quarter of 2018. These amounts are not reflected in the Summary Compensation Table because that table reports performance-based compensation that was earned in 2018 but not payable until early 2019.

Column (c)

This column reflects contributions under the SBP. Under the tax code, employer-matching contributions are prohibited under the ESP on employee contributions above stated limits, and, if applicable, above legal limits set forth in the tax code.

The SBP is a nonqualified deferred compensation plan under which contributions are made that are prohibited from being made in the ESP. The contributions are treated as if invested in common stock and are payable in cash upon termination of employment in a lump sum or in up to 20 annual installments, at the election of the participant. The amounts reported in this column also were reported in the All Other Compensation column in the Summary Compensation Table.

Column (d)

This column reports earnings or losses on compensation the NEOs elected to defer and on employer contributions under the SBP.

Column (f)

This column includes amounts that were deferred under the DCP or the AGL NSP and contributions under the SBP or the AGL NSP in prior years. The following chart shows the amounts previously reported.

	Amounts Deferred prior to 2018 and previously reported ($)	Employer Contributions prior to 2018 and previously reported ($)	Total ($)
Tom Fanning	3,660,014	573,156	4,233,170
Andrew Evans	272,220	169,503	441,723
Art Beattie	288,313	151,778	440,091
Paul Bowers	3,376,252	225,724	3,035,252
Mark Crosswhite	163,354	65,024	228,378
Stephen Kuczynski	0	31,824	31,824

74   Southern Company 2019 Proxy Statement

Executive Compensation Tables

Potential Payments Upon Termination or Change in Control

This section describes and estimates payments that could be made to the NEOs serving as of December 31, 2018 under different termination and change-in-control events. The estimated payments would be made under the terms of Southern Company’s compensation and benefit program or the change-in-control severance program.

All of the NEOs are participants in Southern Company’s change-in-control severance program for officers. The amount of potential payments is calculated as if the triggering events occurred as of December 31, 2018 and assumes that the price of common stock is the closing market price on December 31, 2018. Because Mr. Beattie retired prior to the end of the year, he is not included in this section.

Description of Termination and Change-in-Control Events

The following charts list different types of termination and change-in-control events that can affect the treatment of payments under the compensation and benefit programs. No payments are made under the change-in-control severance program unless, within two years of the change in control, the NEO is involuntarily terminated or voluntarily terminates for good reason.

Traditional Termination Events

►	Retirement or Retirement-Eligible — Termination of NEO who is at least 50 years old and has at least 10 years of credited service (for NEOs under the Final Average Pay Formula) or age 55 with at least 5 years of vesting service (for Mr. Evans, who is under the Career Average Pay Formula).
►	Resignation — Voluntary termination of NEO who is not retirement-eligible.
►	Lay Off — Involuntary termination of NEO who is not retirement-eligible not for cause.
►	Involuntary Termination — Involuntary termination of NEO for cause. Cause includes individual performance below minimum performance standards and misconduct, such as violation of the Company’s Drug and Alcohol Policy.
►	Death or Disability — Termination of NEO due to death or disability.

Change-in-Control-Related Events

At the Company or the subsidiary company level:

►	Company Change in Control I — Consummation of an acquisition by another entity of 20% or more of common stock or, following consummation of a merger with another entity, the Company’s stockholders own 65% or less of the entity surviving the merger.
►	Company Change in Control II — Consummation of an acquisition by another entity of 35% or more of common stock or, following consummation of a merger with another entity, the Company’s stockholders own less than 50% of the Company surviving the merger.
►	Company Does not Survive Merger — Consummation of a merger or other event and the Company is not the surviving company or the common stock is no longer publicly traded.
►	Subsidiary Company Change in Control — Consummation of an acquisition by another entity, other than another subsidiary of the Company, of 50% or more of the stock of any of the Company’s subsidiaries, consummation of a merger with another entity and the Company’s subsidiary is not the surviving company, or the sale of substantially all the assets of any of the Company’s subsidiaries.

At the employee level:

►	Involuntary Change-in-Control Termination or Voluntary Change-in-Control Termination for Good Reason—Employment is terminated within two years of a change in control, other than for cause, or the employee voluntarily terminates for good reason. Good reason for voluntary termination within two years of a change in control generally is satisfied when there is a material reduction in salary, performance-based compensation opportunity or benefits, relocation of over 50 miles or a diminution in duties and responsibilities.

investor.southerncompany.com   75

Executive Compensation Tables

The following chart describes the treatment of different pay and benefit elements in connection with the Traditional Termination Events as described above.

Program	Retirement/ Retirement-Eligible	Lay Off (Involuntary Termination Not For Cause)	Resignation	Death or Disability	Involuntary Termination (For Cause)
Pension Benefits Plans	Benefits payable as described in the notes following the Pension Benefits table	Benefits payable as described in the notes following the Pension Benefits table	Benefits payable as described in the notes following the Pension Benefits table	Benefits payable as described in the notes following the Pension Benefits table	Benefits payable as described in the notes following the Pension Benefits table
Short-Term Incentive Award	Prorated if before 12/31	Prorated if before 12/31	Forfeit	Prorated if before 12/31	Forfeit
Stock Options	Vest; expire earlier of original expiration date or five years	Vested options expire in 90 days; unvested are forfeited	Vested options expire in 90 days; unvested are forfeited	Vest; expire earlier of original expiration date or three years	Forfeit
Performance Share Units	No proration and paid on regular schedule, depending on amount actually earned	Forfeit	Forfeit	Prorated based on number of months employed during performance period; paid on regular schedule depending on amount actually earned.	Forfeit unpaid award, even if vested
PRSUs	No proration and paid on regular schedule (pending achievement of performance goal)	Forfeit unvested award	Forfeit unvested award	Vest; full payout of unvested amount; payable within 30 days	Forfeit unpaid award, even if vested
RSUs	Forfeit	Prorated vesting	Forfeit	Prorated vesting	Forfeit
Financial Planning Perquisite	Continues for one year	Terminates	Terminates	Continues for one year	Terminates
DCP	Payable per prior elections (lump sum or up to 10 annual installments)	Payable per prior elections (lump sum or up to 10 annual installments)	Payable per prior elections (lump sum or up to 10 annual installments)	Payable to beneficiary or participant per prior elections; amounts deferred prior to 2005 can be paid as a lump sum per the benefit administration committee’s discretion	Payable per prior elections (lump sum or up to 10 annual installments)
SBP–non-pension related	Payable per prior elections (lump sum or up to 20 annual installments)	Payable per prior elections (lump sum or up to 20 annual installments)	Payable per prior elections (lump sum or up to 20 annual installments)	Payable to beneficiary or participant per prior elections; amounts deferred prior to 2005 can be paid as a lump sum per the benefit administration committee’s discretion	Payable per prior elections (lump sum or up to 20 annual installments)

76   Southern Company 2019 Proxy Statement

Executive Compensation Tables

The following chart describes the treatment of payments under compensation and benefit programs under different change-incontrol events, except the pension plans. The pension plans are not affected by change-in-control events.

Program	Company Change in Control I	Company Change in Control II	Company Does Not Survive Merger or Subsidiary Company Change in Control	Involuntary Change-in-Control- Related Termination or Voluntary Change-in- Control-Related Termination for Good Reason
Nonqualified Pension Benefits (except SRA)	All SERP-related benefits vest if participants vested in tax-qualified pension benefits; otherwise, no impact SBP-P benefits vest for all participants and single sum value of benefits earned to change-in-control date paid following termination or retirement	Benefits vest for all participants and single sum value of benefits earned to the change-in-control date paid following termination or retirement	Benefits vest for all participants and single sum value of benefits earned to the change-incontrol date paid following termination or retirement	Based on type of change-in-control event
SRA	Not affected	Not affected	Not affected	Vest
Short-Term Incentive Award	If program is terminated, prorated at greater of target or three-year historical average payout at the applicable business unit	If program is terminated, prorated at greater of target or three-year historical average payout at the applicable business unit	Prorated at greater of target or three-year historical average payout at the applicable business unit	If not otherwise eligible for payment, if the program is still in effect, prorated at target performance level
Stock Options	Not affected	Not affected	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash	Vest
Performance Share Units	Not affected	Not affected	Vest at target and convert to surviving company’s securities; if cannot convert, pay spread in cash	Vest at target
PRSUs	Not affected	Not affected	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash	Vest
RSUs	Not affected	Not affected	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash	Vest
DCP	Not affected	Not affected	Not affected	Not affected
SBP	Not affected	Not affected	Not affected	Not affected
Severance Benefits	Not applicable	Not applicable	Not applicable	Two or three times base salary plus target short-term incentive award
Healthcare Benefits	Not applicable	Not applicable	Not applicable	Up to five years participation in group healthcare plan plus payment of two or three years’ premium amounts
Outplacement Services	Not applicable	Not applicable	Not applicable	Six months

investor.southerncompany.com   77

Executive Compensation Tables

Potential Payments

This section describes and estimates payments that would become payable to the NEOs upon a termination or change in control as of December 31, 2018.

Pension Benefits

The amounts that would have become payable to the NEOs if the Traditional Termination Events occurred as of December 31, 2018 under the Pension Plan, the SBP-P and the SERP are itemized in the following chart. The amounts shown under the Retirement and Resignation or Involuntary Termination columns are amounts that would have become payable to the NEOs that were retirement-eligible on December 31, 2018 and are the monthly Pension Plan benefits and the first of 10 annual installments from the SBP-P and the SERP.

Mr. Evans and Mr. Kuczynski were not retirement-eligible on December 31, 2018. For Mr. Kuczynski, the amounts shown under the Resignation or Involuntary Termination column are the amounts that would have become payable under the Pension Plan as a monthly annuity and payable under the SBP-P as a single sum. For Mr. Evans, the amounts shown under the Resignation or Involuntary Termination column are the amounts that would have become payable under the Pension Plan as a monthly annuity and payable under the SBP-P as a single sum. The SERP value shown is the benefit earned under the AGL Excess Benefit Plan prior to January 1, 2018 and payable as a monthly annuity.

The amounts shown that are payable to a beneficiary in the event of the death of the NEO are the monthly amounts payable to a beneficiary under the Pension Plan and single sum value of benefits for a spouse beneficiary from the SBP-P and the SERP. If an executive designates a non-spouse beneficiary, then the amount payable is 50% of the amount shown. The amounts shown for Mr. Evans are the amounts that would have become payable to his spouse on a monthly basis under the Pension Plan and the SBP-P.

The amounts in this chart are very different from the pension values shown in the Summary Compensation Table and the Pension Benefits table. Those tables show the present values of all the benefit amounts anticipated to be paid over the lifetimes of the NEOs and their beneficiaries. Those plans are described in the notes following the Pension Benefits table.

	Plan	Retirement ($)	Resignation or Involuntary Termination ($)	Death Benefits ($)
Tom Fanning	Pension Plan	11,568	11,568	5,217
	SBP-P	2,225,185	2,225,185	22,251,848
	SERP	709,320	709,320	7,093,205
Andrew Evans	Pension Plan	—	1,642	752
	SBP-P	—	223,015	76,012
	SERP*	—	4,127	1,890
Paul Bowers	Pension Plan	12,235	12,235	5,518
	SBP-P	1,127,045	1,127,045	11,270,450
	SERP	348,470	348,470	3,484,699
Mark Crosswhite	Pension Plan	3,330	3,330	1,502
	SBP-P	292,686	292,686	2,926,855
	SERP	91,886	91,886	918,862
	SRA	502,389	502,389	5,023,893
Stephen Kuczynski	Pension Plan	—	2,358	1,090
	SBP-P	—	1,278,004	1,008,043
	SERP	—	0	321,299
*	The amounts shown for Mr. Evans under the SERP are the amounts he earned under the AGL Excess Benefit Plan prior to January 1, 2018.

78   Southern Company 2019 Proxy Statement

Executive Compensation Tables

As described in the change-in-control chart, the only change in the form of payment, acceleration or enhancement of the pension benefits is that the single sum value of benefits earned up to the change-in-control date under the SBP-P, the SERP and the SRA could be paid as a single payment rather than in 10 annual installments. Also, the SERP benefits vest for participants who are not retirement-eligible upon a change in control. Estimates of the single sum payment that would have been made to the NEOs, assuming termination as of December 31, 2018 following a change-in-control-related event, other than a Company Change in Control I (which does not impact how pension benefits are paid), are itemized below. These amounts would be paid instead of the benefits shown in the Traditional Termination Events chart above; they are not paid in addition to those amounts.

	SBP-P ($)	SERP* ($)	SRA ($)	Total ($)
Tom Fanning	22,251,848	7,093,205	0	29,345,053
Andrew Evans	223,015	4,127	0	227,142
Paul Bowers	11,270,450	3,484,699	0	14,755,149
Mark Crosswhite	2,926,855	918,862	5,023,893	8,869,610
Stephen Kuczynski	1,257,725	400,881	0	1,658,606
*	The amount shown for Mr. Evans under the SERP is the amount he earned under the AGL Excess Benefit Plan prior to January 1, 2018.

The pension benefit amounts in the tables above were calculated as of December 31, 2018 assuming payments would begin as soon as possible under the terms of the plans. Accordingly, appropriate early retirement reductions were applied. Any unpaid annual performance-based compensation was assumed to be paid at 1.30 times the target level. Pension Plan benefits were calculated assuming each NEO chose a single life annuity form of payment, because that results in the greatest monthly benefit. The single sum values were based on a 2.78% discount rate for the Final Average Pay Formula and 2018 IRC 417(e) required interest rates for the Career Average Pay Formula for accruals for 2018 and beyond.

Annual Performance Pay Program

The amount payable in the event of a change in control is the greater of target or the three-year historical average payout at the applicable business unit. Because actual payouts for 2018 performance were above the target level for all of the NEOs, the amount that would have been payable was the three-year historical average payout at the applicable business unit. There is no enhancement or acceleration of payments upon a change in control under the Southern Company Gas PPP.

Stock Options, Performance Shares, PRSUs and RSUs (Equity Awards)

Equity Awards would be treated as described in the Termination and Change-in-Control charts above. If Southern Company consummates a merger and is not the surviving company, all Equity Awards vest and performance shares vest at target. However, there is no payment associated with Equity Awards in that situation unless the participants’ Equity Awards cannot be converted into surviving company awards. In that event, the value of outstanding Equity Awards would be paid to the NEOs. In addition, if there is an Involuntary Change-in-Control Termination or Voluntary Change-in-Control Termination for Good Reason, Equity Awards vest and performance shares vest at target.

For stock options, the value is the excess of the exercise price and the closing price of common stock on December 31, 2018. The value of performance shares, PRSUs and RSUs is calculated using the closing price of common stock on December 31, 2018.

The chart below shows the number of stock options for which vesting would be accelerated and the amount that would be payable if there were no conversion to the surviving company’s stock options. It also shows the number and value of performance share, PRSUs and RSUs that would be paid.

	Number of Equity Awards with Accelerated Vesting (#)				Total Number of Equity Awards Following Accelerated Vesting (#)				Total Payable in Cash without Conversion of Equity Awards ($)
	Stock Options	Performance Shares	PRSUs	RSUs	Stock Options	Performance Shares	PRSUs	RSUs
Tom Fanning	0	289,926	104,798	0	2,337,096	289,926	104,798	0	20,043,477
Andrew Evans	0	122,303	26,560	0	0	122,303	26,560	0	6,538,063
Paul Bowers	0	78,213	28,249	0	1,251,062	78,213	28,249	0	10,639,409
Mark Crosswhite	0	70,471	25,476	0	267,442	70,471	25,476	0	4,434,791
Stephen Kuczynski	0	77,448	17,862	41,991	266,579	77,448	17,862	33,593	5,661,420

investor.southerncompany.com   79

Executive Compensation Tables

DCP and SBP

The aggregate balances reported in the Nonqualified Deferred Compensation table would be payable to the NEOs as described in the Traditional Termination and Change-in-Control-Related Events charts above. There is no enhancement or acceleration of payments under these plans associated with termination or change-in-control events, other than the lump-sum payment opportunity described in the above charts. The lump sums that would be payable are those that are reported in the Nonqualified Deferred Compensation table.

Healthcare Benefits

All of the NEOs except Mr. Evans and Mr. Kuczynski were retirement-eligible as of December 31, 2018. Healthcare benefits are provided to retirees, and there is no incremental payment associated with the termination or change-in-control events, except in the case of a change-in-control-related termination, as described in the Change-in-Control-Related Events chart. The estimated cost of providing healthcare insurance premiums for up to a maximum of three years is $45,284 for Mr. Evans and $37,282 for Mr. Kuczynski.

Financial Planning Perquisite

An additional year of the financial planning perquisite, which is set at a maximum of $8,200 per year, will be provided after retirement for retirement-eligible NEOs.

There are no other perquisites provided to the NEOs under any of the traditional termination or change-in-control-related events.

Severance Benefits

The NEOs are participants in a change-in-control severance plan. The plan provides severance benefits, including outplacement services, if within two years of a change in control they are involuntarily terminated not for cause or they voluntarily terminate for good reason. The severance benefits are not paid unless the NEO releases the employing company from any claims the NEO may have against the employing company.

►	The severance payment is three times the base salary and target payout under the annual PPP for Mr. Fanning and two times the base salary and target payout under the annual PPP for the other NEOs.
►	The estimated cost of providing the six months of outplacement services is $6,000 per NEO.
►	If any portion of the severance amount constitutes an “excess parachute payment” under Section 280G of the tax code and is therefore subject to an excise tax, the severance amount will be reduced unless the after-tax “unreduced amount” exceeds the after-tax “reduced amount.” Excise tax gross-ups will not be provided on change-in-control severance payments.

The table below estimates the severance payments that would be made to the NEOs if they were terminated as of December 31, 2018 in connection with a change in control.

Severance Amount ($)
Tom Fanning	9,517,500
Andrew Evans	2,880,000
Paul Bowers	3,205,649
Mark Crosswhite	2,901,600
Stephen Kuczynski	2,709,676

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 concerning shares of common stock authorized for issuance under the Omnibus Plan. The Omnibus Plan was approved by stockholders in 2011.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	17,453,778	$41.92	10,309,232	(1)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
(1)	Represents shares available for future issuance under the Omnibus Plan.

80   Southern Company 2019 Proxy Statement

Executive Compensation Tables

Pay Ratio Disclosure

We calculated a 2018 pay ratio of 116 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records as of December 31, 2018 and the methodology described below.

After identifying the median employee, as described below, we calculated the median employee’s annual total compensation.

►	The annual total compensation of the median employee, calculated in accordance with the Summary Compensation Table requirements, was $113,035. The median employee’s annual total compensation is comprised of approximately $91,000 in base salary, $16,000 in annual incentive (PPP) payout and $6,000 in ESP matching contributions. In accordance with SEC rules, the amount reflected in the median employee’s compensation for change in pension value is $0 since the actual change in pension value was a negative amount due to interest rate change. The median employee is a Line Maintenance Crew Leader for one of our state-regulated electric utilities.
►	The CEO’s annual total compensation, as reported in the Summary Compensation Table, was $13,097,691.

At December 31, 2018, the Southern Company system had over 31,000 employees across 34 states. We have an average tenure of about 15 years and an annual attrition rate of about 6.5%, which includes about 3.5% of in-service retirements. The majority of our workforce is permanent, and there were less than 115 temporary employees at the end of 2018. Compensation for the majority of our employees includes variable compensation under programs similar to the annual incentive plan (PPP) described in the CD&A. Notwithstanding collective bargained agreements making employees ineligible for variable pay, more than 94% of the total employees are eligible for some type of annual incentive program (including commissions and sales incentive plans). In addition, most employees are eligible to participate in the defined contribution and pension plans described earlier in the executive compensation tables.

We determined our median employee based on an analysis of all employees as of December 31, 2018. We used total cash compensation as reported in Form W-2 for 2018 as our consistently applied compensation measure. We then applied a statistical sampling approach to identify employees who we expected were paid within a +/- 0.1% range above and below our estimated median total cash compensation value. From this group, we selected an employee who was reasonably representative of our median employee based on average employee tenure and age. We did not exclude any employees across the Southern Company system in identifying the median employee nor did we annualize compensation for any of our employees.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

Our Human Capital Beliefs

How we do our work at Southern Company is just as important as what we do. Our employees are our greatest asset, and our actions demonstrate the value we place on our people. We are fully committed to the long-term value that is created by attracting, developing and retaining an engaged, healthy, sustainable and socially responsible workforce, and a robust workforce is a leading indicator of our business performance.

People and Culture Beliefs

►	Our people and culture strategy is linked to our business strategy
►	Our foundation is built on being a citizen wherever we serve – we are fully engaged with and committed to the success of employees, customers, stockholders and communities
►	Our values foster a diverse, inclusive and innovative culture that encourages and embraces change, different ideas and perspectives
►	We believe in and invest in the well-being of our employees through a comprehensive compensation and benefits strategy that includes competitive salary, annual incentive awards for nearly all employees, pension and benefits designed to encourage physical, financial and emotional well-being
►	Our culture is critical to our success and increasingly requires agility, innovation and accountability

investor.southerncompany.com   81

Executive Compensation Tables

►	Development and retention of our talent are core values, and the addition of external hires will help meet the changing business needs to fill critical skill gaps, supplement and diversify talent pipelines and prepare for emerging needs
►	We have a strong employment brand and will continue to evolve it to attract and retain key talent in an increasingly competitive and limited labor market

Human Capital Pillars
Diversity & Inclusion
►	Our values drive our culture, which includes diversity and inclusion
►	We achieve this through our expectations from our senior leadership team including our Chairman and CEO, our management team’s commitment and support through employee network organizations
►	We solicit and respond to feedback from employees through various engagement sources

Rewards & Well-Being
►	We define total well-being in three categories: physical, financial and emotional well-being
►	We provide benefits that support this belief to all employees
►	We continue to evaluate and modernize our plans to ensure they are sustainable for the future

Talent Development
►	Attracting, developing and retaining employees is a priority for our Company
►	Attracting the workforce for today and the future is critical based on the evolving business model – and we are proud of the progress we continue to make in this area
►	Developing leadership skills and competencies for the future is critical to our success and we accomplish this through people moves and external hires
►	We actively engage with employees to understand and respond to the drivers of retention

Community
►	Partnerships with businesses, academic institutions, local governments and other organizations bring new business to our service footprint
►	Our charitable support is designed to focus on the issues critical to the success of the Company, customers and our stockholders; the organizations and agencies we support are as diverse as the communities we serve
►	We foster collaborative partnerships with schools to invest in the next generation with programs such as STEM

Southern Company Accolades for 2018
►	DiversityInc recognized our Company as one of the “Top 50 Companies for Diversity,” as one of the “Top 10 Companies for Veterans”
►	Southern Company was recognized as a top employer for veterans and military personnel by a variety of publications, including GI Jobs magazine, CivilianJobs.com and Military Times EDGE magazine.
►	Black Enterprise magazine named Southern Company one of the “Top 50 Best Companies for Diversity” in its annual survey of the top publicly-traded companies with U.S. operations.
►	We earned a perfect score from the Human Rights Campaign on their Workplace Equality Index
►	We earned a perfect score from American Association of People with Disabilities on their Disability Equality Index

82   Southern Company 2019 Proxy Statement

Say on Pay Proposal

Item 2	The Board recommends a vote FOR this proposal
Advisory Vote to Approve Executive Compensation (Say on Pay)
► As described in the CD&A beginning on page 40, we believe our compensation program provides the appropriate mix of fixed and at-risk compensation. Our short- and long-term performance-based compensation program ties pay to Company performance, rewards achievement of financial and operational goals and relative TSR, encourages individual performance that is consistent with our long-term strategy, is aligned with stockholder interests and remains competitive with our industry peers.

We design our compensation program to attract, engage, competitively compensate and retain our employees. We target the total direct compensation for our executives at market median and place a very significant portion of that target compensation at risk, subject to achieving both short-term and long-term performance goals.

The Compensation Committee believes that our compensation programs effectively align executive pay with performance by:

►	Placing the vast majority (89%) of the CEO’s total compensation at risk
►	Striking the right balance between short- and long-term results
►	Selecting appropriate performance metrics, including market-based measures such as relative TSR, long-term value creation metrics such as EPS and ROE, annual operational goals and individual performance goals that drive our long-term business strategy
►	Actively evaluating any EPS adjustments

At our 2018 annual meeting, we received 95% support of votes cast on our executive compensation program.

Throughout 2018 and into 2019, we continued our robust stockholder outreach program. We reached out to the holders of 50% of our stock and have had over 60 engagements with 40 stockholders or stockholder advisors, representing 35% of our stock. Our Directors, including several of our Compensation Committee members, have participated in key engagements. Feedback from our stockholders is carefully considered by the Compensation Committee in making compensation decisions.

We had many significant financial, operational and strategic successes during 2018. In balancing these accomplishments with the 2018 charge to earnings for the Vogtle construction project, the Compensation Committee reduced calculated 2018 incentive payouts for the CEO and certain other members of senior management to ensure appropriate management accountability and alignment of 2018 incentive payouts with financial performance and stockholder interests. The Compensation Committee reduced the CEO’s calculated incentive payouts for 2018 by about 52% or $6.1 million.

Stockholders are voting to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders approve the compensation of the named executive officers described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and accompanying narrative in the proxy statement.”

Although it is non-binding on the Board, the Compensation Committee will review and consider the vote results when making future decisions about the executive compensation program.

investor.southerncompany.com   83

Audit Committee Matters

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting, including disclosure controls and procedures, and for preparing the Company’s consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries and management’s report on the Company’s internal control over financial reporting in the 2018 annual report with management. The Audit Committee also reviews the Company’s quarterly and annual reporting on Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee’s review process includes discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates and the clarity of disclosures in the financial statements.

The independent registered public accounting firm is responsible for expressing opinions on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting with the criteria established in “Internal Control — Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee has discussed with the independent registered public accounting firm the matters that are required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees and SEC Rule 2-07 of Regulation S-X, Communications with Audit Committees. In addition, in accordance with the rules of the PCAOB, the Audit Committee has discussed with and has received the written disclosures and letter from the independent registered public accounting firm regarding its independence from management and the Company. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence.

The Audit Committee discussed their overall audit scopes and plans separately with the Company’s internal auditors and independent registered public accounting firm. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, evaluations by management and the independent registered public accounting firm of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The Audit Committee also meets privately with the Company’s compliance officer. The Audit Committee held ten meetings during 2018.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the SEC. The Audit Committee also reappointed Deloitte & Touche as the Company’s independent registered public accounting firm for 2019. Stockholders are being asked to ratify that selection at the 2019 annual meeting.

William G.	Juanita Powell	Henry A.	E. Jenner
Smith, Jr., Chair	Baranco	Clark III	Wood III

Policy on Audit and Non-Audit Services

The Audit Committee adopted a Policy on Engagement of the Independent Auditor for Audit and Non-Audit Services that includes preapproval requirements for the audit and non-audit services provided by Deloitte & Touche. All of the services provided by Deloitte & Touche in fiscal years 2018 and 2017 and related fees were approved in advance by the Audit Committee.

►	Under the policy, Deloitte & Touche delivers an annual engagement letter which provides a description of services anticipated to be rendered to the Company by Deloitte & Touche for the Audit Committee to approve. The Audit Committee’s approval of Deloitte & Touche’s annual engagement letter constitutes pre-approval of all services covered in the letter.

84   Southern Company 2019 Proxy Statement

Audit Committee Matters

►	In addition, under the policy, the Audit Committee has pre-approved the engagement of Deloitte & Touche to provide services related to the issuance of comfort letters and consents required for securities sales by the Company and services related to consultation on routine accounting and tax matters.
►	The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee with respect to permissible services up to a limit of $50,000 per engagement. The Chair of the Audit Committee is required to report any pre-approval decisions at the next scheduled Audit Committee meeting.
►	Under the policy, prohibited non-audit services are services prohibited by the SEC to be performed by Deloitte & Touche. These services include bookkeeping or other services related to the preparation of accounting records or financial statements of the Company, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing services, management functions or human resources, broker-dealer, investment advisor or investment banking services, legal services and expert services unrelated to the audit, and any other service that the PCAOB determines, by regulation, is impermissible. In addition, officers of the Company may not engage Deloitte & Touche to perform any personal services, such as personal financial planning or personal income tax services.

Principal Independent Registered Public Accounting Firm Fees

The following represents the fees billed to us for the two most recent fiscal years by Deloitte & Touche.

(in thousands)	2018	2017
Audit Fees(1)	$16,996	$17,259
Audit-Related Fees(2)	1,931	1,532
Tax Fees	—	—
All Other Fees(3)	41	50
Total	$18,968	$18,841
(1)	Includes services performed in connection with financing transactions
(2)	Represents non-statutory audit services
(3)	Represents registration fees for attendance at Deloitte & Touche-sponsored education seminars

Item 3	The Board recommends a vote FOR this proposal
Ratify the Independent Registered Public Accounting Firm for 2019
► The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2019. This appointment is being submitted to stockholders for ratification.

The Audit Committee of the Board of Directors is directly responsible for the appointment, retention and oversight of the independent registered public accounting firm retained to audit our financial statements, including the compensation of such firm and the related audit fee negotiations.

Deloitte & Touche has served as our independent registered public accounting firm since 2002. To ensure continuing independence, the Audit Committee periodically considers whether there should be a change in the independent registered public accounting firm. The Audit Committee and its Chair also participate in the selection of Deloitte & Touche’s lead engagement partner in connection with the mandatory rotation requirements of the SEC.

The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2019. This appointment is being submitted to stockholders for ratification, and the Audit Committee and the Board of Directors believe that the continued retention of Deloitte & Touche to serve as our independent registered public accounting firm is in the best interests of the Company and our stockholders.

Representatives of Deloitte & Touche will be present at the 2019 annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

investor.southerncompany.com   85

Stock Ownership Information

Stock Ownership of Directors and Executive Officers

The following table shows the number of shares of common stock beneficially owned as of February 15, 2019 by Directors, nominees for Director, NEOs and executive officers. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The shares owned by all Directors, nominees, NEOs and executive officers as a group constitute less than one percent of the total number of shares of common stock outstanding.

Directors, Nominees, and Executive Officers	Shares Owned Directly or Indirectly(1)		Deferred Common Stock Units(2)	Shares Individuals Have Rights to Acquire within 60 Days(3)	Total Shares Beneficially Owned(4)
Janaki Akella	—		—	—	—
Juanita Powell Baranco(5)	798		107,995	—	108,793
Art P. Beattie	87,819		—	273,321	361,140
Jon A. Boscia	158,700	(6)	39,668	—	198,368
W. Paul Bowers	137,298		—	1,160,120	1,297,418
Henry A. Clark III	—		32,662	—	32,662
Mark A. Crosswhite	76,373		—	267,442	343,815
Anthony F. Earley, Jr.	23,000		—	—	23,000
Andrew W. Evans	83,909		—	—	83,909
Thomas A. Fanning	222,744		—	2,337,096	2,559,840
David J. Grain	10,791		36,850	—	47,641
Veronica M. Hagen	—		70,210	—	70,210
Donald M. James	—		137,377	—	137,377
John D. Johns	496		51,145	—	51,641
Dale E. Klein	—		28,485	—	28,485
Ernest J. Moniz	—		3,481	—	3,481
William G. Smith, Jr.	8,895		94,177	—	103,073
Steven R. Specker	—		27,580	—	27,580
Larry D. Thompson	14,816		26,546	—	41,362
E. Jenner Wood III	6,462		37,579	—	44,041
Directors and Executive Officers as a Group (27 people)(7)	1,196,738		693,754	5,691,370	7,581,863
(1)	Includes shares held solely by or jointly with family members as follows: Mr. Bowers – 181; Mr. Johns – 486; Mr. Smith – 1,152; and Directors and Executive Officers as a Group – 12,125.
(2)	Represents the number of deferred common stock units held under the Director Deferred Compensation Plan that are payable in common stock or cash upon departure from the Board.
(3)	The shares in this column represent stock options and RSUs.
(4)	Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.
(5)	In addition to the shares reported for her, Ms. Baranco also owns 14,393 deferred share equivalents.
(6)	Includes 99,700 shares held by a family foundation for which Mr. Boscia has voting or investment control.
(7)	This item includes the NEOs and all executive officers serving as of February 15, 2019.

86   Southern Company 2019 Proxy Statement

Stock Ownership Information

Stock Ownership of 5% Beneficial Owners

According to a Schedule 13G/A filed with the SEC on February 6, 2019 by BlackRock, Inc. and a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group (collectively, the Ownership Reports), the following reported beneficial ownership of more than 5% of our outstanding shares of common stock as of December 31, 2018.

Name and Address	Shares Beneficially Owned(1)	Percentage of Class Owned
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	67,971,011	6.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	81,306,516	8.0%
(1)	According to the Ownership Reports, BlackRock Inc. held all of its shares as a parent holding company or control person in accordance with SEC Rule 13(d)-1(b)(1)(ii)(G), and The Vanguard Group held all of its shares as an investment advisor in accordance with SEC Rule 13(d)-1(b)(1)(ii)(E).
According to the Ownership Reports:
►BlackRock Inc. has sole voting power with respect to 60,608,940 of its shares and sole dispositive power with respect to all 67,971,011 of its shares.
►The Vanguard Group has sole voting power with respect to 1,380,485 of its shares, shared voting power with respect to 626,814 of its shares, sole dispositive power with respect to 79,539,452 of its shares and shared dispositive power with respect to 1,767,064 of its shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on our review of Forms 3, 4 and 5 and written representations furnished to us, we believe that the reports required to be filed by reporting persons during the fiscal year ended December 31, 2018 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), were filed on a timely basis except for a Form 5 for Linda P. Hudson to report two transactions during 2015 each involving less than 500 shares and a Form 4 for Anthony L. Wilson to report one transaction during 2017 involving shares held jointly with a family member which was previously disclosed in Mississippi Power’s Information Statement for the 2018 Annual Shareholder Meeting.

investor.southerncompany.com   87

Amendment to the Certificate of Incorporation

Item 4	The Board recommends a vote FOR this proposal
Approve an Amendment to the Certificate of Incorporation to Reduce the Supermajority Vote Requirement to a Majority Vote
► The Board has determined that it is in the best interest of the Company and its stockholders to reduce the current two-thirds supermajority vote requirement in Article Eleventh of the Certificate to a majority vote.

Current Provision in Certificate

Article Eleventh of our Certificate currently requires the affirmative vote of the holders of at least two-thirds of our issued and outstanding common stock in order to:

►	Authorize or create any class of stock preferred as to dividends or assets over the common stock or reclassify the common stock or change the issued shares of common stock into the same or a greater or less number of shares of common stock either with or without par value or reduce the par value of the common stock (collectively, Stock Changes); and
►	Amend, alter, change or repeal Article Twelfth (with respect to preemptive rights), Article Eleventh (with respect to Stock Changes and amendments to the Certificate) or any provision contained in the Certificate or in any amendment thereto which provides for the vote of the holders of at least two-thirds of the issued and outstanding common stock.

Proposed Amendment to Certificate

The proposed amendment to Article Eleventh of the Certificate is as follows:

►	Replace the two-thirds supermajority vote requirement with a requirement that the affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve any Stock Change; and
►	Remove the two-thirds supermajority vote requirement necessary to amend, alter, change or repeal certain provisions of the Certificate, as more fully described above, so that all amendments, alterations, changes or repeals of the Certificate require the affirmative vote of a majority of the issued and outstanding shares of the capital stock of the Company, which is the default voting standard for such actions under Delaware law.

The text of the proposed amendment to Article Eleventh of the Certificate, marked to show changes from the current Article Eleventh, is shown below. If the proposal is approved, it will become effective upon filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we would make promptly after the annual meeting.

Analysis of Provision

A supermajority vote requirement like the one contained in the Certificate is intended to facilitate corporate governance stability and provide protection against self-interested action by large stockholders by requiring broad stockholder consensus to make certain fundamental changes. While such protection can be beneficial to stockholders, as corporate governance standards have evolved, many stockholders and commentators now view this provision as limiting the Board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate governance.

After considering the arguments in favor of and against the existing supermajority vote requirement, the Board voted to propose and declare advisable, and to recommend to stockholders that they approve, an amendment to Article Eleventh of the Certificate to reduce the two-thirds supermajority vote requirement to a majority vote requirement to (1) effect any Stock Changes and (2) amend, alter, change or repeal certain provisions of the Certificate.

88   Southern Company 2019 Proxy Statement

Amendment to the Certificate of Incorporation

Previous Proposals to Amend the Certificate

We proposed similar amendments to the Certificate to reduce the supermajority vote requirement to a majority vote in 2013, 2016 and 2017. The Board recommended that stockholders vote for each of the proposals. The re-submission of the amendment for stockholder vote at this annual meeting is the result of the Board’s ongoing review of the Company’s corporate governance principles, including consideration of a stockholder proposal on this topic.

In 2017, the most recent year this proposal came to vote, the proposal received 98% support of the votes that were cast, representing 62% of the issued and outstanding shares. Despite the strong support, the proposal did not achieve the stockholder vote necessary to pass (affirmative vote of at least two-thirds of the issued and outstanding shares).

The text of the proposed amendment to Article Eleventh of the Certificate of Incorporation, marked to show changes to the current Article Eleventh, is set forth as follows:

ELEVENTH: The corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to this reservation; provided, however, that the corporation shall not, unless authorized by the affirmative vote in favor thereof of the holders of at least ~~two-thirds~~ a majority of the issued and outstanding common stock of the corporation given at any annual meeting of stockholders or at any special meeting called for that purpose, ~~(a)~~ authorize or create any class of stock preferred as to dividends or assets over the common stock or reclassify the common stock or change the issued shares of common stock into the same or a greater or less number of shares of common stock either with or without par value or reduce the par value of the common stock~~, or (b) amend, alter, change or repeal [Intentionally Omitted], Article Twelfth, this provision or any provision contained in the Certificate of Incorporation or in any amendment thereto which provides for the vote of the holders of at least two-thirds of the issued and outstanding common stock~~.

investor.southerncompany.com   89

FAQs about Voting and the Annual Meeting

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass and the effect of abstentions and uninstructed shares on each proposal.

Item	Board Recommendation	Voting Standard	Abstentions	Uninstructed Shares
Item 1 – Election of 15 Directors	FOR	Majority of votes cast for each Director	No effect	No effect
Item 2 – Advisory vote to approve executive compensation (Say on Pay)	FOR	Majority of votes cast	No effect	No effect
Item 3 – Ratification of the appointment of Deloitte & Touche as the independent registered public accounting firm for 2019	FOR	Majority of votes cast	No effect	Discretionary voting by broker permitted
Item 4 – Approve an Amendment to the Certificate of Incorporation to Reduce the Supermajority Vote Requirement to a Majority Vote	FOR	At least two-thirds of issued and outstanding shares	Count as a vote against	Count as a vote against

Q	Who is entitled to vote?
A	All stockholders of record at the close of business on the record date of March 25, 2019 may vote. On that date, there were shares of the Company’s common stock outstanding and entitled to vote.
Q	Can I attend the annual meeting? What do I need to bring to gain admission to the annual meeting? Are there restrictions on what I am permitted to bring into the annual meeting?
A	All stockholders are invited to attend the annual meeting. Stockholders need to bring photo identification, such as a driver’s license, and proof of stock ownership to gain admission to the annual meeting.
If you are a holder of record, the top half of your proxy card is your proof of stock ownership.
If you hold your shares in street name, you will need proof of stock ownership to be admitted to the annual meeting. Acceptable methods to demonstrate proof of ownership are a recent brokerage statement, a letter from your bank or broker or the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail.
Large bags, backpacks and weapons may not be brought into the annual meeting. Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment and electronic devices are not permitted to be used during the annual meeting.
Q	I plan to attend the annual meeting. Can I vote at the meeting?
A	If you are a holder of record, you may vote at the annual meeting. We will have ballots available at the annual meeting.
If you hold your shares in street name and you want to give voting instructions at the annual meeting, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares and bring the legal proxy with you to the annual meeting.
Q	What is notice and access?
A	The SEC’s notice and access rule allows companies to deliver a Notice to stockholders in lieu of a paper copy of the proxy statement and annual report. The Notice provides instructions as to how stockholders can access the proxy statement and the annual report online, contains a listing of matters to be considered at the annual meeting and sets forth instructions as to how shares can be voted. Instructions for requesting a paper copy of the proxy statement and the annual report are set forth on the Notice.
Shares must be voted by internet, by phone or by completing and returning a proxy form. Shares cannot be voted by marking, writing on and/or returning the Notice. Any Notices that are returned will not be counted as votes.

90   Southern Company 2019 Proxy Statement

FAQs about Voting and the Annual Meeting

Q	How do I vote if I do not plan to attend the annual meeting?
A	You may give voting instructions in person or give instructions by internet, by phone or, if you received a printed proxy form, by mail. Information for giving voting instructions is on the Notice or form of proxy and trustee voting instruction form (proxy form).
For those investors whose shares are held by a broker, bank or other nominee, you must complete and return the voting instruction form provided by your broker, bank or nominee in order to instruct your broker, bank or nominee on how to vote.
Q	What shares are included on the proxy form?
A	If you are a stockholder of record, you will receive only one Notice or proxy form for all the shares of common stock you hold in certificate form, in book-entry form and in any Company benefit plan.
Please vote proxies for all accounts to ensure that all of your shares are voted. If you wish to consolidate multiple registered accounts, contact EQ Shareowner Services at 1-800-554-7626 or at www.shareowneronline.com.
Q	Will my shares be voted if I do not vote by internet, by telephone or by signing and returning my proxy form?
A	If you are a holder of record and you do not vote, then your shares will not count in deciding the matters presented for stockholder consideration at the annual meeting.
If you are a current or former Southern Company system employee or other individual who holds shares of common stock in the Southern Company ESP and you do not provide the trustee of the ESP (Trustee) with timely voting instructions, the Pension Fund Investment Review Committee may direct the Trustee how to vote these shares.
Procedures are in place to safeguard the confidentiality of your voting instructions.
If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your shares of common stock.
If your shares are held through a bank, broker or other nominee, your broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the annual meeting. These circumstances include voting your shares on routine matters under NYSE rules, such as the ratification of the appointment of our independent registered public accounting firm described in Item 3 of this proxy statement. With respect to Item 3, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted. The remaining proposals are not considered routine matters under NYSE rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions, the brokerage firm cannot vote the shares on that proposal.
We encourage you to provide instructions to your broker or bank by voting your proxy so that your shares will be voted at the annual meeting in accordance with your wishes.
Q	What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy form?
A	Stockholders should specify their choice for each matter on the proxy form. If no specific instructions are given, proxies which are signed and returned will be voted in accordance with the Board’s recommendations.
Q	Can I change my vote?
A	Yes. If you are a holder of record, you may change your vote by submitting a subsequent proxy, by written request received by the Corporate Secretary prior to the annual meeting or by attending the annual meeting and voting your shares.
If your shares are held through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.
Q	How are votes counted?
A	Each share counts as one vote.
Q	How many votes do you need to hold the annual meeting?
A	A quorum is required to transact business at the annual meeting. Stockholders of record holding shares of stock constituting a majority of the shares entitled to be cast constitutes a quorum.
Abstentions that are marked on the proxy form and broker non-votes are included for the purpose of determining a quorum, but shares that otherwise are not voted are not counted toward a quorum.

investor.southerncompany.com     91

FAQs about Voting and the Annual Meeting

Q	What are broker non-votes?
A

Broker non-votes occur on a matter up for vote when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions and the broker, bank or other nominee indicates on its proxy form, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by NYSE rules.

Q	Can the proxy statement be accessed from the internet?
A	Yes. You can access the proxy statement on our website at investor.southerncompany.com.
Q	Can I request a copy of the Company’s 2018 Annual Report on Form 10-K?
A

Yes. A copy of our 2018 Annual Report on Form 10-K including financial statements, as filed with the SEC, may be obtained without charge upon written request to the Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. You can also access the document on our website at investor.southerncompany.com.

Q	Does the Company offer electronic delivery of proxy materials?
A

Yes. Most stockholders can elect to receive an email that will provide an electronic link to the proxy statement, annual report and proxy voting site. Opting to receive your proxy materials on-line saves us the cost of producing and mailing documents.

You may sign up for electronic delivery when you vote your proxy via the internet or by visiting www.icsdelivery.com/so. Once you enroll for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your enrollment. If you consent to electronic access, you will be responsible for your usual internet-related charges (e.g., on-line fees and telephone charges) in connection with electronic viewing and printing of the proxy statement and annual report. We will continue to distribute printed materials to stockholders who do not consent to access these materials electronically.

Q	What is “householding?”
A

Stockholders sharing a single address may receive only one copy of the proxy statement and annual report or the Notice, unless the transfer agent, broker, bank or other nominee has received contrary instructions from any owner at that address. This practice, known as householding, is designed to reduce printing and mailing costs. If a stockholder of record would like to either participate or cancel participation in householding, he or she may contact EQ Shareowner Services at 1-800-554-7626. If you own indirectly through a broker, bank or other nominee, please contact your financial institution.

Q	Could any additional proposals be raised at the annual meeting?
A

A stockholder has informed us that it intends to present at the annual meeting a proposal requesting the Company annually publish a report of costs and benefits to stockholders and to the climate from the Company’s climate-related activities that are voluntary and exceed regulatory requirements. If this proposal is properly presented at the meeting, the persons appointed to vote the proxies intend to vote shares against the proposal. We do not know of any items, other than those referred to in the Notice and in the preceding sentence, that may properly come before the meeting. If any other business properly comes before the meeting, the proxy holders will vote on those matters in accordance with their best judgment.

Q	When are stockholder proposals due for the 2020 annual meeting of stockholders?
A	The deadline for the receipt of stockholder proposals to be considered for inclusion in our proxy materials pursuant to Rule 14a-8 of the Exchange Act for the 2020 annual meeting is December 7, 2019. Such proposals must comply with the requirements of Rule 14a-8 and be submitted in writing to Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. The proxies solicited by the Board of Directors for the 2020 annual meeting will confer discretionary authority on the proxy holders to vote in their discretion on any stockholder proposal or nomination presented at that meeting that is not included in our proxy materials, unless we are provided written notice of such no later than February 20, 2020.
Q	Who is soliciting my proxy and who pays the expense of such solicitations?
A

Your proxy is being solicited on behalf of the Board.

We pay the cost of soliciting proxies. We have retained D.F. King & Co. to assist with the solicitation of proxies for a fee of $12,500, plus additional fees for telephone and other solicitation of proxies or other services, if needed, and reimbursement of out-of-pocket expenses. Our officers or other employees may solicit proxies to have a larger representation at the meeting. None of these officers or other employees will receive any additional compensation for these services. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the common stock.

92   Southern Company 2019 Proxy Statement

Reconciliation of Non-GAAP Information

In this proxy statement, we show EPS as calculated in accordance with GAAP and adjusted EPS which does not reflect EPS as calculated in accordance with GAAP. Southern Company management uses this non-GAAP measure to evaluate the performance of Southern Company’s ongoing business activities and its annual performance on a basis consistent with the assumptions used in developing applicable performance targets and to compare certain results to prior periods. Southern Company believes this presentation is useful to investors by providing additional information for purposes of evaluating the performance of its business activities. This presentation is not meant to be considered a substitute for financial measures prepared in accordance with GAAP.

	Year Ended December 31,
(In millions, except earnings per share)	2018	2017	2016
Net Income - GAAP	$2,226	$842	$2,448
Average Shares Outstanding	1,020	1,000	951
Basic Earnings Per Share	$2.18	$0.84	$2.57
Net Income - GAAP	$2,226	$842	$2,448
Non-GAAP Excluding Items:
Estimated Loss on Plants Under Construction(1)	1,102	3,366	428
Tax Impact	(376)	(975)	(164)
Loss on Plant Scherer Unit 3(2)	—	33	—
Tax Impact	—	(13)	—
Acquisition, Disposition and Integration Impacts(3)	(35)	35	120
Tax Impact	294	12	(38)
Wholesale Gas Services(4)	(42)	57	4
Tax Impact	4	—	(4)
Litigation Settlement(5)	(24)	—	—
Tax Impact	6	—	—
Equity Return Related to Kemper IGCC Schedule Extension(6)	—	(47)	(29)
Tax Impact	—	(9)	(5)
Adoption of Tax Reform(7)	(27)	(284)	—
Net Income - Excluding Items	$3,128	$3,017	$2,760
Basic Earnings Per Share - Excluding Items	$3.07	$3.02	$2.90
(1)	Net income for all periods presented includes charges and associated legal expenses related to Mississippi Power’s construction and abandonment of the Kemper IGCC. Additionally, the year ended December 31, 2018 includes a $95 million credit to net income primarily resulting from the reduction of a state income tax valuation allowance recorded in 2017 related to a net operating loss carryforward associated with the Kemper IGCC. Net income for the year ended December 31, 2018 includes a $1.1 billion charge ($0.8 billion after tax) for an estimated probable loss on Georgia Power’s construction of Plant Vogtle Units 3 and 4. These items significantly impacted net income and earnings per share. Additional pre-tax closure costs, including mine reclamation, of up to $25 million for Mississippi Power’s Kemper IGCC may occur through 2020. Mississippi Power is also currently evaluating its options regarding the final disposition of the carbon dioxide pipeline and is in discussions with the Department of Energy regarding property closeout and disposition, for which the related costs could be material. Further charges for Georgia Power’s Plant Vogtle Units 3 and 4 may occur; however, the amount and timing of any such charges is uncertain.
(2)	Net income for the year ended December 31, 2017 includes a $32.5 million write-down ($20 million after tax) of Gulf Power’s ownership of Plant Scherer Unit 3 as a result of a retail rate case settlement.
(3)	Net income for the year ended December 31, 2018 includes: (i) a net combined $291 million pre-tax gain ($51 million after-tax loss) on the sales of Elizabethtown Gas, Elkton Gas, Florida City Gas, and Pivotal Home Solutions by Southern Company Gas; (ii) a $42 million (pre tax and after tax) goodwill impairment charge associated with the sale of Pivotal Home Solutions; (iii) a $119 million pre-tax ($89 million after tax) impairment charge associated with Southern Power’s disposition of Plants Stanton and Oleander; and (iv) $95 million pre tax ($77 million after tax) of other acquisition, disposition and integration costs. Net income for the years ended December 31, 2017 and 2016 includes costs related to the acquisition and integration of Southern Company Gas and net income for the year ended December 31, 2017 also includes costs related to the dispositions of Elizabethtown Gas and Elkton Gas. Additionally, net income for the year ended December 31, 2016 includes costs related to the acquisitions of PowerSecure International, Inc. and the 50% interest in Southern Natural Gas Company, L.L.C. Further impacts are expected to be recorded in 2019 including a preliminary gain of $2.5 billion pre tax ($1.3 billion after tax) in connection with the sale of Gulf Power, as well as impacts related to Southern Power’s announced sale of Plant Mankato. Further costs are also expected to continue to occur in connection with the integration of Southern Company Gas; however, the amount and duration of such expenditures is uncertain.
(4)	Net income for all periods presented includes the Wholesale Gas Services business of Southern Company Gas. Presenting net income and earnings per share excluding Wholesale Gas Services provides investors with an additional measure of operating performance that excludes the volatility resulting from mark-to-market and lower of weighted average cost or current market price accounting adjustments.

investor.southerncompany.com   93

Reconciliation of Non-GAAP Information

(5)	Net income for the year ended December 31, 2018 includes the settlement proceeds of Mississippi Power’s claim for lost revenue resulting from the 2010 Deepwater Horizon oil spill in the Gulf of Mexico.
(6)	Net income for the years ended December 31, 2017 and 2016 includes allowance for funds used during construction (AFUDC) equity as a result of extending the schedule for the Kemper IGCC construction project beyond the dates assumed when Southern Company’s 2016 and 2017 earnings guidance was initially presented. AFUDC equity ceased in connection with the project’s suspension in June 2017. Southern Company believes presentation of earnings per share excluding these amounts provided investors with information comparable to guidance. Management also used such measures to evaluate Southern Company’s performance.
(7)	Net income for the years ended December 31, 2018 and 2017 includes net tax benefits as a result of implementing federal tax reform. During 2018, Southern Company obtained and analyzed additional information that was not initially available or reported as provisional amounts at December 31, 2017. Additional adjustments are not expected. Southern Company believes presentation of earnings per share excluding these amounts provided investors with information comparable to guidance. Management also used such measures to evaluate Southern Company’s performance.

Cautionary Note Regarding Forward-Looking Statements

Southern Company’s 2019 proxy statement contains forward-looking statements based on current expectations and plans that involve risks and uncertainties. Forward-looking statements include, among other things, statements concerning key financial objectives, GHG emission reduction goals and the construction and startup of Plant Vogtle Units 3 and 4. Southern Company cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized.

The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information:

►

the impact of recent and future federal and state regulatory changes, including environmental laws and regulations, and also changes in tax (including federal tax reform legislation) and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations;

►

the extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal combustion residuals, including amounts for required closure of ash ponds and ground water monitoring;

►	current and future litigation or regulatory investigations, proceedings or inquiries, including litigation and other disputes related to the Kemper County energy facility;
►

the effects, extent and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate, including from the development and deployment of alternative energy sources;

►	variations in demand for electricity and natural gas;
►	available sources and costs of natural gas and other fuels;
►

the ability to complete necessary or desirable pipeline expansion or infrastructure projects, limits on pipeline capacity, and operational interruptions to natural gas distribution and transmission activities;

►	transmission constraints;
►	effects of inflation;
►

the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of facilities, including Plant Vogtle Units 3 and 4 which includes components based on new technology that only recently began initial operation in the global nuclear industry at this scale, including changes in labor costs, availability and productivity; challenges with management of contractors, subcontractors or vendors; adverse weather conditions; shortages, increased costs or inconsistent quality of equipment, materials and labor; contractor or supplier delay; non-performance under construction, operating or other agreements; operational readiness, including specialized operator training and required site safety programs; engineering or design problems; design and other licensing-based compliance matters including the timely resolution of Inspections, Tests, Analyses and Acceptance Criteria and the related approvals by the U.S. Nuclear Regulatory Commission (NRC); challenges with start-up activities, including major equipment failure and system integration; and/or operational performance;

94   Southern Company 2019 Proxy Statement

Cautionary Note Regarding Forward-Looking Statements

►

the ability to construct facilities in accordance with the requirements of permits and licenses (including satisfaction of NRC requirements), to satisfy any environmental performance standards and the requirements of tax credits and other incentives and to integrate facilities into the Southern Company system upon completion of construction;

►	investment performance of the employee and retiree benefit plans and nuclear decommissioning trust funds;
►	advances in technology;
►	the ability to control operating and maintenance costs;
►	ongoing renewable energy partnerships and development agreements;
►

state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to return on equity, equity ratios and fuel and other cost recovery mechanisms;

►

the ability to successfully operate the electric utilities’ generating, transmission and distribution facilities and Southern Company Gas’ natural gas distribution and storage facilities and the successful performance of necessary corporate functions;

►	legal proceedings and regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia PSC approvals and NRC actions;
►

under certain specified circumstances, a decision by holders of more than 10% of the ownership interests of Plant Vogtle Units 3 and 4 not to proceed with construction and the ability of other Vogtle owners to tender a portion of their ownership interests to Georgia Power following certain construction cost increases;

►

in the event Georgia Power becomes obligated to provide funding to Municipal Electric Authority of Georgia (MEAG) with respect to the portion of MEAG’s ownership interest in Plant Vogtle Units 3 and 4 involving Jacksonville Electric Authority, any inability of Georgia Power to receive repayment of such funding;

►	the inherent risks involved in operating and constructing nuclear generating facilities;
►	the inherent risks involved in transporting and storing natural gas;
►	the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities;
►	internal restructuring or other restructuring options that may be pursued;
►	potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries;
►	the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required;
►	the ability to obtain new short- and long-term contracts with wholesale customers;
►	the direct or indirect effect on the Southern Company system’s business resulting from cyber intrusion or physical attack and the threat of physical attacks;
►	interest rate fluctuations and financial market conditions and the results of financing efforts;
►	access to capital markets and other financing sources;
►	changes in Southern Company’s and any of its subsidiaries’ credit ratings;
►	the ability of Southern Company’s electric utilities to obtain additional generating capacity (or sell excess generating capacity) at competitive prices;
►	catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events, or other similar occurrences;
►

the direct or indirect effects on the Southern Company system’s business resulting from incidents affecting the U.S. electric grid, natural gas pipeline infrastructure or operation of generating or storage resources;

►	impairments of goodwill or long-lived assets; and
►	the effect of accounting pronouncements issued periodically by standard-setting bodies.

Southern Company expressly disclaims any obligation to update any forward-looking information.

investor.southerncompany.com   95

The Southern Company Footprint

Our Companies

Electric Utilities	Southern Power
►Alabama Power ►Georgia Power ►Mississippi Power	►Leading U.S. wholesale energy provider ►About 50 natural gas, wind, solar and biomass projects across U.S.

Southern Company Gas	PowerSecure
►Natural gas distribution utilities in Georgia, Illinois, Tennessee and Virginia
►73,000 miles of state-regulated natural gas distribution pipelines with 2,600 miles of intrastate natural gas transmission infrastructure
►Distributed infrastructure technologies, energy efficiency and utility infrastructure solutions

C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735
SCAN TO
VIEW MATERIALS & VOTE
Please consider furnishing your voting instructions electronically by internet or by phone. Processing paper forms is more than twice as expensive as electronic instructions.
If you vote by internet or phone, please do not mail this form.
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 21, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by The Southern Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 21, 2019. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date this proxy card and return it in the enclosed postage-paid envelope we have provided or return it to The Southern Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
THANK YOU
VIEW PROXY STATEMENT AND ANNUAL REPORT ON THE INTERNET
www.proxyvote.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E67117-P19155-Z74386	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE SOUTHERN COMPANY

The Board of Directors recommends a vote FOR each nominee in Item 1.
1.	Election of 15 Directors:		For	Against	Abstain
	1a.	Janaki Akella	☐	☐	☐
	1b.	Juanita Powell Baranco	☐	☐	☐
	1c.	Jon A. Boscia	☐	☐	☐
	1d.	Henry A. Clark III	☐	☐	☐
	1e.	Anthony F. Earley, Jr.	☐	☐	☐
	1f.	Thomas A. Fanning	☐	☐	☐
	1g.	David J. Grain	☐	☐	☐
	1h.	Donald M. James	☐	☐	☐
	1i.	John D. Johns	☐	☐	☐
	1j.	Dale E. Klein	☐	☐	☐
	1k.	Ernest J. Moniz	☐	☐	☐
	1l.	William G. Smith, Jr.	☐	☐	☐

		For	Against	Abstain

	1m. Steven R. Specker	☐	☐	☐

	1n. Larry D. Thompson	☐	☐	☐

	1o. E. Jenner Wood III	☐	☐	☐

The Board of Directors recommends a vote FOR Items 2, 3 and 4.

2.	Advisory vote to approve executive compensation	☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2019	☐	☐	☐

4.	Approval of an amendment to the Certificate of Incorporation to reduce the supermajority vote requirement to a majority vote	☐	☐	☐

UNLESS OTHERWISE SPECIFIED ABOVE, THE SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

NOTE: The last instruction received in either paper or electronic form prior to the deadline will be the instruction included in the final tabulation.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 5, 2019.		This Form of Proxy will be voted as specified by the undersigned. If no choice is indicated, the shares will be voted as the Board of Directors recommends. On other matters that come before the annual meeting, and any adjournments or postponements thereof, the Proxies are authorized to vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
(Not Transferable)

2019 Annual Meeting of Stockholders
10 a.m., ET, May 22, 2019

The Lodge Conference Center at Callaway Gardens
4500 Southern Pine Drive
Pine Mountain, GA 31822

Please present this Admission Ticket, along with photo identification, in order to gain admittance to the meeting.

Ticket admits only the stockholder(s) listed
on the reverse side and is not transferable.

Directions to Meeting Site:

From Atlanta, GA - Take I-85 south to I-185 (Exit 21), then take Exit 34, Georgia Highway 18. Take Georgia Highway 18 east to Callaway.

From Birmingham, AL - Take U.S. Highway 280 east to Opelika, AL, then I-85 north to Georgia Highway 18 (Exit 2). Take Georgia Highway 18 east to Callaway.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The proxy statement and the annual report are available at www.proxyvote.com.

E67118-P19155-Z74386

FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM	FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND PLAN TRUSTEE

If a stockholder of record, the undersigned hereby appoints Thomas A. Fanning, Andrew W. Evans and James Y. Kerr II, or any of them, Proxies, with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Southern Company, to be held at The Lodge Conference Center at Callaway Gardens in Pine Mountain, Georgia, on May 22, 2019, at 10:00 a.m., ET, and any adjournments or postponements thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form.

If a beneficial owner holding shares through The Southern Company Employee Savings Plan (ESP), the undersigned directs the trustee of the ESP (Trustee) to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournments or postponements thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form. Procedures are in place to safeguard the confidentiality of your voting instructions. If you do not provide the Trustee with timely voting instructions, the Pension Fund Investment Review Committee may direct the Trustee how to vote these shares.

This Form of Proxy and Trustee Voting Instruction Form (Form of Proxy) is solicited jointly by the Board of Directors of The Southern Company and the Trustee pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not voted electronically, this Form of Proxy should be mailed in the enclosed envelope to the Company’s proxy tabulator at 51 Mercedes Way, Edgewood, NY 11717. The deadline for receipt of the Form of Proxy for the Trustee is 11:00 a.m., ET, on Tuesday, May 21, 2019. The deadline for receipt of shares of record voted through the Form of Proxy is 9:00 a.m., ET, on Wednesday, May 22, 2019. The deadline for receipt of instructions provided electronically is 11:59 p.m., ET, on Tuesday, May 21, 2019.

The proxy tabulator will report separately to the Proxies named above and to the Trustee as to proxies received and voting instructions provided, respectively.

THIS FORM OF PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. ON OTHER MATTERS THAT COME BEFORE THE ANNUAL MEETING, AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION.

Continued and to be voted and signed on reverse side.